Exhibit 10.1

EXECUTION VERSION

THIS AGREEMENT IS NOT, AND IS NOT INTENDED TO BE AN OFFER FOR THE PURCHASE, SALE, EXCHANGE, HYPOTHECATION, OR OTHER TRANSFER OF SECURITIES FOR PURPOSES OF THE SECURITIES ACT OR THE EXCHANGE ACT. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE LAWS INCLUDING ALL APPLICABLE SECURITIES LAWS.

AMENDED AND RESTATED TRANSACTION SUPPORT AGREEMENT

This Amended and Restated Transaction Support Agreement (together with the exhibits and schedules attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of December 31, 2020, is entered into by and among:

(a)

Peabody Energy Corporation, a Delaware corporation (“PEC”), each of the guarantors (the “Subsidiary Guarantors”) of the 2022 Notes, the RemainCo Notes, the Term Facility, and the RemainCo L/C Facility (each as defined below), each of the issuers and guarantors (other than PEC) (the “Wilpinjong Entities”) of the Wilpinjong Term Loans (as defined below) and the Wilpinjong Notes (as defined below), and Peabody Global Holdings, LLC, as set forth in the signature pages to this Agreement (collectively, the ”Company Parties,” the “Company,” or “Peabody”);

(b)	each of the Revolving Lenders, including in its respective capacity as an L/C Issuer, if applicable (each as defined below);

(c)	JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement; and

(d)	the Consenting Noteholders[1] (as defined below).

[1]

For the avoidance of doubt, any affiliates or related parties of any such Consenting Noteholder shall not be deemed to be Consenting Noteholders themselves. The Parties acknowledge and agree that all representations, warranties, covenants, and other agreements made by any Consenting Noteholder that is a separately managed account of or advised by an investment manager are being made only with respect to the Claims held by such separately managed or advised account (in the amount identified on the signature pages hereto), and shall not apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by other accounts that are managed or advised by such investment manager. The Parties further acknowledge and agree that all representations, warranties, covenants, and other agreements made by any Consenting Noteholder that is an investment advisor, sub-advisor, or manager of managed accounts are being made solely in such Consenting Noteholder’s capacity as an investment advisor, sub-advisor, or manager to the beneficial owners of the 2022 Notes specified on the applicable signature pages hereto (in the amount identified on such signature pages), and shall not apply to (or be deemed to be made in relation to) such investment advisor, sub-advisor, or manager in any other capacity, including, without limitation, in its capacity as an investment advisor, sub-advisor, or manager of other managed accounts.

EXECUTION VERSION

This Agreement collectively refers to the Company Parties, the Administrative Agent, the Revolving Lenders, and the Consenting Noteholders signatory hereto as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company, the Revolving Lenders, the Term Lenders (as defined below) and the Administrative Agent are parties to the Credit Agreement under which the aggregate principal amount of Revolving Commitments (as defined below) is approximately $540 million;

WHEREAS, the Company and the 2022 Notes Indenture Trustee (as defined below) are parties to the 2022 Notes Indenture (as defined below), under which the 2022 Notes were issued in the original aggregate amount of $500 million, and the current aggregate amount of the 2022 Notes outstanding is approximately $459 million;

WHEREAS, the Parties have negotiated or been apprised of the terms of a restructuring of the 2022 Notes and the Revolving Facility in good faith and at arm’s length, as set forth and as specified in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the “Term Sheet” and, such transactions as described in this Agreement, the Offering Memorandum (as defined below), and the Term Sheet, the “Transaction”);

WHEREAS, the Transaction contemplated in this Agreement, the Offering Memorandum and the Term Sheet will be effectuated through (a) an exchange offer conducted by the Company of 2022 Notes for New Notes and the other consideration described in the Offering Memorandum and the Term Sheet (the “Notes Exchange Offer”), (b) a restructuring of the Revolving Commitments (as defined below) and the obligations owing by the Company to the Revolving Lenders for the consideration described in the Term Sheet (the “RCF Restructuring”), (c) consents to proposed amendments to the 2022 Notes Indenture to be implemented through a supplemental indenture having the terms set forth in the Offering Memorandum (the “2022 Notes Seventh Supplemental Indenture”) and (d) an amendment (the “Credit Agreement Amendment”) to certain terms of the Credit Agreement having terms consistent in all respects with those set forth in the Term Sheet;

WHEREAS, this Agreement sets forth the agreement among the Parties concerning their respective commitments, subject to the terms and conditions hereof, to implement the Transaction; and

WHEREAS, this Agreement amends and restates the original Transaction Support Agreement, dated as of December 24, 2020, among the Parties.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

EXECUTION VERSION

AGREEMENT

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Term Sheet or as otherwise expressly set forth herein. The following terms used in this Agreement are defined as:

“2022 Notes” means the 6.000% senior secured notes due 2022 issued by PEC pursuant to the 2022 Notes Indenture.

“2022 Notes Claims” means any Claims arising under or related to the 2022 Notes Indenture with respect to the 2022 Notes.

“2022 Notes Claims Transfer” has the meaning set forth in Section 8 hereof.

“2022 Notes Claims Transferor” has the meaning set forth in Section 8 hereof.

“2022 Notes Documents” means, collectively, the 2022 Notes Indenture, all other documents entered into pursuant to or in connection with the 2022 Notes Indenture and all amendments and supplements thereto.

“2022 Notes Indenture” means that certain indenture, dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time), by and between Peabody Securities Finance Corporation, a Delaware corporation and a wholly owned subsidiary of PEC, as escrow issuer, and the 2022 Notes Indenture Trustee, as supplemented by a supplemental indenture, dated as of April 3, 2017 (and as further amended, modified or otherwise supplemented to the date hereof), among Peabody, Peabody Securities Finance Corporation, the subsidiary guarantors party thereto and the 2022 Notes Indenture Trustee, pursuant to which PEC became a co-obligor of the 2022 Notes, and, thereafter, PEC became the sole issuer of the 2022 Notes upon the merger of Peabody Securities Finance Corporation with and into PEC, with PEC as the surviving corporation.

“2022 Notes Indenture Trustee” means Wilmington Trust, National Association.

“2022 Notes Permitted Transferee” has the meaning given to such term in Section 8 hereof.

“2022 Notes Seventh Supplemental Indenture” has the meaning set forth in the preamble hereof.

“Ad Hoc Group” means the ad hoc group of Consenting Noteholders represented by the Ad Hoc Group Advisors.

“Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP, Houlihan Lokey Capital, Inc. and Norton Rose Fulbright Australia.

“Administrative Agent” has the meaning set forth in the preamble hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Agreement” has the meaning set forth in the preamble hereof.

EXECUTION VERSION

“Agreement Effective Date” has the meaning set forth in Section 25 hereof.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, recapitalization, receivership, assignment for the benefit of creditors, merger, consolidation, business combination, joint venture, partnership, sale of assets (other than ordinary course sales or sales of de minimis assets), financing (debt or equity), or restructuring of or involving any of the Company Parties (or any of their assets, liabilities, or equity interests), other than the Transaction.

“Automatic Termination Event” has the meaning set forth in Section 7 hereof.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are authorized or required by law to close.

“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed undisputed, secured, or unsecured, each as set forth in section 101(5) of title 11 of the United States Code.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement (as amended, restated, supplemented or otherwise modified from time to time), dated as of April 3, 2017, by and among PEC, the other Grantors party thereto, the Administrative Agent, the 2022 Notes Trustee and Wilmington Trust, National Association, as Priority Collateral Trustee and Junior Collateral Trustee.

“Company” has the meaning set forth in the preamble hereof.

“Company Counsel Opinion” means a legal opinion from Jones Day, as counsel for the Company, reasonably acceptable to the Consenting Noteholders and the Revolving Lenders.

“Company Parties” has the meaning set forth in the preamble hereof.

“Company Released Party” means each of: (a) the Company Parties; (b) the predecessors, successors, and assigns of each of the foregoing; and (c) the current and former shareholders, employees, agents, officers, directors, trustees, partners, members, managers, professionals, attorneys, and financial advisors of each of the foregoing, in each case in their capacity as such.

EXECUTION VERSION

“Company Termination Event” has the meaning set forth in Section 7 hereof.

“Consenting Noteholders” means, subject to footnote 1 hereof, collectively, (a) the undersigned holders of 2022 Notes and (b) in their capacity as such, the undersigned investment advisors, sub-advisors, or managers of discretionary accounts (together with their respective successors and permitted assigns) that hold 2022 Notes and that have authority to bind, and by executing this Agreement do thereby bind, the beneficial owners of such 2022 Notes to the terms of this Agreement.

“Consenting Noteholder Termination Event” has the meaning set forth in Section 7 hereof.

“Consenting Noteholder Transferee Joinder” has the meaning set forth in Section 8 hereof.

“Consenting Parties” means, collectively, the Consenting Noteholders, the Revolving Lenders, and the Administrative Agent.

“Consenting Party Released Claims” has the meaning given to such term in Section 11(b) hereof.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Credit Agreement” means that certain Credit Agreement (as amended, supplemented or otherwise modified from time to time), dated as of April 3, 2017, by and among Peabody, the Revolving Lenders, the Term Lenders, and the Administrative Agent.

“Credit Agreement Amendment” has the meaning set forth in the preamble hereof.

“Credit Agreement Documents” means the Credit Agreement and all other documents entered into pursuant to or in connection with the Credit Agreement and all amendments and supplements thereto.

“Definitive Closing Documents” means all Definitive Documents other than those in clauses (a) and (b) specified in the definition thereof.

“Definitive Documents” means: (a) the Descriptions of Notes, the Offering Memorandum used in connection with the Notes Exchange Offer and the issuance of the New Notes, and any other securities offering or exchange offer documents used in connection with the Transaction; (b) any consent solicitation statements or other solicitation materials, including any related notices, ballots, or other election

EXECUTION VERSION

forms used in connection with the Transaction; (c) any credit agreements, Credit Agreement amendments or indentures (including supplemental indentures) to be entered into in connection with the Transaction, including the Wilpinjong Notes Indenture, the RemainCo Notes Indenture, the 2022 Notes Seventh Supplemental Indenture, the Credit Agreement Amendment, the Wilpinjong Credit Agreement and the RemainCo Letters of Credit Agreement; (d) any security or collateral documents entered into in connection with the Transaction; (e) any intercreditor agreements or collateral trust agreements entered into in connection with the Transaction, including entering into the New Collateral Trust Agreement; and (f) all other ancillary and related documents and instruments entered into in connection with the Transaction. Except as otherwise set forth in this Agreement, all of the documents in the foregoing clauses (a) through (f) shall be consistent in all respects with the terms set forth in this Agreement and the Term Sheet and shall otherwise be acceptable in form and substance to (i) the Company, (ii) each Revolving Lender and (iii) each Consenting Noteholder, each in its or their reasonable discretion.

“Definitive Noteholder Closing Documents” means any indentures and any ancillary or other documents related thereto to be entered into in connection with the Transaction, including the Wilpinjong Notes Indenture and the RemainCo Notes Indenture.

“Definitive RCF Closing Documents” means any credit agreements, revolving credit facilities, letters of credit, and any ancillary or other documents related thereto to be entered into in connection with the Transaction, including the Wilpinjong Credit Agreement and the RemainCo Letters of Credit Agreement.

“Descriptions of Notes” means, together, the RemainCo Notes DoN and the Wilpinjong Notes DoN.

“Exchange Act” has the meaning set forth in Section 3 hereof.

“Existing Documents” means, collectively, the 2022 Notes, the 2022 Notes Documents, the Credit Agreement Documents, the Collateral Trust Agreement and all documents and agreements (including amendments) related thereto.

“L/C Issuer” has the meaning given to that term in the Credit Agreement.

“Mutual Termination Event” has the meaning set forth in Section 7 hereof.

“New Collateral Trust Agreement” means a collateral trust agreement to be entered into as of the Settlement Date, by and among (a) Wilmington Trust, as priority collateral trustee for and on behalf of holders of the Wilpinjong Notes and the Wilpinjong Term Loan and any priority lien holder that becomes party to such New Collateral Trust Agreement after the Settlement Date in accordance with the terms thereof, (b) Wilmington Trust, as junior collateral trustee for and on behalf of the holders of any Priority Lien Obligations and any other junior lien holder that becomes party to such New Collateral Trust Agreement after the Settlement Date in accordance with the terms thereof, (c) the Wilpinjong Entities, (d) the Wilpinjong Notes Indenture Trustee and (e) the Wilpinjong Administrative Agent.

EXECUTION VERSION

“New Notes” means, collectively, the Wilpinjong Notes and the RemainCo Notes to be issued as part of the Notes Exchange Offer.

“New Loans” means, collectively, the Wilpinjong Term Loans and the RemainCo Letters of Credit to be issued as part of the RCF Restructuring.

“Notes Exchange Commencement Date” means December 24, 2020.

“Notes Exchange Offer” has the meaning set forth in the preamble hereof.

“Offering Memorandum” means that definitive offer to exchange to be used in the Notes Exchange Offer.

“Other Released Party” means each of: (a) the Consenting Parties and each of their Affiliates; (b) the predecessors, successors, and assigns of each of the foregoing, and (c) the current and former employees, agents, officers, directors, trustees, partners, members, managers, professionals, attorneys, and financial advisors of each of the foregoing, in each case in their capacity as such.

“Parties” has the meaning set forth in the preamble hereof.

“Peabody” has the meaning set forth in the preamble hereof.

“PEC” has the meaning set forth in the preamble hereof.

“Permitted Transferee” has the meaning set forth in Section 8(b) hereof.

“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.

“Priority Collateral Trustee” has the meaning given to that term in the Collateral Trust Agreement.

“Priority Lien Obligations” has the meaning given to that term in the Collateral Trust Agreement.

“Public Disclosure” has the meaning set forth in Section 28 hereof.

“RCF Permitted Transferee” has the meaning given to such term in Section 8 hereof.

“RCF Restructuring” has the meaning set forth in the preamble hereof.

EXECUTION VERSION

“RemainCo L/C Facility” means the letter of credit facility to be established as part of the RCF Restructuring, consistent in all respects with the terms set forth in the Term Sheet.

“RemainCo Letters of Credit” means the Letters of Credit to be issued under the RemainCo L/C Facility.

“RemainCo Letters of Credit Agreement” means the letter of credit agreement to document the RemainCo L/C Facility.

“RemainCo Notes” means the 8.500% senior secured notes due 2024 to be issued by PEC pursuant to the RemainCo Notes Indenture.

“RemainCo Notes Documents” means, collectively, the RemainCo Notes Indenture, all other documents entered into pursuant to or in connection with the RemainCo Notes Indenture and all amendments and supplements thereto.

“RemainCo Notes DoN” means the Description of Notes for the RemainCo Notes attached hereto as Exhibit B and otherwise in form and substance acceptable to the Consenting Noteholders.

“RemainCo Notes Indenture” means an indenture, to be entered into by and between PEC and the RemainCo Indenture Trustee, consistent in all respects with the Offering Memorandum and otherwise in form and substance acceptable to the Consenting Parties.

“RemainCo Notes Indenture Trustee” means Wilmington Trust, National Association.

“Required Consenting Parties” means each of the (a) Consenting Noteholders holding, collectively, more than 66.67% by principal face amount of all 2022 Notes held by the Consenting Noteholders as of the time of determination and (b) the Revolving Lenders holding, collectively, more than 50% by principal face amount of all Revolving Commitments held by the Revolving Lenders as of the time of determination.

“Revolving Commitment” has the meaning given to that term in the Credit Agreement.

“Revolving Facility” has the meaning given to that term in the Credit Agreement.

“Revolving Facility Claims” means any Claims arising under or related to the Credit Agreement with respect to the Revolving Facility.

“Revolving Facility Transfer” has the meaning set forth in Section 8 hereof.

“Revolving Facility Transferor” has the meaning set forth in Section 8 hereof.

EXECUTION VERSION

“Revolving Lender” has the meaning given to that term in the Credit Agreement.

“Revolving Lender Termination Event” has the meaning set forth in Section 7 hereof.

“Revolving Lender Transferee Joinder” has the meaning set forth in Section 8 hereof.

“SEC” has the meaning set forth in Section 3 hereof.

“Securities Act” has the meaning set forth in Section 3 hereof.

“Security Agreement” means that certain Priority Lien Pledge and Security Agreement, dated as of April 3, 2017, among PEC, the PEC subsidiaries identified therein, and the Priority Collateral Trustee.

“Settlement Date” means the date on which the Transaction is consummated in accordance with the terms and conditions set forth in this Agreement, the Term Sheet, and each of the Definitive Documents.

“Subsidiary Guarantors” has the meaning set forth in the preamble hereof.

“Sureties” has the meaning given to that term in the Sureties TSA.

“Sureties TSA” means the Transaction Support Agreement, dated as of November 6, 2020, by and among PEC, the PEC subsidiaries party thereto, and the Sureties.

“Term Facility” has the meaning given to that term in the Credit Agreement.

“Term Lender” has the meaning given to that term in the Credit Agreement.

“Term Sheet” has the meaning set forth in the preamble hereof.

“Termination Date” has the meaning set forth in Section 7 hereof.

“Termination Event” means any of a Consenting Noteholder Termination Event, a Revolving Lender Termination Event, a Company Termination Event, a Mutual Termination Event, or an Automatic Termination Event.

“Transaction” has the meaning set forth in the preamble hereof.

“Wilpinjong Administrative Agent” means JPMorgan Chase Bank, N.A.

“Wilpinjong Credit Agreement” means a Credit Agreement, to be entered into by and among the Wilpinjong Entities, the Wilpinjong Administrative Agent and the Revolving Lenders, consistent in all respects with the terms set forth in the Term Sheet.

EXECUTION VERSION

“Wilpinjong Entities” has the meaning set forth in the preamble hereof.

“Wilpinjong Notes” means the 10.000% senior secured notes due 2024 issued by the Wilpinjong Entities pursuant to the Wilpinjong Notes Indenture.

“Wilpinjong Notes Documents” means, collectively, the Wilpinjong Notes Indenture, all other documents entered into pursuant to or in connection with the Wilpinjong Notes Indenture and all amendments and supplements thereto.

“Wilpinjong Notes DoN” means the Description of Notes for the Wilpinjong Notes attached hereto as Exhibit C and otherwise in form and substance acceptable to the Consenting Noteholders.

“Wilpinjong Notes Indenture” means an indenture, to be entered into by and between the Wilpinjong Entities and the Wilpinjong Indenture Trustee, consistent in all respects with the Offering Memorandum and otherwise in form and substance acceptable to the Consenting Parties.

“Wilpinjong Notes Indenture Trustee” means Wilmington Trust, National Association.

“Wilpinjong Term Loan Documents” means the Wilpinjong Credit Agreement and all documents entered into pursuant to or in connection with the Wilpinjong Credit Agreement and all amendments and supplements thereto.

“Wilpinjong Term Loans” means the Wilpinjong New Structurally Senior Term Loans (as such term is defined in the Term Sheet).

2. Incorporation by Reference; Definitive Documents.

(a)

The exhibits hereto are fully incorporated by reference herein and are made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate all exhibits hereto; provided, however, that (i) to the extent that there is a conflict between this Agreement, on the one hand, and the Descriptions of Notes or the Term Sheet, on the other hand, the terms and provisions of the Descriptions of Notes or the Term Sheet shall govern, (ii) to the extent that there is a conflict between the Term Sheet, on the one hand, and the Descriptions of Notes, on the other hand, the terms and provisions of the Term Sheet shall govern, and (iii) to the extent that there is a conflict between the Term Sheet, the Descriptions of Notes or this Agreement, on the one hand, and the Definitive Closing Documents, on the other hand, the terms and provisions of the Definitive Closing Documents shall govern. This Agreement, the Descriptions of Notes, the Term Sheet, or any provision hereof or thereof, may not be modified, waived, amended, or supplemented, except in accordance with Section 19 hereof.

EXECUTION VERSION

(b)

The Parties recognize that time is of the essence and therefore, as soon as is reasonably practicable, the Parties will negotiate and, thereafter, execute the Definitive Documents implementing the Transaction in form and substance consistent with this Agreement, the Descriptions of Notes and the Term Sheet.

(c)

Without limiting any applicable consent rights of the Consenting Noteholders or the Revolving Lenders with respect to the Definitive Documents, if the Definitive RCF Closing Documents impose restrictive covenants on any Company Party or contain events of default that, in either case, irrespective of whether such covenant or event of default is set forth in the Term Sheet, are less favorable to such Company Party than similar obligations or restrictions imposed on such Company Party under the New Notes as set forth in the Descriptions of Notes (as reasonably determined in good faith by the Ad Hoc Group Advisors in consultation with counsel to the Company Parties), then the Definitive Noteholder Closing Documents shall contain terms that impose the same restrictive covenants on such Company Party, contain the same events of default, and/or provide to the holders of New Notes the same remedies or prepayment rights provided to the Revolving Lenders that are set forth in the Definitive RCF Closing Documents, or terms that are reasonably equivalent (as reasonably determined in good faith by the Ad Hoc Group Advisors in consultation with counsel to the Company Parties). Each Party hereto acknowledges and agrees that (i) the Term Sheet sets forth the material terms of the Revolving Lenders’ agreement, (ii) the Descriptions of Notes set forth the material terms of the Consenting Noteholders’ agreement, (iii) certain economic terms set forth in the Term Sheet and the Descriptions of Notes are different, and (iv) subject to section 2(a), the material terms in the Definitive Documents will be consistent with the Term Sheet and Descriptions of Notes, as applicable (subject to the foregoing sentence and paragraph 34 below); however, for terms in the Definitive Documents other than economic terms specifically addressed in the Term Sheet, it is the intent of the Parties for the terms of the Definitive Noteholder Closing Documents to provide substantially the same terms to holders of the New Notes as are provided to the Revolving Lenders under the terms of the Definitive RCF Closing Documents and that it would be an exercise of reasonable discretion if a Party were to withhold its consent to the form or substance of any Definitive Document if such Definitive Document deviated from the foregoing intent in any material respect.

3. Commitments of the Company. Subject to the terms and conditions of this Agreement, the Company agrees that, so long as no Termination Event has occurred:

(a)

on the Settlement Date, the Company will effectuate the RCF Restructuring in accordance with the provisions of this Agreement and the Term Sheet, including by entering into the Definitive Closing Documents in connection with the RCF Restructuring;

EXECUTION VERSION

(b)

on the Notes Exchange Commencement Date (unless such date is extended in accordance with the terms of this Agreement), the Company will distribute the documents for the Notes Exchange Offer to holders of the 2022 Notes in accordance with the provisions of this Agreement, the Offering Memorandum, the Term Sheet and the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder;

(c)

on a timely basis, the Company shall negotiate in good faith the Definitive Closing Documents with the respective Parties thereto and execute and deliver each Definitive Closing Document to which it is to be a party;

(d)

the Company shall (i) use commercially reasonable efforts as permitted under applicable laws and regulations to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the Transaction and all other actions contemplated in connection therewith and under the Definitive Documents, (ii) take any action reasonably requested by any Consenting Party to facilitate the implementation and consummation of the Transaction, and (iii) refrain from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents;

(e)

to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, the Company will support and take all steps reasonably necessary or desirable to address any such impediment;

(f)

the Company shall promptly pay when due all the reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of the advisors for the Administrative Agent, the Revolving Lenders and the Ad Hoc Group in accordance with their respective engagement letters, if any. Nothing, in this Section 3(f) shall, or shall be deemed to, modify, amend, limit, or otherwise alter the terms of or obligations under the Credit Agreement Documents, the 2022 Notes Documents, or any other agreement or undertaking entered into by the Company;

(g)

the Company shall use commercially reasonable efforts to seek additional support for the Transaction, including the Notes Exchange Offer, from holders of 2022 Notes and Revolving Facility Claims to the extent reasonably prudent;

EXECUTION VERSION

(h)

to the extent the Ad Hoc Group Advisors or counsel to the Administrative Agent reasonably identify, in consultation with counsel to the Company Parties, (i) any material defects, errors or omissions, with respect to the liens granted by the Company in favor of the Priority Collateral Trustee on the collateral securing the Priority Lien Obligations, the Company shall take such actions as are reasonably requested by the Ad Hoc Group Advisors or counsel to the Administrative Agent, in consultation with the Company Parties and their counsel, to promptly correct such material defects, errors or omissions, in a manner reasonably satisfactory to the Ad Hoc Group Advisors and counsel to the Administrative Agent or (ii) any material property (including real property) of the Company Parties (with materiality determined in the reasonable discretion of the Ad Hoc Group Advisors and counsel to the Administrative Agent, in consultation with the Company Parties) on which liens have not been granted by the Company in favor of the Priority Collateral Trustee to secure the Priority Lien Obligations, the Company shall agree to take actions reasonably requested by the Ad Hoc Group Advisors or counsel to the Administrative Agent to promptly grant liens on such property in favor the Priority Collateral Trustee to secure the Priority Lien Obligations including, without limitation by promptly executing and delivering control agreements for accounts in form and substance reasonably acceptable to the Priority Collateral Trustee, the Ad Hoc Group Advisors and counsel to the Administrative Agent (including for that certain account with an account number ending in 1560) or by transferring funds from accounts without such control agreements into accounts where such agreements have been executed and delivered; provided that, after the Company Parties have undertaken commercially reasonable efforts to promptly correct any such defects, errors or omissions or to promptly take such reasonably requested actions, the failure to so remedy such defects, errors or omissions or to take such actions shall not be a condition precedent to the occurrence of the Transaction, but the Company shall correct any such defects, errors or omissions or take such actions on a post-closing timeline reasonably acceptable to the Ad Hoc Group Advisors and counsel to the Administrative Agent (but in no event later than 90 days after the Settlement Date or such later date as the Ad Hoc Group Advisors and the Administrative Agent may agree in their reasonable discretion); provided, further, that the obligations in this Section 3(h) shall survive the Termination Date;

(i)

the Company shall not object to, delay or impede the Transaction or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein, or in the Offering Memorandum or the Term Sheet, or take any other action that is barred by this Agreement;

EXECUTION VERSION

(j)

the Company will not directly or indirectly arrange, participate in or consent to any credit facility, bond issuance, or other financing, rights offering, or issuance of debt or equity securities (including in connection with any exchange), or otherwise support or participate in any reorganization, merger, consolidation, business combination, or other recapitalization or debt restructuring, of the Company (whether through a judicial process or otherwise) other than in the ordinary course of business or in connection with the Transaction;

(k)

the Company will not exchange or offer to exchange any 2022 Notes other than pursuant to the Notes Exchange Offer, or, except as expressly contemplated by this Agreement, solicit consents to any amendment, modification or supplement to the 2022 Notes Indenture, the Credit Agreement, the Collateral Trust Agreement or any related guarantees, security documents, intercreditor agreements or ancillary documents;

(l)

the Company will not seek, solicit, support, formulate, entertain, encourage, engage in any inquiries or discussions concerning, or enter into any agreements relating to any Alternative Transaction, and if the Company receives an unsolicited bona fide proposal or expression of interest in undertaking an Alternative Transaction, the Company will, within 24 hours of the receipt of such proposal or expression of interest, notify counsel to the Administrative Agent and the Ad Hoc Group Advisors of the receipt thereof, with such notice to include the material terms thereof, including the identity of the person or group of persons involved in making such proposal;

(m)

the Company will promptly provide a Consenting Party with any documentation or information that is reasonably requested by such Consenting Party or is reasonably necessary to consummate the Transactions and that is not unduly burdensome to the Company to provide, subject to any confidentiality restrictions to which the Company may be subject;

(n)

the Company will conduct its business in the ordinary course consistent with past practice and in light of then-current market conditions, and use its best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations required to operate the Company’s business, (iii) keep available the services of its directors, officers and key employees, (iv) maintain satisfactory relationships with its customers, suppliers and others having material business relationships with it, (v) manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice and (vi) maintain their good standing under the laws of the state or other jurisdictions in which they are incorporated or organized. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Company shall not:

EXECUTION VERSION

(i)	amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

(ii)

split, combine or reclassify any shares of capital stock of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company securities;

(iii)

issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company securities or amend any term of any Company security (in each case, whether by merger, consolidation or otherwise);

(iv)

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business of the Company and in a manner that is consistent with past practice;

(v)

sell, lease or otherwise transfer, or create or incur any lien on, any of the Company’s assets, securities, properties, interests or businesses, other than in the ordinary course of business consistent with past practice;

(vi)	make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(vii)	make any payment in satisfaction of any existing funded indebtedness other than regularly scheduled payments of interest and principal;

(viii)	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(ix)

enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Company or any of its Affiliates or any successor thereto or that could, after the Settlement Date, limit or restrict in any material respect the Company or any of its respective Affiliates, from engaging or competing in any line of business, in any location or with any Person; or

EXECUTION VERSION

(x)	enter into any agreement or arrangement that waives, releases or assigns any material rights, claims or benefits of the Company;

(o)

the Company will use commercially reasonable efforts to obtain any and all necessary or required governmental, regulatory and/or third-party approvals and consents for the implementation or consummation for the Transaction;

(p)

the Company will promptly notify the Ad Hoc Group Advisors and counsel to the Administrative Agent as to: (i) any material change in the business or financial (including liquidity) performance of the Company Parties; (ii) the status and progress of the Transactions, including progress in relation to the Note Exchange Offer and the negotiations of the Definitive Closing Documents; (iii) the status of obtaining any necessary or desirable authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange; (iv) any material governmental or third party complaints, litigations, investigations or hearings; (v) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or could reasonably be expected to result in the termination of, this Agreement; (vi) any matter or circumstance that constitutes or could reasonably be expected to constitute a material impediment to the implementation or consummation of the Transaction; (vii) any notice of any commencement of any involuntary insolvency proceedings of PEC or any other Company Party or any of their Affiliates, or material legal suit for payment of debt or securement of security from or by any person in respect of the Company; and (viii) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and

(q)

the Company will not (i) waive any of the conditions to consummation of the Transaction set forth in the Definitive Documents or (ii) amend any of the terms of the Definitive Documents, in each case, without the prior written consent of each Consenting Party, as applicable.

4. Commitments of the Revolving Lenders. Subject to the terms and conditions of this Agreement, each Revolving Lender (severally and not jointly) and solely in their capacity as a Revolving Lender and not in any other capacity agrees that, so long as no Termination Event has occurred:

(a)

on a timely basis, such Revolving Lender shall negotiate in good faith the Definitive Closing Documents with the Company and execute and deliver each Definitive Closing Document to which it is to be a party;

EXECUTION VERSION

(b)

such Revolving Lender shall (i) use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Transaction and all other actions contemplated in connection therewith; (ii) use commercially reasonable efforts to take any action reasonably requested by any of the Company Parties to facilitate the implementation and consummation of the Transaction, and (iii) refrain from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement;

(c)

to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, each Revolving Lender will support and take all commercially reasonable steps reasonably necessary or desirable to address any such impediment provided such support and steps do not adversely affect the consideration such Revolving Lender will receive pursuant to the Transaction in any material respect;

(d)	such Revolving Lender shall use commercially reasonable efforts to support the approval and implementation of the Transaction;

(e)	such Revolving Lender shall validly exchange its Revolving Commitments in the RCF Restructuring in accordance with the applicable procedures set forth in the Term Sheet;

(f)	such Revolving Lender shall provide all requisite consents required for the Credit Agreement Amendment, consistent with this Agreement and the Term Sheet;

(g)	such Revolving Lender shall not withdraw or revoke its consent with respect to the Transaction, except as otherwise expressly permitted pursuant to this Agreement;

(h)	such Revolving Lender shall not:

(i)

object to, delay or impede the Transaction or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein or in the Term Sheet, or take any other action that is barred by this Agreement;

(ii)	vote for, consent to, support or participate in the formulation of any other restructuring, exchange or settlement of any of the Revolving Commitments; or

EXECUTION VERSION

(iii)	solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) through (iii) of this subsection (h);

(i)

such Revolving Lender shall use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary to support, facilitate, implement, consummate, or otherwise give effect to the Transaction; and

(j)	such Revolving Lender shall not instruct the Administrative Agent to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transaction.

5. Commitments of the Consenting Noteholders. Subject to the terms and conditions of this Agreement, each Consenting Noteholder (severally and not jointly) and solely in their capacity as a 2022 Noteholder and not in any other capacity agrees that, so long as no Termination Event has occurred:

(a)	on a timely basis, such Consenting Noteholder shall negotiate in good faith the Definitive Documents with the Company and execute and deliver each Definitive Document to which it is to be a party;

(b)

such Consenting Noteholder shall (i) use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Transaction and all other actions contemplated in connection therewith, (ii) use commercially reasonable efforts to take any action reasonably requested by any of the Company Parties to facilitate the implementation and consummation of the Transaction, and (iii) refrain from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement;

(c)

to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transaction, each Consenting Noteholder will support and take all commercially reasonable steps reasonably necessary or desirable to address any such impediment provided such support and steps do not adversely affect the consideration such Consenting Noteholder will receive pursuant to the Transaction in any material respect;

(d)	such Consenting Noteholder shall use commercially reasonable efforts to support the approval and implementation of the Transaction;

(e)

such Consenting Noteholder shall timely exchange and tender (or cause to be tendered) all of its 2022 Notes in accordance with the applicable procedures set forth in the Notes Exchange Offer and prior to the Early Tender Date (as defined in the Offering Memorandum), including with respect to any 2022 Notes for which such Consenting Noteholder serves (now or hereafter) as the nominee, investment manager, or advisor for beneficial holders thereof;

EXECUTION VERSION

(f)	such Consenting Noteholder shall provide, in accordance with the Notes Exchange Offer, all requisite consents required for execution of the 2022 Notes Seventh Supplemental Indenture;

(g)

such Consenting Noteholder shall not withdraw or revoke its tender or consent with respect to the Notes Exchange Offer and the 2022 Notes Seventh Supplemental Indenture, except as otherwise expressly permitted pursuant to the Offering Memorandum or this Agreement;

(h)	such Consenting Noteholder shall not:

(i)

object to, delay or impede the Transaction or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein or in the Term Sheet, or take any other action that is barred by this Agreement;

(ii)	vote for, consent to, support or participate in the formulation of any other restructuring, exchange or settlement of any of the 2022 Notes; or

(iii)	solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) through (iii) of this subsection (h);

(i)

such Consenting Noteholder shall use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary to support, facilitate, implement, consummate, or otherwise give effect to the Transaction;

(j)

such Consenting Noteholder shall not instruct the 2022 Notes Indenture Trustee to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transaction.

6. Conditions Precedent.

(a)

It shall be a condition precedent to the occurrence of the Settlement Date, and each Party’s obligation to consummate the Transaction (it being understood and agreed that upon satisfaction or waiver by each Party (except as provided in Section 6(a)(i) hereof) of the conditions set forth in this Section 6(a), each Party shall be obligated to consummate the Transaction), that:

EXECUTION VERSION

(i)

the aggregate principal amount of 2022 Notes exchanged pursuant to the Notes Exchange Offer shall not be lower than 95% of the aggregate principal amount of outstanding 2022 Notes; provided that such condition may be waived by the Company with the prior written consent of the Required Consenting Parties;

(ii)	all Revolving Lenders have entered into the RCF Restructuring;

(iii)

each of the Definitive Closing Documents shall have, if applicable, been duly executed and delivered by each party thereto and shall be in full force and effect (and all conditions precedent to effectiveness thereunder shall have been satisfied or waived in accordance with the terms thereof) at or substantially concurrently with the Settlement Date; provided that a Party’s failure to execute and deliver a Definitive Closing Document to which it is a party and which it is required to execute and deliver pursuant to this Agreement shall not be a condition precedent to such Party’s obligations; and

(iv)	the Termination Date shall not have occurred.

(b)

It shall be a condition precedent to the occurrence of the Settlement Date and to the Company’s obligation to consummate the Transaction (it being understood and agreed that upon satisfaction or waiver by the Company of the conditions set forth in this Section 6(b), the Company shall be obligated to consummate the Transaction) that:

(i)

the representations and warranties of the Consenting Parties contained in Section 10 hereof shall be true and correct in all material respects at and as of the date hereof and as of the Settlement Date with the same effect as if made at and as of such date and after giving effect to the Transactions (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date); and

(ii)

the Consenting Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Settlement Date.

(c)

It shall be a condition precedent to the occurrence of the Settlement Date and a Consenting Party’s obligation to consummate the Transaction (it being understood and agreed that upon satisfaction or waiver by a Consenting Party of the conditions set forth this Section 6(c), such Consenting Party shall be obligated to consummate the Transaction) that:

EXECUTION VERSION

(i)

the representations and warranties of the Company contained in Section 10 hereof shall be true and correct in all respects at and as of the date hereof and as of the Settlement Date with the same effect as if made at and as of such date and after giving effect to the Transaction (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(ii)

the Company shall have performed and complied, in all material respects, with all of its respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance on or prior to the Settlement Date;

(iii)	the Company shall have delivered the Company Counsel Opinion to each Consenting Party;

(iv)

no development or change occurring after the date hereof, and no information becoming known after the date hereof, that, in the reasonable judgment of the Consenting Noteholders or the Revolving Lenders results in or would reasonably be expected to result in a material change in, or material deviation from, the information provided by the Company to the Consenting Parties prior to the date of this Agreement, including, without limitation, a material change in the terms of the Transaction or in the post-Transaction corporate and capitalization structure of Company contemplated in this Agreement and the Definitive Documents;

(v)	the Company Parties shall have paid the 2022 Note Cash Premium (as defined in the Term Sheet);

(vi)	pursuant to the Credit Agreement Amendment, the Credit Agreement shall have been amended in accordance with the Term Sheet;

(vii)

pursuant to the 2022 Notes Seventh Supplemental Indenture, the 2022 Notes Indenture shall have been amended to (A) remove the liens and covenants for the benefit of the 2022 Notes that will remain outstanding after the Settlement Date and (B) remove from “Excluded Assets” (as defined in the 2022 Notes Indenture) the currently excluded 35% of the equity interests in first tier foreign subsidiaries of PEC;

(viii)

the Security Agreement shall have been amended to add to the “Collateral” (as defined in the Security Agreement) (A) the currently excluded 35% of the equity interests in first tier foreign subsidiaries of PEC and (B) 100% of the equity interests issued by PIC Acquisition Corp. and substantially all other assets of the Wilpinjong Entities (including any indebtedness in favor of either Wilpinjong Entity and any deposit accounts);

EXECUTION VERSION

(ix)

PEC shall have delivered the documentation, in form and substance reasonably satisfactory to the Consenting Parties, necessary to designate the indebtedness under the RemainCo L/C Facility and with respect to the RemainCo Notes as Priority Lien Debt (as defined in the Collateral Trust Agreement);

(x)

PEC shall be in compliance with the Minimum Liquidity Covenant (as defined in the Term Sheet) as of the Settlement Date giving pro forma effect to the payments to be made by PEC and its subsidiaries on the Settlement Date in connection with the Transaction;

(xi)

the Administrative Agent, the Revolving Lenders and the Consenting Noteholders shall have received unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of PIC AU Holdings Corporation and its subsidiaries, for the fiscal quarter ended September 30, 2020, in each case, in accordance with Generally Accepted Accounting Principles;

(xii)	each other condition precedent set forth in the Term Sheet has been satisfied;

(xiii)	each other condition precedent set forth in the Definitive Documents has been satisfied;

(xiv)	there shall not have occurred any event, condition, or occurrence that with the passage of time or giving of notice would constitute a Termination Event; and

(xv)

all documented and invoiced unpaid fees, costs, and out-of-pocket expenses of the advisors for the Administrative Agent, the Revolving Lenders and the Ad Hoc Group shall have been paid in accordance with Section 3(f) hereof.

7. Termination.

(a)

Termination by the Revolving Lenders. This Agreement may be terminated by each Revolving Lender, in their sole and absolute discretion, upon three days’ prior written notice to all of the Parties, upon the occurrence of any of the following events (each, a “Revolving Lender Termination Event”):

EXECUTION VERSION

(i)

a breach by the Company or any of the Consenting Noteholders of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement entered into in connection with the Transaction that (if susceptible to cure) remains uncured for a period of three Business Days after the receipt by the Company or the applicable Consenting Noteholder of written notice of such breach; provided that nothing in this Section 7(a)(i) shall impair the Revolving Lenders’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 7(a); provided, further, that the notice and cure period contained in this Section 7(a)(i) shall run concurrently with the notice period contained in Section 7(a) hereof;

(ii)	the Company has breached, in any material respect, any of its obligations under the Existing Documents or any related guarantees, security documents, agreements, instruments or other documents;

(iii)	the occurrence of an event of default set forth in any of the Existing Documents;

(iv)

the failure of the Company to pay the documented and invoiced fees, costs, and out-of-pocket expenses of the advisors to the Administrative Agent and the Revolving Lenders in accordance with Section 3(f) of this Agreement;

(v)

there shall have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Company, in each case as compared to such business, operations, assets, liabilities or financial condition as of the date hereof;

(vi)

(A) any termination of the Sureties TSA by any Sureties but only if such termination or terminations results in any of the Company Parties making payments or delivering collateral to such Sureties beyond the collateral that such Sureties are entitled to as of the Settlement Date, and such payments or additional collateral are in excess of a fair market value (or face value with respect to delivered letters of credit or guarantees) of $50 million in the aggregate, or (B) any modification of the Sureties TSA materially adverse to PEC or any of its subsidiaries; or

(vii)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction.

EXECUTION VERSION

(b)

Termination by the Consenting Noteholders. This Agreement may be terminated by each Consenting Noteholder, in their sole and absolute discretion, upon three days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Consenting Noteholder Termination Event”):

(i)

a breach by the Company or any of the Revolving Lenders of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transaction that (if susceptible to cure) remains uncured for a period of three Business Days after the receipt by the Company or any Revolving Lender, as applicable, of written notice of such breach; provided that nothing in this Section 7(b)(i) shall impair the Consenting Noteholders’ ability to terminate this Agreement pursuant to the remaining provisions in this Section 7(b); provided, further, that the notice and cure period contained in this Section 7(b)(i) shall run concurrently with the notice period contained in Section 7(b) hereof;

(ii)	the Company has breached, in any material respect, any of its obligations under the Existing Documents or any related guarantees, security documents, agreements, instruments or other documents;

(iii)	the occurrence of an event of default set forth in any of the Existing Documents;

(iv)	the failure of the Company to pay the documented and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group in accordance with Section 3(f) of this Agreement;

(v)

there shall have occurred any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Company, in each case as compared to such business, operations, assets, liabilities or financial condition as of the date hereof;

(vi)

(A) any termination of the Sureties TSA by any Sureties but only if such termination or terminations results in any of the Company Parties making payments or delivering collateral to such Sureties beyond the collateral that such Sureties are entitled to as of the Settlement Date, and such payments or additional collateral are in excess of a fair market value (or face value with respect to delivered letters of credit or guarantees) of $50 million in the aggregate, or (B) any modification of the Sureties TSA materially adverse to PEC or any of its subsidiaries; or

EXECUTION VERSION

(vii)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction.

(c)	Termination by the Company.

(i)	The Company may terminate this Agreement upon three days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Company Termination Event”):

(A)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction; or

(B)

if, pursuant to Section 15 hereof, the board of directors or any comparable governing body of competent authority of any Company Party reasonably determines in good faith based upon the advice of legal counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law.

(ii)

The Company may terminate this Agreement with respect to any particular Consenting Noteholder or Revolving Lender (but not as to all of the other Parties) upon three days’ prior written notice thereof upon the occurrence of a breach by such Consenting Noteholder or Revolving Lender of any of the representations, warranties, or covenants with respect to such Consenting Noteholder or Revolving Lender, as applicable, set forth in this Agreement that (if susceptible to cure) remains uncured for a period of three Business Days after the receipt by all of the Consenting Noteholders and Revolving Lenders, as applicable, of written notice of such breach; provided that nothing in this Section 7(c)(ii) shall impair the Company’s ability to terminate this Agreement pursuant to Section 7(c)(i) hereof; provided, further, that the notice and cure period contained in this Section 7(c)(ii) shall run concurrently with the notice period contained in Section 7(c)(i) hereof.

EXECUTION VERSION

(d)

Mutual Termination. This Agreement may be terminated at any time by mutual written consent of the Company, all of the Revolving Lenders, and all of the Consenting Noteholders (a “Mutual Termination Event”).

(e)	Automatic Termination. This Agreement will automatically terminate upon (the occurrence of any such event, an “Automatic Termination Event”):

(i)	January 30, 2021 if the Settlement Date has not occurred before such date;

(ii)

the Company announcing (whether or not in writing) its intention not to support the Transaction, or its intention to terminate this Agreement and such announcement is not retracted in writing within one Business Day thereafter;

(iii)

PEC or any other Company Party commencing insolvency proceedings, including (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for the Company for a substantial part of its assets, or (E) making a general assignment or arrangement for the benefit of creditors;

(iv)

the entry of an order, judgment or decree adjudicating the Company Parties or any of their respective subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the Company Parties or any of their respective subsidiaries under the Bankruptcy Code; or

(v)	the taking of any binding corporate action by any of the Company Parties or any of their respective subsidiaries in furtherance of any action described in the foregoing clauses (ii)-(iv).

(f)

Termination Date and Survival. The date on which this Agreement is terminated in accordance with this Section 7 shall be referred to as the “Termination Date” and the provisions of this Agreement shall terminate on the Termination Date; provided that Sections 1, 3(h) 11, 12, 13, 14, 16, 17, 18, 19, 20, 21, 22, 23, 24, 26, 27, 28, 29, 30 and 31 hereof shall survive the Termination Date.

EXECUTION VERSION

(g)

Effect of Termination. Upon the Termination Date, this Agreement shall forthwith become null and void and have no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and any of the Definitive Documents, as applicable, and there shall be no liability or obligation on the part of any Party hereto; provided that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to such Termination Date, notwithstanding any termination of this Agreement by any other Party, and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 7(f). Upon any Termination Event, any and all consents, tenders, waivers, forbearances and votes delivered by a Consenting Party in connection with the Transaction automatically shall be deemed, for all purposes, to be null and void ab initio. Notwithstanding the foregoing or anything herein to the contrary, no Party may exercise any of its respective termination rights as set forth in this Section 7 if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement unless such failure to perform or comply arises as a result of another Party’s actions or inactions or would not otherwise give rise to a Termination Event in favor of the other Party.

8. Transfer of Claims and Interests.

(a)

Each Revolving Lender shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest with respect to any of such Revolving Lender’s Revolving Facility Claims or Revolving Commitments, in whole or in part, or (ii) deposit any of such Revolving Lender’s Revolving Facility Claims or Revolving Commitments into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such Revolving Facility Claims or Revolving Commitments (the actions described in clauses (i) and (ii) of this Section 8(a) are collectively referred to herein as a “Revolving Facility Transfer” and the Revolving Lender making such Revolving Facility Transfer is referred to herein as the “Revolving Facility Transferor”), unless such Revolving Facility Transfer is to another Revolving Lender or any other entity that first agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to the Company, counsel to the Administrative Agent, and counsel to the Ad Hoc Group a Revolving Lender Transferee Joinder substantially in the form attached as Exhibit D hereto (the “Revolving Lender Transferee Joinder”) at least two Business Days prior to the effectiveness of the relevant Revolving Facility Transfer (such party to a permitted transfer an “RCF Permitted Transferee”). Upon the

EXECUTION VERSION

consummation of a Revolving Facility Transfer in accordance herewith, such RCF Permitted Transferee shall be deemed to make all of the representations, warranties, and covenants of a Revolving Lender, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Revolving Lender for all purposes under this Agreement. Upon compliance with the foregoing, the Revolving Facility Transferor shall be deemed to relinquish its rights (with respect to any such Revolving Facility Claims and Revolving Commitments that are the subject of a Revolving Facility Transfer) under this Agreement and shall be released from its obligations (with respect to any such Revolving Facility Claims or Revolving Commitments that are the subject of a Revolving Facility Transfer) hereunder. Any Revolving Facility Transfer made in violation of this Section 8 shall be deemed null and void ab initio and of no force or effect.

(b)

Each Consenting Noteholder shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest with respect to any of such Consenting Noteholder’s 2022 Notes Claims in whole or in part or (ii) deposit any of such Consenting Noteholder’s 2022 Notes Claims into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such 2022 Notes Claims (the actions described in clauses (i) and (ii) of this Section 8(b) are collectively referred to herein as a “2022 Notes Claims Transfer” and the Consenting Noteholder making such 2022 Notes Claims Transfer is referred to herein as the “2022 Notes Claims Transferor”), unless such 2022 Notes Claims Transfer is to an Affiliate, affiliated fund or account, affiliated entity with a common investment advisor, another Consenting Noteholder, or any other entity that first agrees, in writing, to be bound by the terms of this Agreement by executing a Consenting Noteholder Transferee Joinder substantially in the form attached as Exhibit E hereto (the “Consenting Noteholder Transferee Joinder”) and delivering such Consenting Noteholder Transferee Joinder to the Company, counsel to the Ad Hoc Group and counsel to the Administrative Agent within two Business Days of the effectiveness of the relevant 2022 Notes Claims Transfer (such party to a permitted transfer, a “2022 Notes Permitted Transferee”, and together with any RCF Permitted Transferee, a “Permitted Transferee”). Upon the consummation of a 2022 Notes Claims Transfer in accordance herewith, a 2022 Notes Permitted Transferee shall be deemed to make all of the representations, warranties, and covenants of a Consenting Noteholder, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Consenting Noteholder for all purposes under this Agreement. Upon compliance with the foregoing, the 2022 Notes Claims Transferor shall be deemed to relinquish its rights (with respect to any such 2022 Notes Claims that are the subject of a 2022 Notes Claims Transfer) under this Agreement and shall be released from its obligations (with respect to any such 2022 Notes Claims that are the subject of a 2022 Notes Claims Transfer) hereunder. Any 2022 Notes Claims Transfer made in violation of this Section 8 shall be deemed null and void ab initio and of no force or effect.

EXECUTION VERSION

(c)

Except as set forth in Section 8(a) or 8(b) hereof, nothing in this Agreement shall be construed as precluding any Consenting Noteholder or Revolving Lender or any of their respective Affiliates from acquiring additional 2022 Notes or Revolving Commitments; provided, however, that any such additional 2022 Notes or Revolving Commitments (other than 2022 Notes or Revolving Commitments held by any Affiliate of any such Consenting Noteholder or Revolving Lender that maintains or establishes an information-blocking device or “ethical wall” between it and such Consenting Noteholder or such Revolving Lender) shall automatically be subject to the terms and conditions of this Agreement.

(d)

Notwithstanding anything to the contrary herein, (i) a Qualified Marketmaker[2] that acquires any 2022 Notes Claims or Revolving Commitments subject to this Agreement held by a Consenting Noteholder or Revolving Lender with the purpose and intent of acting as a Qualified Marketmaker for such Claims, shall not be required to become a party to this Agreement as a Consenting Noteholder or Revolving Lender, if such Qualified Marketmaker transfers such 2022 Notes Claims or Revolving Commitments (by purchase, sale, assignment, or other similar means) to a Permitted Transferee; provided, that a Qualified Marketmaker’s failure to comply with this Section 8(d) shall result in the transfer of such Claims to such Qualified Marketmaker being deemed void ab initio, and (ii) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may transfer any ownership interests in the Claims that it acquires from a holder of Claims that is not a Consenting Noteholder or Revolving Lender to a transferee that is not a Consenting Noteholder or Revolving Lender at the time of such transfer without the requirement that the transferee be a Permitted Transferee.

(e)

The Parties acknowledge that all representations, warranties, covenants, and other agreements made by any Consenting Noteholder that is a separately managed account of or advised by an investment manager are being made only with respect to the Claims managed or advised by such investment manager (in the amount identified on the signature pages hereto), and shall not apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by such Consenting Noteholder that are not managed or advised by such investment manager.

[2]

As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims against the Company Parties (including Existing Notes or Revolving Credit Facility Claims ), or enter with customers into long and short positions in Claims against the Company Parties, in its capacity as a dealer or market maker in such Claims and (b) is, in fact, regularly in the business of making a market in Claims against issuers or borrowers (including term, loans, or debt or equity securities).

EXECUTION VERSION

9. Ownership of Claims and Interests; Financial Participants.

(a)

Each of the Revolving Lenders and Consenting Noteholders represents and warrants (severally and not jointly) that as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties):

(i)

it either (A) is the sole beneficial owner of the principal amount of the Revolving Commitments and/or the 2022 Notes indicated on its respective signature page hereto or (B) has sole investment or voting discretion with respect to the principal amount of the Revolving Commitments and/or the 2022 Notes indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such Revolving Commitments and/or 2022 Notes to the terms of this Agreement;

(ii)

other than pursuant to this Agreement, Revolving Commitments and Revolving Loans and/or 2022 Notes held by it are free and clear of any equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition of any kind that might adversely affect in any way such Revolving Lender’s or Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

(iii)

other than the Revolving Commitments and/or the 2022 Notes indicated on its respective signature page hereto, such Revolving Lender or Consenting Noteholder, as applicable, does not own any other Revolving Commitments or 2022 Notes.

10. Representations.

(a)	Each Party (severally and not jointly) represents to each other Party that:

(i)

such Party is duly organized, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the Transaction contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

EXECUTION VERSION

(ii)

the execution, delivery, and performance of this Agreement by such Party does not and shall not (A) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(iii)

as of the date of this Agreement (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement; and

(iv)	this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms.

(b)	The Company Parties represent to each other Party that:

(i)	the Notes Exchange Offer is exempt from the registration requirements of the Securities Act; and

(ii)	neither Wilpinjong Entity nor PIC Acquisition Corp. is liable with respect to any indebtedness, and no entities are creditors of either Wilpinjong Entity or PIC Acquisition Corp.

(c)

Each Consenting Noteholder represents to each other Party that it is (i) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or (ii) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act.

11. Releases.

(a)

Effective from and after the Settlement Date, in exchange for the cooperation with, participation in, and entering into the Transaction by the Consenting Parties, the Company shall waive, release, and discharge the Other Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Settlement Date, in law, at equity, or otherwise, whether for tort, contract, claims arising out of violations of federal or state securities laws, misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), any laws or statutes similar to the foregoing, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances arising from or related in any way to the transactions or events giving rise to, or any claim that is treated as arising as a result of, the negotiation, formulation, or preparation of this Agreement, the

EXECUTION VERSION

Definitive Documents or the related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that the Company or any holder of a claim against or interest in the Company or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Company Released Claims”). Further, from and after the Settlement Date, the Company hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against an Other Released Party relating to or arising out of any Company Released Claim. The Company further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 11(a). Notwithstanding anything to the contrary in this paragraph (a), nothing herein shall release, and Company Released Claims shall not include, (i) any claims in favor of the Company with respect to fraud, gross negligence or willful misconduct, in each case as determined by a final order entered by a court of competent jurisdiction, or the Other Released Parties’ obligations, any right to indemnification, exculpation or advancement expenses, or actions arising under this Agreement or the Definitive Documents or (ii) any claims in favor of the Company with respect to obligations under this Agreement that survive the termination hereof in accordance with Section 7(f) hereof.

(b)

Effective from and after the Settlement Date, in exchange for the cooperation with, participation in, and entering into the Transaction by the Company, the Consenting Parties shall waive, release, and discharge the Company Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Settlement Date, in law, at equity, or otherwise, whether for tort, contract, claims arising out of violations of federal or state securities laws, misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), any laws or statutes similar to the foregoing, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances arising from or related in any way to the transactions or events giving rise to, or any claim that is treated as arising as a result of, the negotiation, formulation, or preparation of this Agreement, the Definitive Documents or the related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that a Consenting Party or any holder of a claim against or interest in the Consenting Party or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Consenting Party Released Claims”).

EXECUTION VERSION

Further, from and after the Settlement Date, each Consenting Party hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against a Company Released Party relating to or arising out of any Consenting Party Released Claim. Each Consenting Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 11(b). Notwithstanding anything to the contrary in this paragraph (b), nothing herein shall release, and Consenting Party Released Claims shall not include, (i) any claims in favor of a Consenting Party with respect to fraud, gross negligence or willful misconduct, in each case as determined by a final order entered by a court of competent jurisdiction, the Company Released Parties’ obligations, any right to indemnification, exculpation or advancement expenses, or actions arising under this Agreement or the Definitive Documents or (ii) any claims in favor of the Consenting Parties with respect to obligations under this Agreement that survive the termination hereof in accordance with Section 7(f) hereof.

(c)

The Consenting Parties and the Company acknowledge that they are aware that they or their attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Agreement or any party hereto, but they hereto further acknowledge that it is their intention to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Agreement, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed.

12. Indemnification.

(a)

Without prejudice to or limiting any Company Party’s obligations under the Existing Documents, the Definitive Documents or any related guarantees, security documents, agreements, instruments or other relevant documents, PEC and each other Company Party hereby agrees to indemnify, pay and hold harmless each Consenting Party and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, Affiliates and controlling persons (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Consenting Party, and including any out-of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special or consequential and whether

EXECUTION VERSION

based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations) on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of third party claims relating to (i) the Existing Documents, the Definitive Documents or any related guarantees, security documents, agreements, instruments or other documents, (ii) the purchase, sale or marketing of, or the rescission of the purchase or sale of, any security of the Company regarding the subject matter of the Transaction, or (iii) the transactions or events giving rise to, or any claim that is treated as arising under, the Transaction, the Existing Documents or any related guarantees, security documents, agreements, instruments or other documents, or the negotiation, formulation, preparation, execution, delivery or performance of this Agreement, the Existing Documents, the Definitive Documents or the related guarantees, security documents, agreements, instruments, or other documents (collectively, the “Indemnification Obligations”).

(b)

The Indemnification Obligations shall (i) constitute “Obligations” as such term is used in the Wilpinjong Notes Indenture, the RemainCo Notes Indenture, the Wilpinjong Credit Agreement, the RemainCo Letters of Credit Agreement, the Collateral Trust Agreement and the New Collateral Trust Agreement, (ii) constitute Priority Lien Obligations under the Collateral Trust Agreement, the New Collateral Trust Agreement, the RemainCo Notes Indenture and the RemainCo Letters of Credit Agreement, (iii) constitute Secured Obligations under the Collateral Trust Agreement and the New Collateral Trust Agreement and (iv) rank pari passu in right of payment with Priority Lien Debt (as such term is used in the Collateral Trust Agreement and the New Collateral Trust Agreement, respectively) of PEC, the Subsidiary Guarantors and the Wilpinjong Entities, as applicable; provided, however, that in no case shall the foregoing apply to the Indemnification Obligations to the extent such application would contravene the terms of, or result in an event of default under, any of the Existing Documents, the Wilpinjong Notes Indenture, the RemainCo Notes Indenture, the Wilpinjong Credit Agreement, the RemainCo Letters of Credit Agreement, the Collateral Trust Agreement or the New Collateral Trust Agreement.

13. Entire Agreement; Prior Negotiations. This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

EXECUTION VERSION

14. Reservation of Rights. This Agreement constitutes a proposed settlement among the Parties. Regardless of whether or not the Transaction contemplated herein is consummated, or whether or not the Termination Date has occurred, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights or remedies, and the Parties expressly reserve any and all of their respective rights and remedies. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence, and any other applicable law, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than in a proceeding to enforce its terms or as a defense in connection with such a proceeding. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party for any Claim, fault, liability, or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the Claims or defenses that it has asserted or could assert. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each Party to protect and preserve its rights, remedies, and interests. Without limiting the foregoing sentence in any way, after a Termination Event hereunder, the Parties hereto each fully reserve any and all of their respective rights, remedies, and interests in the case of any Claim for a breach of this Agreement.

15. Fiduciary Duties. Notwithstanding anything herein, nothing in this Agreement shall require the Company or any directors, officers, members, or managers of any Company Party, each in their capacity as such, to take any action, or to refrain from taking any action, to the extent that such person or persons reasonably determines or determine in good faith, based upon the advice of counsel, that doing so would be inconsistent with their fiduciary obligations under applicable law.

16. Representation By Counsel. Each Party hereto acknowledges that it has been represented by counsel (or had the opportunity to be represented by counsel and waived its right to do so) in connection with this Agreement and the Transaction contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon the lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effectuate the intent of the Parties hereto. None of the Parties hereto shall have any term or provision of this Agreement construed against such Party solely by reason of such Party having drafted the same.

17. Independent Due Diligence and Decision-making. Each of the Consenting Parties and the Company Parties hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of the documents and information available to it, as it has deemed appropriate.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (PDF) or by DocuSign.

EXECUTION VERSION

19. Amendments and Waivers.

(a)

Except as otherwise provided herein, this Agreement (including, for the avoidance of doubt, the Term Sheet) may not be modified, amended, or supplemented, and no provision of this Agreement (including, for the avoidance of doubt, the Term Sheet) may be waived, without the prior written consent of each of the Parties.

(b)

No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.

20. Headings. The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.

21. Acknowledgments; Obligations Several. Notwithstanding that this Agreement is being executed by multiple Consenting Parties, the obligations of the Consenting Parties under this Agreement are several and neither joint nor joint and several. No Consenting Party shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Party under this Agreement, and nothing contained herein, and no action taken by any Consenting Party pursuant hereto shall be deemed to constitute the Consenting Party as a partnership, an association or joint venture of any kind, or create a presumption that the Consenting Parties are in any way acting other than in their individual capacities. None of the Consenting Parties shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Company or any of the Company’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Consenting Party acknowledges that no other Consenting Party will be acting as agent of such Consenting Party in connection with monitoring such Consenting Party’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transaction. The Consenting Parties are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Securities Exchange Act.

22. Consenting Party Enforcement. A Consenting Party may only enforce this Agreement against the Company and not against another Consenting Party.

23. Specific Performance; Damages. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Agreement, including, without limitation, a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall any Party or their representatives be liable to any other Party hereunder for any punitive, incidental, consequential, special or indirect damages, including the loss of future revenue or income or opportunity, relating to the breach or alleged breach of this Agreement.

EXECUTION VERSION

24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 24, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each Party (a) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 24.

25. Agreement Effective Date. This Agreement shall become effective upon (such date, the “Agreement Effective Date”):

(a)	the execution and delivery of this Agreement by each of the Company Parties;

(b)	the execution and delivery of this Agreement by each of the Revolving Lenders;

(c)	the execution and delivery of this Agreement by holders of 2022 Notes holding at least 65.0% of the aggregate principal amount outstanding of the 2022 Notes; and

(d)

all documented and invoiced unpaid fees, costs, and out-of-pocket expenses of the advisors for the Administrative Agent, the Revolving Lenders and the Ad Hoc Group shall have been paid in accordance with Section 3(f) of this Agreement.

26. Notices. All notices (including, without limitation, any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next Business Day; (c) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; and (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery (with an email upon sending to the Party to be notified), with written verification of receipt. All communications shall be sent:

EXECUTION VERSION

(a) If to the Company:

Peabody Energy Corporation 701 Market Street
Saint Louis, Missouri 63101-1826
Attn: Mark Spurbeck
Scott Jarboe
Email: mspurbeck@peabodyenergy.com
sjarboe@peabodyenergy.com

With copies to:

Jones Day
North Point 901 Lakeside Avenue
Cleveland, Ohio 44114
Attn: Heather Lennox
Rachel L. Rawson
Email: hlennox@jonesday.com
rlrawson@jonesday.com

Jones Day 77 West Wacker
Chicago, Illinois 60601
Attn: Edward B. Winslow
Email: ebwinslow@jonesday.com

(b) If to the Revolving Lenders:

JPMorgan Chase Bank, N.A.
383 Madison Avenue
24th Floor
New York, New York 10179
Attn: Charles Dieckhaus
Email: charles.p.dieckhaus@jpmorgan.com

EXECUTION VERSION

With a copy to:

Freshfields Bruckhaus Deringer LLP 601 Lexington Avenue 31st Floor
New York, New York 10022
Attn: Mark F. Liscio
Samantha S. Braunstein
Email: mark.liscio@freshfields.com
Samantha.braunstein@freshfields.com

(c) If to the Consenting Noteholders:

Davis Polk & Wardwell LLP 450 Lexington Avenue
New York, New York 10017
Attn: Damian S. Schaible
Adam L. Shpeen
Email: damian.schaible@davispolk.com
adam.shpeen@davispolk.com

27. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof; provided that it is acknowledged and agreed that (a) each Other Released Party is a third party beneficiary with respect to Section 11(a) hereof and shall be permitted to enforce such provision in accordance with its terms and (b) each Company Released Party is a third party beneficiary with respect to Section 11(b) hereof and shall be permitted to enforce such provision in accordance with its terms.

28. Publicity; Non-Disclosure. The Company will disclose this Agreement on the Agreement Effective Date at 5:00 p.m. (EST) or promptly thereafter (but, in any event, no later than 11:59 p.m. (EST) on the Agreement Effective Date) by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”). As promptly as reasonably practicable, the Company will provide the Revolving Lenders and the Consenting Noteholders with a draft of the Public Disclosure for review, and the Company will incorporate any reasonable additions or modifications to the Public Disclosure from the Revolving Lenders or the Consenting Noteholders, such that the Public Disclosure will be in a form acceptable to the Parties hereto in their reasonable discretion. For the avoidance of doubt, the Public Disclosure will not contain the holdings information or identity of any of the Revolving Lenders or Consenting Noteholders.

29. Rules and Interpretation. For purposes of this Agreement:

(a)

each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include all of the masculine, feminine, and neuter gender;

(b)	capitalized terms defined only in the singular or the plural shall nonetheless have their defined meanings when used in both the singular and the plural;

EXECUTION VERSION

(c)

unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein that are defined with reference to another agreement are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or any amendments to such capitalized terms in any such other agreement following the date of this Agreement;

(d)	unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(e)	the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular provision of this Agreement;

(f)

references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable corporation, partnership, and limited liability company laws;

(g)	the use of “include” or “including” is without limitation, whether stated or not; and

(h)	the preamble and the capitalized terms set forth in Section 1 herein shall have the same force and effect as all decretal Sections of this Agreement.

30. Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction.

31. Good Faith Cooperation; Further Assurances. The Parties shall (and shall cause each of their subsidiaries and affiliates to) cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Transaction. Furthermore, each of the Parties shall (and shall cause each of their subsidiaries and affiliates to) take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement. Each Party hereby covenants and agrees to negotiate in good faith the Definitive Documents, each of which shall (a) except as otherwise provided for herein, contain the same economic terms (and other terms consistent in all material respects) as the terms set forth in the Descriptions of Notes and the Term Sheet (each as amended, supplemented, or otherwise modified in accordance with the terms herein), (b) except as otherwise provided for herein, be in form and substance reasonably acceptable in all respects to the Company, each Revolving Lender and each Consenting Noteholder, and (c) be consistent with this Agreement (as amended, supplemented, or otherwise modified in accordance with the terms herein) in all material regards.

EXECUTION VERSION

32. No Solicitation. Each Party acknowledges that this Agreement is not, and is not intended to be, (a) an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act or the Exchange Act or (b) a solicitation of votes for the acceptance of a chapter 11 plan of reorganization for the purposes of sections 1125 and 1126 of title 11 of the United States Code or otherwise. Solicitation for the acceptance of the Transaction will not be solicited from any holder of 2022 Notes until such holder has received the disclosures required under or otherwise in compliance with applicable law.

33. Direction to Agent. Each Revolving Lender agrees that this Agreement shall be deemed a direction to the Administrative Agent: (a) to take all actions consistent with this Agreement to support pursuit of and consummation of the Transaction and the transactions contemplated by the definitive documents relating thereto; (b) to the extent applicable to it, to take or refrain from taking such actions as are set forth in Section 4(j) above, consistent with the Revolving Lenders’ obligations set forth herein; and (c) to use all authority under the Credit Agreement to bind all Revolving Lenders party thereto to the Transaction and any definitive documents relating thereto, including the Definitive Documents, to the extent applicable.

34. Error; Ambiguity. Notwithstanding anything to the contrary herein, to the extent counsel to the Company Parties, counsel to the Administrative Agent, or the Ad Hoc Group Advisors identify, within four Business Days following the Agreement Effective Date, any clear errors, material ambiguities or internally inconsistent provisions within or among this Agreement, the Term Sheet and the Descriptions of Notes, each Party hereto covenants and agrees that it will endeavor in good faith to agree to any reasonable modifications to this Agreement, the Term Sheet or the Descriptions of Notes to remedy such errors, ambiguities, or inconsistent provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the day and year first written above.

PEABODY ENERGY CORPORATION

By:	/s/ Mark A. Spurbeck
Name:	Mark A. Spurbeck
Title:	Executive Vice President, Chief Financial Officer

PIC AU Holdings LLC

By:	/s/ Robert F. Bruer
Name:	Robert F. Bruer
Title:	President

PIC AU Holdings Corporation

By:	/s/ Robert F. Bruer
Name:	Robert F. Bruer
Title:	President

[Signature Page to Amended and Restated Transaction Support Agreement]

AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF COLORADO, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
BIG RIDGE, INC.
BTU WESTERN RESOURCES, INC.
COALSALES II, LLC
CONSERVANCY RESOURCES, LLC
EL SEGUNDO COAL COMPANY, LLC
HAYDEN GULCH TERMINAL, LLC
HILLSIDE RECREATIONAL LANDS, LLC
KAYENTA MOBILE HOME PARK, INC.
KENTUCKY UNITED COAL, LLC
MOFFAT COUNTY MINING, LLC
NEW MEXICO COAL RESOURCES, LLC
PEABODY AMERICA, LLC
PEABODY ARCLAR MINING, LLC
PEABODY ASSET HOLDINGS, LLC
PEABODY BEAR RUN MINING, LLC
PEABODY BEAR RUN SERVICES, LLC
PEABODY CABALLO MINING, LLC
PEABODY CARDINAL GASIFICATION, LLC
PEABODY CHINA, LLC
PEABODY COALSALES, LLC
PEABODY COALTRADE, LLC
PEABODY COLORADO OPERATIONS, LLC
PEABODY COLORADO SERVICES, LLC
PEABODY COULTERVILLE MINING, LLC
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY EMPLOYMENT SERVICES, LLC
PEABODY GATEWAY NORTH MINING, LLC
PEABODY GATEWAY SERVICES, LLC
PEABODY GLOBAL FUNDING, LLC
PEABODY HOLDING COMPANY, LLC
PEABODY IC FUNDING CORP.
PEABODY ILLINOIS SERVICES, LLC
PEABODY INDIANA SERVICES, LLC
PEABODY INTERNATIONAL HOLDINGS, LLC
PEABODY INTERNATIONAL INVESTMENTS, INC.
PEABODY INTERNATIONAL SERVICES, INC.
PEABODY MIDWEST MANAGEMENT SERVICES, LLC
PEABODY MIDWEST MINING, LLC
PEABODY MIDWEST OPERATIONS, LLC
PEABODY MIDWEST SERVICES, LLC
PEABODY MONGOLIA, LLC

[Signature Page to Amended and Restated Transaction Support Agreement]

PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY NEW MEXICO SERVICES, LLC
PEABODY OPERATIONS HOLDING, LLC
PEABODY POWDER RIVER MINING, LLC
PEABODY POWDER RIVER OPERATIONS, LLC
PEABODY POWDER RIVER SERVICES, LLC
PEABODY ROCKY MOUNTAIN MANAGEMENT SERVICES, LLC
PEABODY ROCKY MOUNTAIN SERVICES, LLC
PEABODY SCHOOL CREEK MINING, LLC
PEABODY SERVICES HOLDINGS, LLC
PEABODY TWENTYMILE MINING, LLC
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
PEABODY WILD BOAR MINING, LLC
PEABODY WILD BOAR SERVICES, LLC
PEABODY WILLIAMS FORK MINING, LLC
PEABODY WYOMING SERVICES, LLC
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEC EQUIPMENT COMPANY, LLC
SAGE CREEK HOLDINGS, LLC
SAGE CREEK LAND & RESERVES, LLC
SENECA PROPERTY, LLC
SHOSHONE COAL CORPORATION
TWENTYMILE COAL, LLC
UNITED MINERALS COMPANY, LLC

By:	/s/ Eric R. Waller
Name: Eric R. Waller
Title: Secretary

[Signature Page to Amended and Restated Transaction Support Agreement]

PEABODY INVESTMENTS CORP.

By:	/s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Senior Vice President & General Counsel – Corporate & Assistant

BIG SKY COAL COMPANY
NGS ACQUISITION CORP., LLC
PEABODY SAGE CREEK MINING, LLC
PEABODY SOUTHEAST MINING, LLC
PEABODY WESTERN COAL COMPANY

By:	/s/ Christopher W. Wittenauer
Name: Christopher W. Wittenauer
Title: Secretary

SENECA COAL COMPANY, LLC

By:	/s/ Charles R. Otec
Name: Charles R. Otec
Title: President

[Signature Page to Amended and Restated Transaction Support Agreement]

PEABODY GLOBAL HOLDINGS, LLC

By:	/s/ James A. Tichenor
Name: James A. Tichenor
Title: Vice President and Treasurer

[Signature Page to Amended and Restated Transaction Support Agreement]

[Revolving Lender Signature Pages Omitted]

[Consenting Noteholder Signature Pages Omitted]

Exhibit A

Term Sheet

EXECUTION VERSION

PEABODY ENERGY CORPORATION

Summary of Indicative Terms of Restructuring

This term sheet (this “Term Sheet”)1, dated as of December 24, 2020, sets forth material terms of the Transaction (as such term is defined in the Transaction Support Agreement (as amended and restated on December 31, 2020, the “TSA”) to which this Term Sheet is attached as Exhibit A), among: (a) Peabody Energy Corporation (“PEC”); (b) Peabody Global Holdings, LLC (“Global”), (c) the direct and indirect subsidiaries of PEC that are guarantors under the Credit Agreement (as defined below) (collectively with PEC and Global, the “Credit Parties”); (d) JPMorgan Chase Bank, N.A., as administrative agent (the ”Administrative Agent”) under that certain Credit Agreement, dated as of April 3, 2017 (as amended, supplemented or otherwise modified from time to time, the ”Existing Credit Agreement”), by and among PEC, the lenders party thereto from time to time, and the Administrative Agent; (e) the Revolving Lenders (as such term is defined in the Credit Agreement); and (f) certain holders of 6.000% senior secured notes due 2022 (the “2022 Notes”) issued by PEC pursuant to that certain indenture, dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Existing Indenture”), by and between Peabody Securities Finance Corporation, as escrow issuer, and Wilmington Trust, National Association, as indenture trustee.

This Term Sheet does not constitute (nor will it be construed as) an offer to sell, or a solicitation of an offer to buy, any securities or a solicitation of acceptances or rejections as to any chapter 11 plan, it being understood that such an offer, if any, only will be made in compliance with applicable provisions of securities, bankruptcy, and/or other applicable laws. This Term Sheet does not purport to summarize all of the terms, conditions, representations, warranties, and other provisions with respect to the transactions described herein, which transactions will be subject to the completion of definitive documents incorporating the terms set forth herein. The closing of any transaction will be subject to the terms and conditions set forth in such definitive documents. This Term Sheet shall not constitute an admission of liability or a waiver of any rights of the parties except as expressly stated herein.

RESTRUCTURED DEBT OBLIGATIONS:

Revolving Facility:

(i) Revolving Loans outstanding under the Existing Credit Agreement in the approximate aggregate principal amount of $216 million, (ii) the issued and undrawn letters of credit outstanding under the Existing Revolving Credit Agreement (the “Existing Letters of Credit”) in an approximate aggregate amount of $320 million (or such other amount of outstanding Existing Letters of Credit as of the Restructuring Effective Date (as defined below)) and (iii) the Revolving Commitments, shall be collectively restructured or satisfied on the effective date of the Transaction (the “Restructuring Effective Date”) as follows:

1) Each Revolving Lender shall receive;

[1]

Capitalized terms shall have the meanings set forth below in this Term Sheet. Capitalized terms used but not otherwise defined in this Term Sheet shall have the meanings for such terms set forth or incorporated in the Existing Credit Agreement or Existing Indenture, as applicable.

(i) Its ratable share of $206 million of secured term loans (the “Wilpinjong Term Loans,” and such facility, the “Wilpinjong Term Loan Facility”; and the lenders thereunder, the “Wilpinjong Term Lenders”), the terms of which shall be set forth in a new credit agreement (the “Wilpinjong Term Loan Agreement”) in form and substance reasonably acceptable to the Revolving Lenders, the Consenting Noteholders (as defined in the TSA; collectively with the Revolving Lenders, and the Administrative Agent, the “Consenting Parties”) and PEC;[2]

(ii) Its ratable share of a cash paydown of Revolving Loans in the approximate aggregate amount of $10 million,[3] or such other amount necessary to result in the reduction of the aggregate outstanding amount of Revolving Loans and unreimbursed Existing Letter of Credit draws to zero immediately prior to the Restructuring Effective Date (the “Effective Date Revolver Paydown”);

(iii) A nonrefundable exchange and replacement facility fee payable in cash in an amount of 1.00% of (x) the outstanding Revolving Loans (after giving effect to the Effective Date Revolver Paydown) and (y) the greater of (a) L/C Obligations of each such Revolving Lender on the Restructuring Effective Date and (b) each Revolving Lender’s ratable portion of $324 million, payable in cash (the “Revolving Lender Restructuring Fees”);

(iv) its ratable share of PEC’s obligation to, within 15 days of the Restructuring Effective Date, offer to effect participations in the L/C Commitments under the RemainCo L/C Facility in the aggregate amount of $3.125 million at a price of 80% of par pursuant to the principles and mechanics described with respect to Mandatory Offers (as defined and as described below); and

(v) its ratable share of cash prepayments with respect to the RemainCo L/C Facility (to be applied, first, to L/C Borrowings (as defined below) and, second, to cash collateralization of outstanding Letters of Credit ) in an amount

[2]

For the avoidance of doubt, any accrued and unpaid interest as of the Restructuring Effective Date on all Revolving Loans and outstanding letter of credit participation fees will be paid in cash on the Restructuring Effective Date.

[3]

Such amount will not exceed $10 million, so long as the aggregate principal amount of Revolving Loans and unreimbursed Existing Letter of Credit draws does not exceed $216 million on the Restructuring Effective Date.

equal to the aggregate consideration in excess of $22.95 million for repurchases of Remaining 2022 Notes (as defined below) after the Restructuring Effective Date, such repayment to be made within 5 business days of any such repurchase (or on such other terms as may be agreed upon by PEC and all of the Revolving Lenders); provided that, to the extent that there is unused capacity under the L/C Commitment, any such payment to be applied to the cash collateralization of Letters of Credit shall be reduced and replaced by a pro rata early termination of such unused L/C Commitment in the amount that otherwise would have been used for cash collateralization; provided further that no such prepayment or commitment reduction (x) will be required with respect to repurchases of Remaining 2022 Notes (a) made with the proceeds of new shares of common stock or other Qualified Equity Interests of PEC or (b) exchanged into, or made with the proceeds of a substantially simultaneous issuance of, Refinanced Remaining 2022 Notes (as defined below), in each case, on or after the Restructuring Effective Date and (y) such prepayment or commitment reduction shall be made without premium or penalty.

2) The Existing Letters of Credit shall be deemed issued (upon such deemed issuance, together with any additional letters of credit issued under the facility after the Restructuring Effective Date, the “Letters of Credit”) under a letter of credit facility in an aggregate amount, including the Existing Letters of Credit and undrawn commitments, of $324 million (the “RemainCo L/C Facility”), the terms of which shall be set forth in a new letter of credit facility agreement (the “RemainCo L/C Facility Agreement”; the lenders thereunder, the “RemainCo L/C Facility Lenders”; and the issuers of Letters of Credit thereunder, the “Letter of Credit Issuers”), in form and substance reasonably acceptable to PEC, the Administrative Agent, the Revolving Lenders and the Consenting Noteholders (collectively with the Administrative Agent and the Revolving Lenders, the “Transaction Review Parties”).

3) The Revolving Commitments under the Existing Credit Agreement shall be terminated in their entirety. After payment of the Effective Date Revolver Paydown, the outstanding Revolving Loans under the Existing Credit Agreement will be deemed satisfied.

2022 Notes:

The 2022 Notes outstanding under the Existing Indenture in the aggregate principal amount of up to approximately $459 million shall be exchanged on the Restructuring Effective Date as follows:

Each holder of 2022 Notes participating (the “Participating Noteholders”) in the Notes Exchange Offer (as defined in the TSA) shall receive:

(i) Its ratable share of $194 million of secured notes (the “Wilpinjong Notes”), the terms of which shall be set forth in a new indenture (the “Wilpinjong Indenture”) in form and substance consistent with this Term Sheet and the description of notes attached to the TSA as Exhibit C, as the terms and conditions thereunder may be modified in accordance with the TSA;

(ii) Its ratable share of up to $255.58 million of senior secured notes (the “2024 Notes”), the terms of which shall be set forth in a new Indenture (the “New RemainCo Indenture”), in form and substance consistent with this Term Sheet and the description of notes attached to the TSA as Exhibit B, as the terms and conditions thereunder may be modified in accordance with the TSA;[4]

(iii) An early tender premium, if such Participating Noteholder elects to accept the Notes Exchange Offer prior to an agreed upon early deadline, in the amount of (A) 1.00% of the principal amount of each such Participating Noteholder’s 2022 Notes and (B) its ratable share of $9.42 million, each payable in cash (the “2022 Note Cash Premium”); and

(iv) Within 15 days of the Restructuring Effective Date, the post-exchange opportunity to participate in PEC’s obligation to offer to repurchase up to an aggregate principal amount of $22.5 million of 2024 Notes at 80% of par pursuant to the terms of the New RemainCo Indenture.

[4]

For the avoidance of doubt, any accrued and unpaid interest as of the Restructuring Effective Date on the 2022 Notes being Exchanged into Wilpinjong Notes or 2024 Notes will be paid in cash on the Restructuring Effective Date.

Conditions to Restructuring Effective Date:

The occurrence of the Restructuring Effective Date is subject to the following conditions precedent (unless otherwise waived in accordance with the TSA):

1) Revolving Lenders holding 100% of the Revolving Commitments under the Existing Credit Agreement shall have executed and delivered the Wilpinjong Term Loan Agreement and the RemainCo L/C Facility Agreement.

2) Holders of at least 95% (or such lesser amount as may be waived by PEC with the consent of the Revolving Lenders holding a majority of the Revolving Commitments and Consenting Noteholders holding 66.67% of the principal amount of 2022 Notes held by the Consenting Noteholders) of the aggregate principal amount of outstanding 2022 Notes shall have consented to the exchange consent solicitation with respect to the Wilpinjong Indenture and the New RemainCo Indenture (collectively with the Wilpinjong Term Loan Agreement and the RemainCo L/C Facility Agreement, the “Definitive Debt Documentation”).

3) The Administrative Agent shall have received the Effective Date Revolver Paydown and the Revolving Lender Restructuring Fees.

4) The Company shall have paid the 2022 Note Cash Premium.

5) Payment of all documented and invoiced outstanding costs and expenses due to the Administrative Agent, the Revolving Lenders and the Consenting Noteholders, including on account of such parties’ legal and financial advisors (including, but not limited to, Freshfields Bruckhaus Deringer US LLP, PJT Partners, MinterEllison, Davis Polk & Wardwell, Houlihan Lokey and Norton Rose).

6) The Existing Credit Agreement shall have been amended, in form and substance reasonably satisfactory to the Transaction Review Parties, to, among any other modifications necessary for the Transaction, (i) clarify that the RemainCo L/C Facility is a Refinancing Facility of the Revolving Facility and that the 2024 Notes are a Permitted Refinancing of the 2022 Notes and that the Peabody Exchange Option (as defined below) is permitted under clause (d) of Section 6.13 (Unrestricted Subsidiaries) and, to the extent necessary or reasonably advisable, Section 7.01(Liens) and Section 7.03 (Indebtedness) and (ii) remove from “Excluded Collateral” the currently excluded 35% of the equity interests in first tier foreign subsidiaries of PEC.

7) Pursuant to a supplemental indenture, the Existing Indenture shall have been amended, in form and substance reasonably satisfactory to PEC and the Transaction Review Parties, to, among any other modifications necessary for the Transaction, (i) remove the liens and covenants for the benefit of the 2022 Notes that will remain outstanding after the Restructuring Effective Date and (ii) remove from “Excluded Assets” the currently excluded 35% of the equity interests in first tier foreign subsidiaries of PEC.

8) The Security Agreement shall have been amended, in form and substance reasonably satisfactory to the Transaction Review Parties, to, among any other modifications necessary for the Transaction, add to the “Collateral” (x) the currently excluded 35% of the equity interests in first tier foreign subsidiaries of PEC and (y) the Wilpinjong Junior Lien (as defined below).

9) PEC shall have delivered the documentation, in form and substance reasonably satisfactory to the Transaction Review Parties, necessary to designate the indebtedness under the RemainCo L/C Facility and with respect to the 2024 Notes as Priority Lien Debt (as defined in the Collateral Trust Agreement), including any required “Additional Secured Debt Designation” notice, a legal opinion as to such indebtedness being secured by a valid and perfected security interest in the Collateral, joinders and reaffirmation agreements.

10) PEC shall be in compliance with the Minimum Liquidity Covenant (as defined below) as of the Restructuring Effective Date giving pro forma effect to the payments to be made by PEC and its subsidiaries on the Restructuring Effective Date in connection with the Transaction.

11) The Administrative Agent, the Revolving Lenders and the Consenting Noteholders shall have received unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the PIC Corp (as defined below) and its subsidiaries, for the fiscal quarter ended September 30, 2020, in each case, in accordance with GAAP.

12) Each other condition precedent set forth in the Definitive Debt Documentation.

13) Any other conditions set forth in the TSA for the Settlement Date (as defined therein) to occur.

WILPINJONG TERM LOAN AGREEMENT:[5]

Borrower:	PIC AU Holdings Corporation, a Delaware corporation, as borrower (“PIC Corp”). PIC AU Holdings LLC, a Delaware limited liability company, as co-borrower (“PIC LLC”).

Guarantor:	No guarantors as of the Restructuring Effective Date, provided that to the extent not resulting in a materially adverse tax consequence (as determined by PEC in its good faith reasonable business judgment), if PIC Acquisition Corp., a Delaware corporation (“PIC Acquisition”), Wilpinjong Coal Pty Ltd (“Wilpinjong Opco”) or any of its subsidiaries are not at any time contractually prohibited from becoming a Guarantor (as determined by PEC in its good faith reasonable business judgment), PIC Acquisition, Wilpinjong Opco or such subsidiary shall become a Guarantor (each such subsidiary that becomes a guarantor as required in the succeeding sentence. collectively, with the Borrowers, the “Wilpinjong Credit Parties”).

Administrative Agent:	JPMorgan Chase Bank, N.A. (the “New Wilpinjong Agent”), subject to fee arrangements reasonably satisfactory to the New Wilpinjong Agent and PEC.

Interest:

Interest on the Wilpinjong Term Loan Facility shall accrue at a rate of 10.00% per annum, payable quarterly in arrears in cash.

Default Rate: 2.00% per annum additional on overdue amounts, payable on demand.

Maturity Date:	December 31, 2024.

Repayment and Prepayment:

1)  Payable in full on the maturity date with no amortization.

2)  100% excess cash flow and net cash proceeds of dispositions, casualty events and incurrence of indebtedness shall be used to prepay the Wilpinjong Term Loans; provided that PEC may apply a ratable portion (based on the aggregate principal amount of

[5]	All amounts to be paid by the Wilpinjong Credit Parties under the Wilpinjong Term Loan Agreement to be denominated in US Dollars.

Wilpinjong Notes and aggregate principal amount of the Wilpinjong Term Loans outstanding at the time of prepayment) of such amounts to the Wilpinjong Notes to the extent required under the Wilpinjong Indenture. Customary repatriation carve-outs shall apply to such mandatory prepayments. Net cash proceeds of dispositions and casualty events shall be subject to 365-day reinvestment rights to acquire property, plant and equipment necessary for the conduct of the mining operations of Wilpinjong Opco and its Subsidiaries in the ordinary course of business. “Excess cash flow” to be defined in a manner satisfactory to the Transaction Review Parties.

3)  Optional prepayments will be subject to the following call protection:

•  Prior to the 2-year anniversary of the Restructuring Effective Date: the greater of (i) 1.00% and (ii) the excess of (a) the sum of the present values of the remaining scheduled payments of interest (exclusive of accrued and unpaid interest to the date of prepayment) through January 30, 2023 and the redemption price as of January 30, 2023 of 105% on the amount to be prepaid, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate, plus 50 basis points, and (b) the outstanding principal amount of Wilpinjong Term Loans to be prepaid.

•  From the 2-year anniversary of the Restructuring Effective Date through the 2-year, 6-months anniversary of the Restructuring Effective Date: 5.00% premium on the amount to be prepaid.

•  Thereafter: No prepayment penalty.

•  In addition to optional prepayments, any payment premiums to apply if the Wilpinjong Term Loans are (x) accelerated (including as a result of automatic acceleration) as a result of bankruptcy or other events of default or (y) prepaid or repaid as a result of foreclosure and sale of, or collection of, collateral or in connection with the restructuring, reorganization or compromise of the obligations by a plan of reorganization or otherwise. If the Wilpinjong Term Loans are accelerated or otherwise become due prior to maturity, the greater of (x) the applicable premium in respect thereof and (y) the optional prepayment price above principal amount shall constitute part of the obligations under the Wilpinjong Term Loan Agreement.

Security:	(i) A pledge (the “Wilpinjong Pledge”) by PIC AU Holdings LLC of 100% the equity interests issued by PIC Acquisition and (ii) substantially all other assets of the Wilpinjong Credit Parties (including any indebtedness in favor of either Wilpinjong Credit Parties and deposit accounts) in each case, subject to customary exclusions. Such security will be on a first priority basis and will be subject to a collateral trust agreement in favor of Wilmington Trust, National Association, which collateral trust agreement (the “Wilpinjong Collateral Trust Agreement”) will benefit the Wilpinjong Term Lenders and the holders of Wilpinjong Notes on a senior pari passu basis and the holders of existing Priority Lien Debt on a junior pari passu basis (the “Wilpinjong Junior Lien”).

Financial Covenants:	None.

Permitted Debt of Wilpinjong Credit Parties and Subsidiaries:	None, other than de minimis exceptions acceptable to the Transaction Review Parties.

Permitted Liens on Assets of Wilpinjong Credit Parties and Subsidiaries:	None, other than de minimis exceptions acceptable to the Transaction Review Parties.

Permitted Investments by Wilpinjong Credit Parties and Subsidiaries:	None, other than de minimis exceptions acceptable to the Transaction Review Parties.

Restricted Payments by Wilpinjong Credit Parties and Subsidiaries:	None, other than de minimis exceptions acceptable to the Transaction Review Parties; provided that (i) payments shall be permitted under the (a) Management Services Agreement, effective August 4, 2020 (as amended on December 23, 2020, and as further amended, supplemented or otherwise modified with the consent of the Transaction Review Parties prior to the Restructuring Effective Date) by and between Peabody Investments Corp and the Wilpinjong Credit Parties and the Wilpinjong Opco, and (b) the Management Services Agreement, effective August 4, 2020 (as amended on December 23, 2020, and as further amended, supplemented or otherwise modified with the consent of the Transaction Review Parties prior to the Restructuring Effective Date) by and between Peabody Energy Australia Pty Ltd and the Wilpinjong Credit Parties and the Wilpinjong Opco (collectively, the “Management Services Agreements”) not to exceed $15 million in any calendar year in the aggregate under the Management Services

Agreements, (ii) payments shall be permitted under any tax sharing arrangement and (iii) voluntary prepayment and repurchases of the Wilpinjong Notes shall only be permitted if a substantially simultaneous prepayment of the Wilpinjong Term Loans is made in a ratable amount (based on the aggregate principal amount of Wilpinjong Notes and aggregate principal amount of the Wilpinjong Term Loans outstanding at the time of prepayment).

Permitted Dispositions by Wilpinjong Credit Parties and Subsidiaries:	Usual and customary, provided that (i) the basket for permitted asset swaps shall be capped at an aggregate fair market value of $15 million, (ii) individual asset sales pursuant to the general asset sale basket shall be capped at $5 million and $15 million in the aggregate and (iii) at least 90% of aggregate consideration received shall be in cash or cash equivalents with respect to any permitted asset sale under the general asset sale basket.

Unrestricted Subsidiaries:	Not permitted.

Holding Company Covenant:	The Borrowers and PIC Acquisition shall be subject to customary holding company restrictions. For the avoidance of doubt, the Borrowers and PIC Acquisition shall not be permitted to hold any material assets (provided that the PIC LLC and PIC Acquisition and their Subsidiaries, including Wilpinjong Opco, may hold intercompany receivables from, or incur intercompany payables to, each other) other than the beneficial ownership in Wilpinjong Opco.

Events of Default:	Usual and customary, subject to thresholds to be agreed, including, without limitation, (i) any termination of the Sureties TSA by any sureties signatory thereto, but only if any such termination or terminations results in PIC Corp, PIC LLC or any of their Subsidiaries making payments or delivering collateral to such sureties beyond the collateral that such sureties are entitled to as of the Restructuring Effective Date, and such payments or additional collateral are in excess of a fair market value (or face value with respect to delivered letters of credit or guarantees) of $20 million in the aggregate (a “Wilpinjong Sureties Event of Default”), or any modification materially adverse to PEC or any of its subsidiaries, (ii) the occurrence of an “Event of Default” under the step-in deed for the benefit of the Australian domestic energy producer that is a customer of the Wilpinjong Mine (the “Customer”) and, as a result, the Customer (x) exercises its step-in rights to appoint a receiver to operate the

Wilpinjong Mine and such receiver refuses to operate the Wilpinjong Mine for third-party production in a manner resulting in production substantially similar to the production from the ordinary course operation of the Wilpinjong Mine, or (y) receives payments or collateral from PIC LLC, PIC Corp or any of their Subsidiaries beyond that to which they are entitled as of the Restructuring Effective Date and such payments or additional collateral are in excess of a fair market value (or face value with respect to letters of credit or guarantees) of $20 million as consideration to forbear from exercising its rights or waive any such “Event of Default,” (iii) the permanent cessation of production of coal at the mine operated by Wilpinjong Opco, or such cessation continues for more than 90 days and there is no reasonable likelihood that such production will continue and (iv) the termination of the Management Services Agreements unless at the time of such termination there are arrangements in place providing for substantially the same services to be provided to the PIC LLC and its Subsidiaries on terms not materially less favorable to the PIC LLC and its Subsidiaries.

“Wilpinjong Mine” shall mean the Wilpinjong Open Pit Mine located in New South Wales, Australia.

Exchange Option:

Each Wilpinjong Term Loan Lender (subject to participation thresholds to be agreed) shall have the option to convert Wilpinjong Term Loans in an amount up to the Maximum Exchange Amount (as defined below), triggered upon the occurrence of a Wilpinjong Triggering Event, once triggered, obligating Peabody to issue an aggregate principal amount plus accrued and unpaid interest of term loans under the RemainCo LC Facility (the “RemainCo Term Loans”), on a pro rata basis, of up to the Maximum Exchange Amount in exchange for the Wilpinjong Term Loans, at par, upon such further terms and for such purposes as may be agreed in the Definitive Debt Documentation (the “Peabody Exchange Option”); provided that the holders of the Wilpinjong Notes shall receive the same option to exchange their Wilpinjong Notes into 2024 Notes on a ratable basis (based on the aggregate principal amount of Wilpinjong Notes and aggregate principal amount of the Wilpinjong Term Loans outstanding at the time of the exercise of such option); provided further that PEC shall not be obligated to issue RemainCo Term Loans more than one time pursuant to each of clauses (a) and (b) of the definition of “Wilpinjong Triggering Event,” respectively.

The RemainCo Term Loans shall have substantially the same terms as the RemainCo L/C Facility; provided that (i) interest on the RemainCo Term Loans shall accrue at the rate of interest applicable to the L/C Borrowings and (ii) the RemainCo Term Loans shall be entitled to its ratable share of proceeds of asset sales, casualty events, debt incurrence and equity infusions or similarly mandatory prepayment events benefitting any other holder of Priority Lien Debt.

“Maximum Exchange Amount” shall mean the least of (i) the sum of the aggregate principal amount outstanding at any time and accrued and unpaid interest up to that time of Wilpinjong Term Loans and Wilpinjong Notes, (ii) the maximum amount of “Restricted Payments” (as defined in the Existing Indenture), if any, that PEC may be permitted to utilize for purposes of issuing 2024 Notes and RemainCo Term Loans, (iii) to the extent the Peabody Exchange Option may result in any Lien (as defined in the Existing Indenture), the maximum amount of Permitted Liens (as defined in the Existing Indenture) that may take the form of any such Lien and (iv) the maximum amount of “Investments” (as defined in the Existing Credit Agreement), if any, that PEC may be permitted to utilize for purposes of issuing 2024 Notes and RemainCo Term Loans, in each case as of any date of determination.

“Wilpinjong Triggering Event” shall mean the occurrence of either of the following clauses (a) and (b): (a) the Wilpinjong Notes or the Wilpinjong Term Loans are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an event of default thereunder or by operation of law, or a payment event of default occurs under either the Wilpinjong Notes or the Wilpinjong Term Loans or (b) (i) consolidated LTM EBITDA of PIC LLC and its Subsidiaries tested as of the end of each fiscal quarter is less than $70 million for four consecutive test dates and (ii) either the holders of at least a majority in aggregate principal amount of the Wilpinjong Notes or Wilpinjong Term Loan Lenders holding a majority of the aggregate principal amount of the Wilpinjong Term Loans elect the right to exercise the Peabody Exchange Option or the holders of the Wilpinjong Notes’ respective right.

Voting:	Usual and customary, provided that each Wilpinjong Term Loans Lender shall have consent rights to the subordination of its Wilpinjong Term Loans or priming thereof under the Wilpinjong Term Loan Agreement.

Conditions Precedent to Closing:

Usual and customary, including:

1)  Delivery of a solvency certificate executed by a responsible officer of PIC Corp, in form and substance reasonably acceptable to the New Wilpinjong Agent and the Wilpinjong Term Lenders, which, among other things, shall certify that PIC Corp and its subsidiaries will be solvent immediately before and after the occurrence of the Restructuring Effective Date.

2)  Delivery of an executed Wilpinjong Collateral Trust Agreement, in form and substance reasonably satisfactory to the New Wilpinjong Agent and the Wilpinjong Term Lenders.

3)  Delivery of executed security documents reasonably requested by the New Wilpinjong Agent and the Wilpinjong Term Lenders, including with respect to the Wilpinjong Pledge, each in form and substance reasonably satisfactory to the New Wilpinjong Agent and the Wilpinjong Term Lenders.

4)  A completed collateral questionnaire with respect to the Wilpinjong Credit Parties, dated as of the Restructuring Effective Date, in form reasonably satisfactory to the New Wilpinjong Agent and the Wilpinjong Term Lenders.

5)  The New Wilpinjong Agent and the Wilpinjong Term Lenders shall be satisfied with compliance under any applicable “know your customer” anti-money laundering rules and regulations, including the Patriot Act, and a completed certification regarding beneficial owners of legal entity customers, as required by FINCEN.

6)  Delivery of an executed opinion of counsel to PEC and the Wilpinjong Credit Parties, in form and substance reasonably satisfactory to the New Wilpinjong Agent and the Wilpinjong Term Lenders, regarding due execution, enforceability, non-contravention of law and agreements (including the Existing Credit Agreement and the Existing Indenture) and such other matters requested by the New Wilpinjong Agent and the Wilpinjong Term Lenders.

7)  Delivery of such customary documents and certifications as the New Wilpinjong Agent may reasonably require to evidence that each Wilpinjong Credit Party is validly existing and in good standing in its jurisdiction of organization.

8)  PEC shall have delivered to the Administrative Agent fair market and book value valuation materials associated with the designation of PIC Corp, PIC LLC, PIC Acquisition and Wilpinjong Opco as Unrestricted Subsidiaries on August 4, 2020.

Company Consent to Assignments:	Usual and customary and generally consistent with Existing Credit Agreement, provided that Wilpinjong Term Loans will be assignable without the consent of PEC subject to restrictions on assignments to disqualified lenders (which shall not include the Consenting Noteholders or their easily identifiable affiliates) as designated by PEC in writing prior to the Restructuring Effective Date in consultation with the Administrative Agent.

Governing Law:	New York.

REMAINCO L/C CREDIT AGREEMENT:

Borrowers:	PEC, as borrower.

Guarantors:	The existing Priority Lien Debt guarantors.

Administrative Agent:	JPMorgan Chase Bank, N.A. (the “New L/C Agent”), subject to fee arrangements reasonably satisfactory to the New L/C Agent and PEC.

L/C Commitment:	The commitment to issue, replace and renew Letters of Credit under the RemainCo L/C Facility shall be in an amount equal to $324 million.

L/C Fee and Interest on L/C Borrowings:	Letter of credit participation fee on face amounts of undrawn Letters of Credit shall accrue at a rate of 6.00% per annum, payable quarterly in arrears in cash.

To the extent an L/C Borrowing exists, interest on any such L/C Borrowings shall accrue at a rate of the Eurocurrency Rate,[6] plus 6.00% per annum, payable quarterly in arrears in cash.

Default Rate: 2.00% per annum additional on overdue amounts, payable on demand.

Fronting Fee:	0.125% per annum on face amount of Letters of Credit to be paid to the applicable Letter of Credit Issuer quarterly in arrears in cash.

L/C Processing Charges:	Customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and costs, of each Letter of Credit Issuer.

L/C Commitment Fee:	0.50% bps per annum on the unused L/C Commitment, payable quarterly in arrears.

[6]	Benchmark replacement language may be updated in a manner consistent with market practice, subject to the discretion of the Administrative Agent.

L/C Issuance Limit:	Each Revolving Lender that is a Letter of Credit Issuer under the Existing Credit Agreement shall be a Letter of Credit Issuer under the RemainCo L/C Facility. Aggregate L/C Issuance limits to be adjusted for a facility of this size and as agreed to by the Letter of Credit Issuers and PEC. Individual L/C Issuance Limits to be further adjusted to achieve ratable L/C Issuance Limits, provided that Letters of Credit Outstanding as of the Restructuring Effective Date shall not be deemed to exceed any such L/C Issuance Limits.

L/C Expiration Date:	Except as set forth below, no Letter of Credit shall have an expiry date later than the earlier of (i) December 23, 2024 and (ii) twelve months after the date of issuance or last extension of such Letter of Credit, including bank guarantees; provided that, notwithstanding the above, any Letter of Credit Issuer, in its absolute sole discretion, may issue, renew (whether subject to automatic renewal or otherwise) or extend a Letter of Credit such that it has an expiry date later than December 23, 2024, provided further that PEC shall be required to cash collateralize such Letter of Credit in an amount satisfactory to the applicable Letter of Credit Issuer (not to exceed 106% of face value) between 90-120 days prior to the maturity date (or such shorter period as such Letter of Credit Issuer may agree) (for the avoidance of doubt, each RemainCo L/C Facility Lender’s participation in such Letters of Credit will terminate upon the maturity date with respect to the RemainCo L/C Facility).

Maturity Date:	December 31, 2024.

Repayment and Prepayment:

1) Upon any payment or disbursement by a Letter of Credit Issuer, PEC shall reimburse such Letter of Credit Issuer no later than the next business day after notice thereof; provided that if no such reimbursement is made, such reimbursement obligation shall be replaced with a borrowing by PEC (an “L/C Borrowing”), and no event of default shall result from such failure to reimburse.

2) Each RemainCo L/C Facility Lender shall pay to the applicable Letter of Credit Issuer its ratable share of any such L/C Borrowing by 1:00 p.m., New York City, on the next business day after the New L/C Agent provides notice of any L/C Borrowing.

3) All L/C Borrowings shall be payable in full on the maturity date with no amortization.

4) Prepayments of L/C Borrowings will result in the permanent reduction of the L/C Commitment in the amount of such prepayment.

5) Additionally, optional prepayments of L/C Borrowings and reductions of the L/C Commitment will be subject to the following call protection:

•  Prior to the 2-year anniversary of the Restructuring Effective Date: the greater of (i) 1.00% and (ii) the excess of (a) the sum of the present values of the remaining scheduled payments of interest, letter of credit participation fees and commitment fees (exclusive of accrued and unpaid interest and fees to the date of prepayment) through January 30, 2023 and the principal amount of L/C Borrowings and the face amount of outstanding Letters of Credit (calculated as set forth below) at 103% on the amount to be prepaid or reduced, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate, plus 50 basis points, and (b) the outstanding aggregate amount of L/C Borrowings and face amount of Letters of Credit (calculated as set forth below) prepaid or reduced. For purposes of clause (i), the unused L/C Commitment, the outstanding face value of Letters of Credit and principal amount of L/C Borrowings shall be based on such amounts outstanding as on the business day immediately prior to the date of prepayment or reduction.

•  From the 2-year anniversary of the Restructuring Effective Date through the 2-year, 6-months anniversary of the Restructuring Effective Date: 3.00% premium on the amount to be prepaid or reduced.

•  Thereafter: No prepayment penalty.

•  In addition to optional prepayments, any payment and commitment reduction premiums to apply if (x) the RemainCo L/C Facility is accelerated or terminated early (including as a result of automatic acceleration) as a result of bankruptcy or other events of default or (y) the obligations thereunder are repaid or prepaid as a result of the foreclosure and sale of, or collection of, collateral or in connection with the restructuring, reorganization or compromise of the obligations by a plan of reorganization or otherwise.

Security:	Existing collateral securing Priority Lien Debt; provided that (i) the currently excluded 35% of equity interests in the first tier foreign subsidiaries of PEC shall no longer be excluded Collateral; provided that, if at any time after the Restructuring Effective Date, in the good faith determination by PEC that the pledge of 100% of the voting capital stock of Peabody Investments (Gibraltar) Limited could reasonably result in a material cash tax liability, the L/C Facility Lenders and New L/C Agent will acknowledge in the RemainCo L/C Facility Agreement that Peabody Global Holdings, LLC’s legal charge over the stock of Peabody Investments (Gibraltar) Limited shall revert to levels such that there is no such material cash tax liability, (ii) the Priority Lien Debt shall be secured by the Wilpinjong Junior Lien and (iii) subject to further diligence, the Transaction Review Parties reserve the right to request that the Priority Lien Debt be secured by additional collateral and require additional perfection actions, subject to reasonable thresholds to be agreed by PEC and the Transaction Review Parties.

Financial Covenants:

Liquidity of $125 million (the “Minimum Liquidity Covenant”) as of the end of each fiscal quarter of PEC.

“Liquidity” to be defined as the sum, without duplication, of (x) unrestricted cash and cash equivalents of PEC and its Restricted Subsidiaries, (y) undrawn committed Indebtedness of PEC and its Restricted Subsidiaries actually available for use by PEC and its Restricted Subsidiaries for general corporate purpose or for working capital, and (z) undrawn committed amounts under any Permitted Securitization Program to the extent such amounts can be borrowed for general corporate purposes or working capital.

MFN to any financial covenants governing Indebtedness incurred by PEC or its Restricted Subsidiaries.

Permitted Debt of PEC and Restricted Subsidiaries:

Substantially the same as set forth in the Existing Credit Agreement; provided that:

(i) no additional Priority Lien Debt may be incurred after the Restructuring Effective Date other than (a) increases as a result of PIK interest, (b) any Permitted Refinancing Increase, (c) indebtedness under the RemainCo Term Loans and the 2024 Notes incurred as a result of an exercise of the Peabody Exchange Option and (d) Priority Lien Debt in the

form of notes (the “Refinanced Remaining 2022 Notes”) in an amount not to exceed (x) the principal amount of the 2022 Notes held by holders that are not Participating Noteholders (“Remaining 2022 Notes”) as of the Restructuring Effective Date and (y) interest paid-in-kind on such Refinanced Remaining 2022 Notes, so long as such indebtedness (I) shall have a maturity no earlier than December 31, 2024, (II) shall have a coupon no greater than 8.50% (of which no more than 6.00% may be paid in cash), (III) shall not contain any mandatory prepayment provisions, covenants, events of default or other terms, which are more favorable than those of the 2024 Notes and (IV) is issued solely in connection with the substantially simultaneous repurchase, retirement, repayment or exchange for Remaining 2022 Notes; and

(ii) indebtedness extended by any Loan Party to any non-Loan Party shall be limited to transactions in the ordinary course and consistent with past practice.

Permitted Liens on Assets of PEC and Restricted Subsidiaries:	Substantially the same as set forth in the Existing Credit Agreement.

Permitted Investments by PEC and Restricted Subsidiaries:	None, other than de minimis exceptions acceptable to the Transaction Review Parties and investments existing as of the Agreement Effective Date.

Restricted Payments by PEC and Restricted Subsidiaries:

None, other than de minimis exceptions acceptable to the Transaction Review Parties; provided that:

(i) PEC may repurchase the Remaining 2022 Notes in an amount equal to the sum of (a) the greater of (I) $25 million and (II) 75% of the aggregate principal amount of the Remaining 2022 Notes on the Restructuring Effective Date, (b) the amount of net cash proceeds from an offering of Qualified Equity Interests that has closed no later than 45 days prior to such repurchase and (c) the amount of net cash of Refinanced Remaining 2022 Notes issued to refinance (or the amount of Refinanced Remaining 2022 Notes issued in exchange for) the Remaining 2022 Notes; provided that, other than with respect to Refinanced Remaining 2022 Notes issued in exchange for Remaining 2022 Notes, the price paid for any such repurchase is less than (x) 50% of par, plus accrued and unpaid interest, if such repurchase occurs prior to one year before the maturity date of such Remaining 2022 Notes, (y) 75% of par, plus accrued and unpaid interest, if such repurchase occurs between one year and 45 days before the maturity of such Remaining 2022 Notes and (z) 100% of par, plus accrued and unpaid interest, if repurchased within 45 days before the maturity of such Remaining 2022 Notes; and

(ii) PEC may make open market purchases of Priority Lien Debt (excluding, for the avoidance of doubt, Remaining 2022 Notes) so long as (a) Liquidity on the date of any such repurchase is equal to or greater than $200 million after giving pro forma effect to any such repurchase and (b) for every $4 in principal amount of such Indebtedness repurchased, during any fiscal quarter ending on or before September 30, 2024, PEC must make an offer (a “Mandatory Offer”) on a pro rata basis to the RemainCo L/C Facility Lenders and holders of the 2024 Notes for $1 of outstanding aggregate L/C Commitments and L/C Borrowings within 30 days of the end of such fiscal quarter at a price equal to the weighted-average repurchase price paid with respect to open market purchases over such fiscal quarter (other than open market purchases made during such fiscal quarter resulting from Mandatory Offers). Any amounts declined pursuant to a Mandatory Offer or such similar mandatory offer under the New RemainCo Indenture will increase a builder basket that may be used for future debt repurchases at any time without triggering further Mandatory Offers; provided that no Mandatory Offer shall be required in connection with a repurchase of the Remaining 2022 Notes.

Mandatory Offers (other than with respect to the 2024 Notes) will be redeemed pursuant to the following principles:

•  RemainCo L/C Facility Lenders that participate in a mandatory offer (an “Offer Participant”) will continue to hold its L/C Commitment as a lender of record.

•  L/C Borrowings may be purchased by PEC and will be cancelled and retired.

•  Mandatory Offers will be applied, first, to an Offer Participant’s L/C Borrowings and, second, to the extent such Offer Participant has no L/C Borrowings outstanding, to its L/C Commitments.

•  Upon the acceptance of the Mandatory Offer, PEC to pay to Offer Participant (x) an amount equal to Offer Participant’s L/C Borrowings subject to the offer, less any applicable discount and (y) an amount equal to Offer Participant’s L/C Commitment subject to the offer (such amount, the “PEC L/C Committed Amount”), less any applicable discount (the “L/C Commitment Purchase Amount”).

•  After such date (x) the L/C Commitments have terminated and (y) the Offer Participant no longer has any Letter of Credit Participation obligations under the RemainCo L/C Facility, the Offer Participant shall pay to PEC the PEC L/C Committed Amount, less any amounts paid after the effective date of the exercise of the Mandatory Offer by the Offer Participant on account of its Letter of Credit drawing participation obligations with respect to its portion of its L/C Commitment that is a PEC L/C Committed Amount.

•  Letter of Credit participation fees on account of the L/C Purchase Amount to be turned over to PEC upon payment thereof.

•  Any PEC L/C Committed Amount will be disregarded for voting purposes.

•  Documentation with respect to the Mandatory Offer to be in form satisfactory to PEC and Offer Participant.

Permitted Dispositions by PEC and Restricted Subsidiaries:	Substantially the same as set forth in the Existing Credit Agreement.

Unrestricted Subsidiaries:	No designations of, investment in, or other transfers to, new Unrestricted Subsidiaries permitted after the Restructuring Effective Date.

Events of Default:	Substantially the same as set forth in the Existing Credit Agreement, provided that additional events of default will include (without limitation) (i) any termination of the Sureties TSA by any sureties signatory thereto, but only if any such termination or terminations results in PEC or any of their Subsidiaries (including PIC Corp, PIC LLC and their Subsidiaries) making payments or delivering collateral to such sureties beyond the collateral that such sureties are entitled to as of the Restructuring Effective Date, and such payments or additional collateral in excess of a fair market value (or face value with respect to delivered letters of credit or guarantees) of $50 million (a “PEC Sureties Event of Default”), or any modification to the Sureties TSA materially adverse to PEC or any of its subsidiaries and (ii) PEC fails to comply with any obligation under the TSA that survives or arises following the closing date (including any obligation under any post-effective date covenant) and the default or breach continues for a period of 30 consecutive days after written notice to PEC by the Administrative Agent.

Voting:

Usual and customary and consistent with the Existing Credit Agreement, provided that each RemainCo L/C Facility Lender shall have consent rights to the subordination of its obligations under the RemainCo L/C Credit Agreement or priming thereof under the L/C Facility Credit Agreement. Usual and customary class voting between holders of L/C Borrowings and holders of L/C Commitments.

Conditions Precedent to Closing:

Usual and customary, including:

1)  Delivery of a completed collateral questionnaire with respect to the Credit Parties, dated as of the Restructuring Effective Date, in form reasonably satisfactory to the New L/C Agent and the RemainCo L/C Facility Lenders.

2)  The New L/C Agent and the L/C Facility Lenders shall be satisfied with compliance under any applicable “know your customer” anti-money laundering rules and regulations, including the Patriot Act, and a completed certification regarding beneficial owners of legal entity customers, as required by FINCEN.

3)  The New L/C Agent and the RemainCo L/C Facility Lenders shall have received evidence satisfactory of flood insurance with respect to real property that is part of the Collateral as of the date hereof as may be required to comply with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and Biggert-Waters Flood Insurance Act of 2012.

4)  Delivery of an executed opinion of counsel to PEC and the other Credit Parties, in form and substance reasonably satisfactory to the New L/C Agent and the RemainCo L/C Facility Lenders, regarding due execution, enforceability, non-contravention of law and agreements (including the Existing Credit Agreement and the Existing Indenture) and such other matters reasonably requested by the New L/C Agent and the RemainCo L/C Facility Lenders.

5)  Delivery of an executed opinion of Gibraltar counsel to PEC and the other Credit Parties, in form and substance reasonably satisfactory to the New Wilpinjong Agent and the Wilpinjong Term Lenders, regarding the Gibraltar Pledge Agreement and such other matters reasonably requested by the New L/C Agent and the RemainCo L/C Facility Lenders.

6)  Delivery of an executed opinion of Indiana counsel to PEC and the other Credit Parties, in form and substance reasonably satisfactory to the New L/C Agent and the RemainCo L/C Facility Lenders, regarding due execution and such other matters reasonably requested by the New L/C Agent and the RemainCo L/C Facility Lenders.

7)  Delivery of such customary documents and certifications as the New L/C Agent and the RemainCo L/C Facility Lenders may reasonably require to evidence that each Credit Parties is validly existing and in good standing in its jurisdiction of organization.

Assignments: Company Consent to Assignments:

L/C Commitments and L/C Borrowings will be separately assignable.

Consents to assignments will be usual and customary and generally consistent with Existing Credit Agreement; provided the L/C Borrowings will be assignable without the consent of PEC, subject to restrictions on assignments to disqualified lenders (which shall not include the Consenting Noteholders or their easily identifiable affiliates) as designated by PEC in writing prior to the Restructuring Effective Date in consultation with the Administrative Agent.

Governing Law:	New York.

WILPINJONG INDENTURE:[7]

Issuer:	PIC LLC, as issuer. PIC Corp, as co-issuer.

Guarantor:	Same as Wilpinjong Term Loan Agreement.

Interest:	Same as Wilpinjong Term Loan Agreement.

[7]

The terms of the Wilpinjong Indenture are to be consistent with the description of notes for such issuance and subject to change in accordance with the TSA. The description of notes for such issuance is attached to the TSA.

Maturity Date:	Same as Wilpinjong Term Loan Agreement.

Repayment and Prepayment:	Same as Wilpinjong Term Loan Agreement; provided that PEC may apply a ratable portion (based on the aggregate principal amount of Wilpinjong Notes and aggregate principal amount of the Wilpinjong Term Loans outstanding at the time of prepayment) of mandatory prepayments to the Wilpinjong Term Loans to the extent required under the Wilpinjong Term Loan Agreement.

Security:	Same as Wilpinjong Term Loan Agreement.

Financial Covenants:	Same as Wilpinjong Term Loan Agreement.

Permitted Debt of Wilpinjong Credit Parties and Subsidiaries:	Substantially the same as Wilpinjong Term Loan Agreement.

Permitted Liens on Assets of Wilpinjong Credit Parties and Subsidiaries:	Substantially the same as Wilpinjong Term Loan Agreement.

Permitted Investments by Wilpinjong Credit Parties and Subsidiaries:	Substantially the same as Wilpinjong Term Loan Agreement.

Restricted Payments by Wilpinjong Credit Parties and Subsidiaries:	Substantially the same as Wilpinjong Term Loan Agreement; provided that voluntary prepayments of the Wilpinjong Term Loans shall only be permitted if a substantially simultaneous prepayment or repurchase of the Wilpinjong Notes is made in a ratable amount (based on the aggregate principal amount of Wilpinjong Notes and aggregate principal amount of the Wilpinjong Term Loans outstanding at the time of prepayment).

Permitted Dispositions by Wilpinjong Credit Parties and Subsidiaries:	Substantially the same as Wilpinjong Term Loan Agreement.

Unrestricted Subsidiaries:	Same as Wilpinjong Term Loan Agreement.

Holding Company Covenant:	Same as Wilpinjong Term Loan Agreement.

Events of Default:	Substantially the same as Wilpinjong Term Loan Agreement.

Exchange Option:	Substantially the same as Wilpinjong Term Loan Agreement with mechanics modified to reflect that the offer is for Wilpinjong Notes to exchange into 2024 Notes.

Voting:	Usual and customary.

Conditions Precedent:	Usual and customary.

NEW REMAINCO INDENTURE:[8]

Borrowers:	PEC, as issuer.

Guarantors:	Same as RemainCo L/C Facility.

Interest:	Interest shall accrue at a rate of 8.50% per annum, of which (x) 6.00% will be payable in cash and (y) 2.50% will be payable-in-kind, in each case payable semi-annually in arrears.

Maturity Date:	Same as RemainCo L/C Facility.

Repayment and Prepayment:

1)  Payable in full on the maturity date.

2)  Optional prepayments of 2024 Notes will be subject to the following call protection:

•  Prior to the 2-year anniversary of the Restructuring Effective Date: the greater of (i) 1.00% and (ii) the excess of (a) the sum of the present values of the remaining scheduled payments of interest (exclusive of accrued and unpaid interest to the date of prepayment) through December 31, 2022 and a redemption price of 104.25% on the amount to be prepaid on December 31, 2022, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate, plus 50 basis points, and (ii) the aggregate accreted value of the 2024 Notes to be prepaid.

•  From the 2-year anniversary of the Restructuring through the 3-year anniversary of the Restructuring Effective Date: 4.25% premium on the amount to be prepaid.

[8]

The terms of the New RemainCo Indenture are to be consistent with the description of notes for such issuance and subject to change in accordance with the TSA. The description of notes for such issuance is attached to the TSA.

•  Thereafter: No prepayment penalty.

•  In addition to the optional prepayments, any payment premiums to apply if the 2024 Notes (x) are accelerated (including as a result of automatic acceleration) as a result of bankruptcy or other events of default or (y) or prepaid or repaid as a result of the foreclosure and sale of, or collection of, collateral or in connection with the restructuring, reorganization or compromise of the obligations by a plan of reorganization or otherwise.

Security:	Same as RemainCo L/C Facility.

Financial Covenants:

None.

To the extent that the RemainCo L/C Facility Lenders receive any consent fee, reduction in L/C Commitment (accompanied by any required payment or prepayment) or additional security received on account of an amendment to, or waiver or forbearance of, the Minimum Liquidity Covenant or other financial maintenance covenant, the holders of the 2024 Notes will receive the same consideration.

Permitted Debt of PEC and Restricted Subsidiaries:

Substantially the same as set forth in the Existing Indenture; provided that (i) no additional Priority Lien Debt may be incurred after the Restructuring Effective Date other than (a) increases as a result of PIK interest, (b) any Permitted Refinancing Increase, (c) indebtedness under the RemainCo Term Loans and the 2024 Notes incurred as a result of an exercise of the Peabody Exchange Option and (d) Refinanced Remaining 2022 Notes in an amount not to exceed (x) the principal amount of the Remaining 2022 Notes and (y) interest paid-in-kind on such Refinanced Remaining 2022 Notes, so long as such indebtedness (I) shall have a maturity no earlier than December 31, 2024, (II) shall have a coupon no higher than 8.50% (of which no more than 6.00% may be paid in cash) and (III) shall not contain any mandatory prepayment provisions, covenants, events of default or other terms, which are more favorable than those of the 2024 Notes; and

(ii) indebtedness extended by any Loan Party to any non-Loan Party shall be limited to transactions in the ordinary course and consistent with past practice.

Permitted Liens on Assets of PEC and Restricted Subsidiaries:	Substantially the same as set forth in the Existing Indenture.

Permitted Investments by PEC and Restricted Subsidiaries:	Substantially the same as RemainCo L/C Facility.

Restricted Payments by PEC and Restricted Subsidiaries:	Substantially the same as RemainCo L/C Facility, including that PEC may make open market purchases of Priority Lien Debt (excluding, for the avoidance of doubt, Remaining 2022 Notes) so long as (a) Liquidity on the date of any such repurchase is equal to or greater than $200 million after giving pro forma effect to any such repurchase and (b) for every $4 in principal amount of such Debt repurchased, during any fiscal quarter ending on or before September 30, 2024, PEC must make a Mandatory Offer on a pro rata basis to the RemainCo L/C Facility Lenders and holders of the 2024 Notes for $1 of an aggregate accreted value and/or outstanding aggregate principal amount within 30 days of the end of such fiscal quarter at a price equal to the weighted-average repurchase price paid with respect to open market purchases over such fiscal quarter (other than open market purchases made during such fiscal quarter resulting from Mandatory Offers). Any amounts declined pursuant to a Mandatory Offer or such similar mandatory offer under the New RemainCo L/C Facility will increase a builder basket that may be used for future debt repurchases at any time without triggering further Mandatory Offers; provided that no Mandatory Offer shall be required in connection with a repurchase of the Remaining 2022 Notes.

Permitted Dispositions by PEC and Restricted Subsidiaries:	Substantially the same as set forth in the Existing Indenture.

Unrestricted Subsidiaries:	Same as RemainCo L/C Facility.

Events of Default:	Substantially the same as set forth in the Existing Indenture, provided additional events of default will include (without limitation) that (i) any PEC Sureties Event of Default, or any modification to the Sureties TSA materially adverse to PEC or any of its subsidiaries and (ii) PEC fails to comply with any obligation under the TSA that survives or arises following the issue date (including any obligation under any post-effective date covenant) and the default or breach continues for a period of 30 consecutive days after written notice to PEC by the Trustee or to PEC and the Trustee by the holders of 25% or more in aggregate principal amount of outstanding 2024 Notes.

Voting:	Amendments customarily requiring a majority of noteholders will require holders of 66.67% of the aggregate principal amount of outstanding 2024 Notes, provided that amendments that (i) release substantially all of the collateral, (ii) alter or waive the provisions with respect to the redemption of the notes in connection with a change of control or asset sale or (iii) modify or change any provisions of the indenture affecting the ranking of the 2024 Notes in a manner materially adverse to the holders will, in each case, require the consent of holder representing 85% of the aggregate principal amount of outstanding 2024 Notes.

Conditions Precedent:	Usual and customary.

MISCELLANEOUS:

Debt Trading:	None of the indebtedness under the Definitive Debt Documentation shall be stapled.

Exhibit B

RemainCo Notes DoN

DESCRIPTION OF THE NEW PEABODY NOTES

In this “Description of the New Peabody Notes,” the terms “we,” “us,” “our” and “Company” refer only to Peabody Energy Corporation and any successor obligor, and not to any of its subsidiaries. You can find the definitions of certain other terms used in this description under “—Certain Definitions.”

On the Issue Date, the Company will issue up to $255.58 million in initial aggregate principal amount of 8.500% senior secured notes due 2024 (the “notes”) under an indenture (the “indenture”), among itself, the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act. Holders of the notes will not be entitled to any registration rights. See “Notice to Investors.” It is not anticipated that the indenture will be qualified under, or subject to, the Trust Indenture Act of 1939, as amended, and, as a result, holders of the notes will not receive the protection afforded thereby. The Security Documents referred to below define the terms of the agreements that will secure the notes and the Note Guarantees. Only registered holders of notes will have rights under the indenture, and all references to “holders” or “noteholders” in the following description are to registered holders of notes.

The following description is a summary of the material provisions of the indenture, the notes and the Security Documents. Because this is a summary, it may not contain all the information that is important to you. You should read each of these documents in its entirety because such documents, and not this description, will define the Company’s obligations and your rights as holders of the notes.

Brief Description of the New Peabody Notes

The notes:

(1)	will be general senior secured obligations of the Company;

(2)

will be secured, equally and ratably, on a first-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), by Liens on the assets of the Company that constitute Peabody Collateral, subject to certain exceptions and Permitted Liens;

(3)

will be secured, equally and ratably, on a second-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), in the Second Lien Collateral;

(4)

will be pari passu in right of payment with all existing and future senior Debt of the Company; the payment obligations of the Company under the notes shall at all times rank at least equally with all the Company’s other present and future Indebtedness;

(5)	will be effectively senior to any future senior unsecured Obligations or Junior Lien Obligations of the Company to the extent of the value of the Collateral;

(6)	will be structurally subordinated to any existing and future Debt and other liabilities of the Company’s non-Guarantor Subsidiaries (including, without limitation, any Unrestricted Subsidiaries);

(7)	will be senior in right of payment to any future subordinated Debt of the Company; and

(8)	will be unconditionally guaranteed by the Guarantors.

The notes will mature on December 31, 2024. The notes will bear interest commencing the date of issue at the rate of 8.500% per annum. Subject to the provisions of the indenture, cash interest (“Cash Interest”) will accrue on the Accreted Value of the notes at the rate of 6.000% per annum from the Issue Date, or from the most recent date after the Issue Date to which interest has been paid or provided for. Cash Interest will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2021, to holders of record on the immediately preceding June 15 and December 15, respectively. In addition, additional interest payable as paid-in-kind interest (“PIK Interest”) will accrue on the Accreted Value of notes at the rate of 2.500% per annum from the Issue Date, or from the most recent date after the Issue Date to which interest has been paid or provided for. PIK Interest will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2021, to holders of record on the immediately preceding June 15 and December 15, respectively, by increasing the principal amount of the notes by the amount of such PIK Interest accrued for such interest period, rounded up to the nearest $1.00. The Accreted Value of the notes as of any date will be the principal amount of the notes as of such date (or such lesser or greater amount as shall be outstanding under the indenture from time to time, and subject to any redemption, repurchase or other retirement thereof, in whole or in part), and will reflect the amount of any PIK Interest through the immediately preceding interest payment date. If any note is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange, the exchanging holder will receive interest on the interest payment date solely in the form of Cash Interest and interest on the note received in exchange thereof will accrue from such interest payment date. The notes will be issued in an aggregate initial principal amount of up to $255.58 million (the “initial notes”). The initial notes will have an initial Accreted Value equal to their initial principal amount.

The notes will bear interest, payable in cash, on overdue principal, and, to the extent lawful, on overdue interest, at a rate that is 2.00% per annum higher than the rate otherwise applicable to Cash Interest on the notes. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on the maturity date and upon redemption will be payable solely as Cash Interest, with any PIK Interest that would have been due at such date compounded into the principal amount due on such date.

Except as set forth in “—Book-Entry, Delivery and Form,” the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that after the first interest payment date, the notes will be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Additional Notes

Subject to the covenants described below, the Company may issue additional notes (the “Additional Notes”), in an unlimited amount from time to time under the indenture having the same terms in all respects as the notes except that interest on such Additional Notes may, if provided in such Additional Notes, accrue from the date of their issuance or from the most recent interest payment date and not from the Issue Date. Any Additional Notes will be secured, equally and ratably, with the notes and any other Priority Lien Obligations. Except as otherwise stated herein, the notes offered hereby and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and will vote together as one class on all matters. Notwithstanding the foregoing, any Additional Notes that are not fungible with the notes offered hereunder for United States federal income tax purposes shall have a separate CUSIP number and ISIN from the notes. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of the New Peabody Notes” include any Additional Notes that are actually issued.

The Note Guarantees

The obligations of the Company pursuant to the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s Restricted Subsidiaries that guarantees the obligations of the Company under the Existing Credit Facility, the LC Agreement, the 2025 Notes Indenture, the 2022 Notes Indenture and any other Priority Lien Debt.

Each Note Guarantee of the notes:

(1)	will be a general senior secured obligation of such Guarantor;

(2)

will be secured, equally and ratably, on a first-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), by Liens on the assets of such Guarantor that constitute Peabody Collateral, subject to certain exceptions and Permitted Liens;

(3)

will be secured, equally and ratably, on a second-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under any Credit Facility that is a Priority Lien Obligation), by Liens on the assets of such Guarantor that constitute Second Lien Collateral;

(4)	will be pari passu in right of payment with all existing and future senior Debt of such Guarantor;

(5)	will be effectively senior to any future senior unsecured Obligations or Junior Lien Obligations of such Guarantor to the extent of the value of the Collateral; and

(6)	will be senior in right of payment to any future subordinated Debt of such Guarantor.

Not all of our Subsidiaries will guarantee the notes. For instance, none of our Foreign Subsidiaries and none of our Foreign Subsidiary Holdcos will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of and for the twelve months ended September 30, 2020, on a pro forma basis after giving effect to the Refinancing Transactions, the non-Guarantor Subsidiaries represented approximately 29% of our total consolidated liabilities, generated 38% of our consolidated revenues (after intercompany eliminations) and held 45% of our consolidated assets (after intercompany eliminations).

On the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries” except for Ribfield Pty. Ltd, Middlemount Mine Management Pty Ltd, Middlemount Coal Pty Ltd, Newhall Funding Company, P&L Receivables Company, LLC, Sterling Centennial Missouri Insurance Corporation, Wilpinjong Coal Pty Ltd, PIC AU Holdings LLC, PIC AU Holdings Corporation, and PIC Acquisition Corp. Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes. Other than the Unrestricted Subsidiaries listed above, the indenture governing the notes will prohibit the designation of any other Subsidiary as an Unrestricted Subsidiary.

The Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Notes and the Refinancing Transactions—Fraudulent transfer and other laws may limit your rights as a noteholder.”

The Note Guarantee of a Guarantor will automatically terminate upon:

(1)

a sale or other disposition (including by way of consolidation or merger or otherwise) of the Guarantor or the sale or other disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) in connection with a transaction or circumstance that does not violate the indenture,

(2)

a disposition of the majority of the Capital Stock of the Guarantor to a third Person in connection with a transaction or circumstance that does not violate the indenture, after which the Guarantor is no longer a Restricted Subsidiary,

(3)	a liquidation or dissolution of the Guarantor so long as no Default occurs as a result thereof, if its assets are distributed to the Company or another Guarantor,

(4)	the Guarantor ceasing to be a Restricted Subsidiary in accordance with the indenture, or

(5)	legal defeasance, covenant defeasance or satisfaction and discharge of the indenture, as provided in “—Defeasance and Discharge.”

Collateral

The obligations of the Company with respect to the notes, the obligations of the Guarantors under the Note Guarantees and the performance of all other obligations of the Company and the Guarantors under the indenture will be secured equally and ratably by (a) first priority Liens in the Peabody Collateral granted to the Priority Collateral Trustee for the benefit of the holders of the notes and any other Priority Lien Obligations and (b) second priority liens on the Second Lien Collateral. These Liens will be senior in priority to the Liens securing Junior Lien Obligations with respect to the Collateral. The Liens securing Junior Lien Obligations will be held by the Junior Collateral Trustee. The notes offered hereby will be considered to be Priority Lien Debt for purposes of the Collateral Trust Agreement. All Liens securing Priority Lien Obligations will be held by the Priority Collateral Trustee and administered pursuant to the Collateral Trust Agreement. References to “Collateral Trustee” herein shall mean each of (i) the Priority Collateral Trustee and (ii) the Junior Collateral Trustee.

The Collateral comprises (a) first priority liens over (i) substantially all of the assets of the Company, Pledgor and the Guarantors, except for the Excluded Assets, (ii) 100% of the capital stock of each Domestic Restricted Subsidiary of the Company, 100% of the capital stock of each first tier Foreign Subsidiary of the Company or a Foreign Subsidiary Holdco, except in each case to the extent that such capital stock constitutes an Excluded Asset, (iii) a legal charge by Pledgor of 100 % of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited, provided that, if at any time after the Issue Date, in the good faith determination by the Company that the pledge of 100% of the voting capital stock of Peabody Investments (Gibraltar) Limited could reasonably result in a material cash tax liability, the legal charge over the stock of Peabody Investments (Gibraltar) Limited shall be reduced to levels such that there is no such material cash tax liability and (iv) all intercompany debt owed to the Company, Pledgor or any Guarantor (the “Peabody Collateral”) and (b) second priority liens on the Second Lien Collateral (clauses (a) and (b), collectively (the “Collateral”). The Collateral Trustee will not hold liens for the benefit of the holders of Secured Debt Obligations on any Excluded Assets.

Certain security interests in favor of the Peabody Collateral Trustee may not be in place and/or perfected (to the extent possible under applicable law) as of the Issue Date. With respect to any liens on or security interests in the Peabody Collateral that are not created or perfected (to the extent possible under applicable law) on or prior to such date, the Company will be required to have all such security interests created or perfected (to the extent possible under applicable law) within 90 days after the Issue Date (or such later date as may be agreed to in accordance with the Transaction Support Agreement); however no assurance can be given that such security interest will be granted or perfected on a timely basis.

Collateral Trust Agreement

The Company and the other Grantors have entered into the Collateral Trust Agreement, dated as of April 3, 2017, with the Junior Collateral Trustee, the Priority Collateral Trustee and each other Secured Debt Representative. The Collateral Trust Agreement sets forth the terms on which each of the Priority Collateral Trustee and the Junior Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all Liens upon the Collateral at any time held by it, in trust for the benefit of the current and future holders of the Secured Obligations (or applicable Series or Class thereof).

Collateral Trustee

Wilmington Trust, National Association was appointed pursuant to the Collateral Trust Agreement to serve as Priority Collateral Trustee for the benefit of the holders of the notes offered hereby and all other Priority Lien Obligations outstanding from time to time.

Wilmington Trust, National Association was appointed pursuant to the Collateral Trust Agreement to serve as Junior Collateral Trustee for the benefit of the holders of the Junior Lien Obligations outstanding from time to time.

Neither the Company nor any of its Affiliates may act as Collateral Trustee.

Each of the Priority Collateral Trustee and the Junior Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral at any time held by it created by the relevant Security Documents.

Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Secured Parties in accordance with the Collateral Trust Agreement (or, following the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders in accordance with the Collateral Trust Agreement, subject to the terms described below under the caption “—Restrictions on Enforcement of Junior Liens”), the Collateral Trustee is not obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Company will deliver to each Secured Debt Representative copies of all Security Documents delivered to the Collateral Trustee acting for the benefit of such Secured Debt Representative.

Enforcement of Liens

The Collateral Trust Agreement provides that if a Secured Debt Representative delivers at any time to the Collateral Trustee written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the applicable Security Documents, such Secured Debt Representative will promptly deliver written notice thereof to each other Secured Debt Representative and the other Collateral Trustee. Thereafter, the Collateral Trustee may await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties; provided, however, that from and after the Junior Lien Enforcement Date (as defined below), the Junior Collateral Trustee shall exercise or decline to exercise enforcement rights, powers and remedies as directed by the Required Junior Lien Debtholders, as described below under the caption “—Restrictions on Enforcement of Junior Liens,” unless the Priority Lien Secured Parties or a Priority Lien Representative shall have caused the Priority Collateral Trustee to commence and diligently pursue the exercise of rights and remedies with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives). Unless it has been directed to the contrary by an Act of Required Secured Parties (or, from and after the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders, subject to the terms described under the caption “—Restrictions on Enforcement of Junior Liens”) or as otherwise expressly provided in the Collateral Trust Agreement, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the Secured Parties.

Priority of Liens

The Collateral Trust Agreement provides that notwithstanding anything therein or in any other Security Document to the contrary, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, the Collateral Trust Agreement and the other Security Documents will create two separate and distinct Trust Estates and Liens:

(1) each Grantor’s right, title and interest in, to and under all Collateral, granted to the Priority Collateral Trustee under any Priority Lien Security Document for the benefit of the Priority Lien Secured Parties, together with all of the Priority Collateral Trustee’s right, title and interest in, to and under the Priority Lien Security Documents, and all interests, rights, powers and remedies of the Priority Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”), and Priority Lien securing the payment and performance of the Priority Lien Obligations;

(2) Lien Obligations now or hereafter held by the Priority Collateral Trustee for the benefit of the Priority Lien Secured Parties or held by any Priority Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on Collateral securing the Junior Lien Obligations; and

(3) each Grantor’s right, title and interest in, to and under all Collateral granted to the Junior Collateral Trustee under any Junior Lien Security Document for the benefit of the Junior Lien Secured Parties, together with all of the Junior Collateral Trustee’s right, title and interest in, to and under the Junior Lien Security Documents, and all interests, rights, powers and remedies of the Junior Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively the “Junior Trust Estate” and together with the Senior Trust Estate, the “Trust Estates”), and Junior Lien securing the payment and performance of the Junior Lien Obligations;

and the Collateral Trust Agreement provides that any Liens on Collateral securing the Junior Lien Obligations held by the Junior Collateral Trustee for the benefit of the Junior Lien Secured Parties or held by any Junior Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject to the priority of and subordinate to any Liens on Collateral securing the Priority Lien Obligations.

The Collateral Trust Agreement further provides that in the event that any Junior Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of any Junior Lien Obligations, such judgment lien shall be subordinated to the Priority Liens on the same basis as the Junior Liens are subordinated to the Priority Liens.

Collateral Sharing Equally and Ratably within Class

The Collateral Trust Agreement provides that the payment and satisfaction of all of the Secured Obligations within each Class is secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Secured Obligations within such Class or the date, time, method or order of grant, attachment or perfection of any Liens securing such Secured Obligations within such Class and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or the time of incurrence of any other Priority Lien Obligation or Junior Lien Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or the Junior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, and the Collateral Trust Agreement further provides that:

(1)

all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of

Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Collateral Trustee for the benefit of all Junior Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, the Collateral Trust Agreement provides that this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(2)

all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Priority Lien Debt (and any Swap Obligations and any Cash Management Obligations related to such Series of Priority Lien Debt), whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt (and any Swap Obligations and any Cash Management Obligations related to such Series of Priority Lien Debt), and that all such Priority Liens will be enforceable by the Priority Collateral Trustee for the benefit of all Priority Lien Secured Parties equally and ratably provided, however, that notwithstanding the foregoing, the Collateral Trust Agreement provides that (x) this provision will not be violated with respect to any particular Collateral and any particular Series of Priority Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Priority Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Priority Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property and (y) this provision will not be violated with respect to any particular Swap Obligations or Cash Management Obligations if the related Swap Contract or Cash Management Agreement prohibits the applicable Hedge Provider or Cash Management Provider from accepting the benefit of a Lien on any particular asset or property or such Hedge Provider or Cash Management Provider otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;

The Collateral Trust Agreement further provides that the foregoing provision will not alter the priorities of the Liens of the Priority Collateral Trustee and the Junior Collateral Trustee or among Secured Parties belonging to different Classes as provided above under the caption “—Priority of Liens.”

Restrictions on Enforcement of Junior Liens

The Collateral Trust Agreement provides that, until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Priority Lien Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (6), and subject to the rights of the holders of Permitted Prior Liens, including the provisions described below under the caption “—Provisions of the Indenture Relating to Security—Relative Rights,” the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Priority Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and no Junior Lien Representative or Junior Lien Secured Party may authorize or direct the Junior Collateral Trustee with respect to such matters; provided, however, that the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may so direct the Junior Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral thereunder after the date (the “Junior Lien Enforcement Date”) that is 180 days after the later of: (i) the date on which any Junior Lien Representative has declared the existence of any Event of Default under (and as defined in) any Junior Lien Document and demanded the repayment of all the principal amount of all Junior Lien Obligations thereunder; and (ii) the date on which the Collateral Trustee and each Priority Lien Representative has received notice from such Junior Lien Representative of such declarations of an Event of Default; provided further that notwithstanding anything in the Collateral Trust Agreement to the contrary, the Junior Lien Enforcement Date shall be stayed and shall be deemed not to have occurred (I) at any time the Priority Collateral Trustee has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives); (II) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (III) solely with respect to any ABL Priority Collateral, at any time that the Priority Collateral Trustee is stayed from taking any enforcement action pursuant to the terms of the ABL Intercreditor Agreement. Notwithstanding the foregoing, subject to the rights of the ABL Collateral Agent under the ABL Intercreditor Agreement, the requisite Junior Lien Secured Parties may direct the Junior Collateral Trustee or the Junior Lien Representative, as applicable (and, in the case of subclauses (5) and (6) below, any Junior Lien Secured Party may):

(1)	without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)

as necessary to redeem any Collateral in a creditors’ redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations;

(3)

in order to perfect or establish the priority (subject to Priority Liens) of the Junior Liens upon any Collateral; provided that the Junior Lien Secured Parties may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Priority Collateral Trustee taking any action for possession or control required by any Security Documents and the Priority Collateral Trustee agreeing pursuant to the Collateral Trust Agreement that the Priority Collateral Trustee agrees to act as bailee and/or agent for and on behalf of the Junior Collateral Trustee for the benefit of the Junior Lien Secured Parties as specified in the Collateral Trust Agreement;

(4)	as necessary to create, prove, preserve or protect (but not enforce) its rights in, and perfection and priority of the Junior Liens upon any Collateral;

(5)

file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties, including any claims secured by the Collateral, if any, or the avoidance of any Junior Lien, in each case to the extent not inconsistent with the terms of the Collateral Trust Agreement; or

(6)

vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim or statement of interest, make other filings and make any arguments and motions that are, in each case, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or any Junior Lien Representative may be inconsistent with the provisions of the Collateral Trust Agreement.

Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, none of the Junior Lien Secured Parties, the Junior Collateral Trustee (unless acting pursuant to an Act of Required Secured Parties) or any Junior Lien Representative will:

(1)

request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Priority Lien Secured Parties in respect of the Priority Liens (subject to the exceptions set forth above in clauses (1) through (7)) or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(2)

oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any Priority Lien Secured Party or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3)

oppose or otherwise contest any lawful exercise by any Priority Lien Secured Party or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(4)

oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;

(5)

contest, protest or object to any foreclosure proceeding or action brought by the Priority Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party or any other exercise by the Priority Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise and each Junior Lien Representative on behalf of itself and each Junior Lien Secured Party hereby waives any and all rights it may have to object to the time or manner in which the Priority Collateral Trustee or any Priority Lien Secured Party seeks to enforce the Priority Lien Obligations or the Priority Liens, in each case, subject to the exceptions set forth above in clauses (1) through (7);

(6)

contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Priority Liens or the amount, nature or extent of the Priority Lien Obligations; or

(7)	object to the forbearance by the Priority Collateral Trustee from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

provided, that notwithstanding the foregoing, the Required Junior Lien Debtholders (or any Junior Lien Representative representing such Required Junior Lien Debtholders) may direct the Junior Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral from and after the Junior Lien Enforcement Date as described under the caption “—Restrictions on Enforcement of Junior Liens.”

Except as specifically set forth in the Collateral Trust Agreement, both before and during an Insolvency or Liquidation Proceeding, the Junior Lien Secured Parties and the Junior Lien Representative may take any actions and exercise any and all rights that would be available to a holder of unsecured claims that are not inconsistent with the Collateral Trust Agreement.

At any time prior to the Discharge of Priority Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor or (b) the Junior Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Secured Parties stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the Priority Lien Secured Parties securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Company or any other Grantor to the Junior Collateral Trustee or any Junior Lien Secured Party (including, without limitation, payments and prepayments made from such proceeds for application to Junior Lien Obligations and all other payments and deposits made from such proceeds pursuant to any Junior Lien Document).

All proceeds of Collateral received by the Junior Collateral Trustee, any Junior Lien Representative or any Junior Lien Secured Party in violation of the two immediately preceding paragraphs and all proceeds of

Collateral received by the Junior Collateral Trustee, any Junior Lien Representative or Junior Lien Secured Party in connection with any exercise of remedies against the Collateral will be held by the Junior Collateral Trustee, the applicable Junior Lien Representative or the applicable Junior Lien Secured Party in trust for the account of the Priority Lien Secured Parties and remitted to the Priority Collateral Trustee for application in accordance with the provisions described below under the caption “Collateral Trust Agreement—Order of Application.” The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted until applied to satisfy the Priority Lien Obligations. All proceeds of Collateral received by the Junior Collateral Trustee, any Junior Lien Secured Party and Junior Lien Representative not in violation of the two immediately preceding paragraphs will be received by the Junior Collateral Trustee, the Junior Lien Secured Parties and the Junior Lien Representatives free from the Priority Liens and all other Liens except the Junior Liens.

Waiver of Right of Marshalling

The Collateral Trust Agreement provides that, prior to the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties, each Junior Lien Representative and the Junior Collateral Trustee may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder under applicable law, as against the Priority Lien Secured Parties or the Priority Lien Representatives (in their respective capacities as such). Following the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties and any Junior Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the Priority Lien Secured Parties.

Insolvency or Liquidation Proceedings

The Collateral Trust Agreement provides that, if in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the Priority Lien Secured Parties by an Act of Required Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), or to permit the Company or any other Grantor to obtain financing, whether from the Priority Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative for itself and on behalf of the other Junior Lien Secured Parties represented by it, will raise no objection to such Cash Collateral use or DIP Financing including any proposed orders for such Cash Collateral use and/ or DIP Financing which are acceptable to the Priority Lien Secured Parties) and to the extent the Liens securing the Priority Lien Obligations are subordinated to or pari passu with such DIP Financing, the Junior Collateral Trustee will subordinate its Junior Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Priority Lien Secured Parties or to the extent permitted as described below under this caption “—Insolvency or Liquidation Proceedings;” provided that the Junior Lien Secured Parties will retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Junior Lien Secured Party may provide DIP Financing to the Company or other Grantor secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, provided that if no Priority Lien Secured Party offers to provide DIP Financing to the extent permitted under this paragraph on or before the date of the hearing to approve DIP Financing, then a Junior Lien Secured Party may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations, and the Priority Lien Secured Parties may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Junior Lien Obligations. Each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf itself and the Junior Lien Secured Parties represented by it agree that each of them will not seek consultation rights in connection with, and will raise no objection to or oppose a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Priority Lien Secured Parties have consented to such sale, liquidation or other disposition; provided that, to the extent such sale, liquidation or other disposition is to be free and clear of Liens, the Liens securing the Priority Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale, liquidation or other disposition on the same basis of priority as the Liens on the Collateral securing the Priority Lien Obligations rank to the Liens on the Collateral securing the Junior Lien Obligations pursuant to the Collateral Trust Agreement. Each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of itself and the Junior Lien Secured Parties represented by it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite Priority Lien Secured Parties have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Secured Parties will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Junior Lien Secured Parties under Section 363(k) of the Bankruptcy Code.

The Collateral Trust Agreement provides that until the Discharge of Priority Lien Obligations has occurred, none of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative, for itself and on behalf of the other Junior Lien Secured Party represented by it, shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Secured Parties, unless a motion for adequate protection permitted under this caption “—Insolvency or Liquidation Proceedings” has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Priority Lien Secured Parties for relief from such stay.

The Collateral Trust Agreement provides that if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Priority Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of the Collateral Trust Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

The Collateral Trust Agreement provides that none of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative, for itself and on behalf of the other Junior Lien Secured Parties represented by it shall contest (or support any other Person contesting): (1) any request by the Priority Lien Representatives or the Priority Lien Secured Parties for adequate protection under any Bankruptcy Law; or (2) any objection by the Priority Lien Representatives or the Priority Lien Secured Parties to any motion, relief, action or proceeding based on the Priority Lien Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding: (1) if the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or Junior Lien Representative, on behalf of itself or any of the other Junior Lien Secured Parties represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Priority Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Priority Lien Obligations under the Collateral Trust Agreement; and (2) each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representatives and the Junior Lien Secured Parties shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted senior replacement

Liens on the Collateral; and (C) an administrative expense claim; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of the Junior Lien Secured Parties represented by it. If any Junior Lien Secured Party receives adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”), and the Priority Lien Secured Parties do not receive payment in full in cash of all Priority Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Junior Lien Secured Party shall pay over to the Priority Lien Secured Party an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Secured Parties and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the Priority Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Priority Lien Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the Priority Lien Secured Parties shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Junior Lien Secured Parties in exchange for the Pay-Over Amount. Notwithstanding anything in the Collateral Trust Agreement to the contrary, the Priority Lien Secured Parties shall not be deemed to have consented to, and expressly retain their rights to object to the grant of adequate protection in the form of cash payments to the Junior Lien Secured Parties made pursuant to this paragraph.

Nothing in the Collateral Trust Agreement, except as expressly provided therein, prohibits or in any way limits any Priority Lien Representative or any Priority Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), any Junior Lien Representative or any of the other Junior Lien Secured Parties, including the seeking by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties of adequate protection or the asserting by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), any Junior Lien Representative or any of the other Junior Lien Secured Parties of any of its rights and remedies under the Junior Lien Documents or otherwise.

The Collateral Trust Agreement provides that if any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of Priority Lien Obligations (a “Recovery”), then such Priority Lien Secured Party shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Priority Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If the Collateral Trust Agreement is terminated prior to such Recovery, the Collateral Trust Agreement will be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

The Collateral Trust Agreement provides that the grants of Liens pursuant to the Priority Lien Security Documents and the Junior Lien Security Documents constitute two separate and distinct grants of Liens; and because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Priority Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. If it is held that the claims of the Priority Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then all distributions will be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Priority Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Priority Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Secured Parties with respect to the Collateral, and the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or each Junior Lien Representative, as applicable, for itself and on behalf of the Junior Lien Secured Parties for whom it acts as representative, will turn over to the Priority Collateral Trustee for application in accordance with the Collateral Trust Agreement, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties).

The Collateral Trust Agreement provides that, notwithstanding any other provision to the contrary, each Junior Lien Representative and the Junior Collateral Trustee, for itself and on behalf of each other Junior Lien Secured Party represented by it, agrees that none of such Junior Lien Representative or the Junior Collateral Trustee, the Junior Lien Secured Parties represented by it or any agent or trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any plan of reorganization that provides for the impairment of repayment of the Priority Lien Obligations unless the Priority Lien Secured Parties or the Priority Lien Representative, in each case, specified in clauses (1) or (2) of the definition of Act of Required Secured Parties shall have consented to such plan in writing.

The Collateral Trust Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an insolvency proceeding. All references in the Collateral Trust Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an insolvency proceeding.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any collection, sale, foreclosure or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such collection, sale, foreclosure or other enforcement and the proceeds received by the Collateral Trustee or any Priority Lien Secured Party or Junior Lien Secured Party of any insurance policy maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral will be distributed by the Collateral Trustee, subject to the terms of the ABL Intercreditor Agreement, in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable to the Collateral Trustee or any co-trustee or agent of the Collateral Trustee);

SECOND, to the repayment of obligations, other than the Secured Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Lien has priority over the Priority Liens but only if such obligation is discharged (in whole or in part) in connection with such sale;

THIRD, to the respective Priority Lien Representatives on a pro rata basis for each Series of Priority Lien Debt (and Swap Obligations represented by such Priority Lien Representative) that are secured by such Collateral for application to the payment of all such outstanding Priority Lien Debt and any other such Priority Lien Obligations (other than Cash Management Obligations) that are then due and payable and so secured (for application in such order as may be provided in the Priority Lien Documents applicable to the respective Priority Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations (other than Cash Management Obligations) that are then due and payable and so secured (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the respective Priority Lien Representatives on a pro rata basis for any Cash Management Obligations represented by such Priority Lien Representative that are secured by such Collateral for application to the payment of all such Cash Management Obligations that are then due and payable (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

FIFTH, to the respective Junior Lien Representatives on a pro rata basis for each Series of Junior Lien Debt that are secured by such Collateral for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are so secured and then due and payable (for application in such order as may be provided in the Junior Lien Documents applicable to the respective Junior Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable and so secured (including, to the extent legally permitted, all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Secured Debt has released its Lien on any Collateral as set forth in the Collateral Trust Agreement, then such Series of Secured Debt and any related Secured Obligations of that Series thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series.

If any Junior Collateral Trustee, the Junior Lien Representative or any Junior Lien Secured Party collects or receives on account of any Junior Lien Obligations any proceeds of any foreclosure, collection or other enforcement, proceeds of any insurance maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral and any proceeds of any assets that were subject to Priority Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Priority Lien Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such Junior Lien Secured Party, as the case may be, will forthwith deliver the same to the Priority Collateral Trustee, for the account of the Priority Lien Secured Parties, to be applied in accordance with the provisions set forth in the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, for the benefit of the Priority Lien Secured Parties.

The provisions set forth under this caption “—Order of Application” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a lien sharing and priority confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

Release of Liens on Collateral

The Collateral Trust Agreement provides that the Priority Collateral Trustee’s and/or Junior Collateral Trustee’s Liens, as applicable, upon the Collateral will be released or subordinated in any of the following circumstances:

(1) the Collateral Trustee’s Liens will be released in whole, upon (A) payment in full in cash and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged; (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation, termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents or, solely to the extent if any agreed to by the issuer of any outstanding letter of credit issued pursuant to any Secured Debt Document, the issuance of a back to back letter of credit in favor of the issuer of any such outstanding letter of credit in an amount equal to such outstanding letter of credit and issued by a financial institution acceptable to such issuer and (C) with respect to any Swap Obligations, (x) the cash collateralization of all such Swap Obligations on terms satisfactory to each applicable Hedge Provider or (y) the expiration or termination of all Swap Contracts evidencing such Swap Obligations and payment in full in cash of all Swap Contracts with respect thereto;

(2) the Collateral Trustee’s Liens will be released as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that is permitted by all of the Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(3) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (2) above), the Collateral Trustee’s Liens on such Collateral will be released if directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the release was permitted by each applicable Secured Debt Document; provided, that this clause (3) shall not apply to (i) Discharge of Priority Lien Obligations upon payment in full thereof or (ii) sales or dispositions subject to the covenant described below under the caption “—Certain Covenants— Consolidation, Merger or Sale of Assets;”

(4) as to a release of all or substantially all of the Collateral (other than pursuant to clause (1) above), the Collateral Trustee’s Liens on such Collateral will be released if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee in the form required under the Collateral Trust Agreement certifying that any such necessary consents have been obtained;

(5) (i) if any Guarantor is released from its obligations under each of the Priority Lien Documents in accordance with the terms thereof, then the Priority Liens on any assets of such Guarantor constituting Collateral and the obligations of such Guarantor under its Guarantee of the Priority Lien Obligations, shall automatically, unconditionally and simultaneously be released; and (ii) if any Guarantor is released from all its obligations under each of the Junior Lien Documents in accordance with the terms thereof, then the Junior Liens on any assets of such Guarantor constituting Collateral and the obligations of such Guarantor under its Guarantee of the Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released;

(6) notwithstanding any of the foregoing, if, prior to the Discharge of Priority Lien Obligations, the Priority Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, and the Priority Collateral Trustee releases any part of the Collateral from all of the Priority Liens or any Guarantor is released from its obligations under its Guarantee of all of the Priority Lien Obligations, in any such case, in connection with any collection, sale, foreclosure or other enforcement, then the Junior Liens on such Collateral or the obligations of such Guarantor under its Guarantee of the Junior Lien Obligations, as the context may require, shall be automatically, unconditionally and simultaneously released to the same extent. If in connection with any exercise of rights and remedies by the Priority Collateral Trustee under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Priority Collateral Trustee releases the Priority Lien on the property or assets of such Person then the Junior Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as all of the Priority Liens on such property or assets are released;

(7) solely with respect to ABL Priority Collateral, if and to the extent required by the ABL Intercreditor Agreement;

(8) the Collateral Trustee’s Liens on any Collateral will be subordinated as directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the subordination was permitted by each applicable Secured Debt Document; and

(9) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

Release of Liens in Respect of Notes

The indenture and the Collateral Trust Agreement will provide that the Collateral Trustee’s or Co-Issuer Notes Collateral Trustee’s, as applicable, Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s or Co-Issuer Notes Collateral Trustee’s, as applicable, Liens on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the indenture as set forth under the caption “—Defeasance and Discharge;”

(2) upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the caption “—Defeasance and Discharge;”

(3) upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption “—Amendments and Waivers.”

Amendment of Security Documents

The Collateral Trust Agreement provides that no amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Secured Parties, except that:

(1)	any amendment or supplement that has the effect solely of:

(a)

adding or maintaining Collateral, securing additional Secured Obligations that are otherwise not prohibited by the terms of any Secured Debt Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or

(b)

providing for the assumption of any Grantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent not prohibited by the terms of the indenture governing the notes, the Existing Credit Facility or any other Secured Debt Documents, as applicable;

will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee for the applicable Class of Security Document being so amended or supplemented;

(2)	no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(a)

to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Secured Parties (or amends the provisions of this clause (2) or the definitions of “Act of Required Secured Parties”, “Act of Required Secured Parties”, “Act of Required Junior Lien Debtholders”, “Major Non-Controlling Priority Representative” or “Controlling Representative”),

(b)

to share in the order of application described above under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral, in each case that has not been released in accordance with the provisions described above under the caption “—Release of Liens on Collateral” or other applicable provisions expressly set forth in the Collateral Trust Agreement regarding the release of Liens in respect of any Series of Secured Debt,

(c)

to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption “—Release of Liens on Collateral” or other applicable provisions expressly set forth in the Collateral Trust Agreement regarding the release of Liens in respect of any Series of Secured Debt, or

(d)	to amend the terms described under this caption relating to amendments,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)

no amendment or supplement that imposes any obligation upon or adversely affects the rights of (i) the Priority Collateral Trustee and/or the Junior Collateral Trustee or (ii) any Secured Debt Representative, in any case, in its capacity as such will become effective without the consent of (i) the Priority Collateral Trustee or the Junior Collateral Trustee so affected (or both, in the case of a such an amendment or supplement generally affecting the Collateral Trustee) or (ii) such Secured Debt Representative, respectively.

Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the caption “—Release of Liens on Collateral.” Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the captions “—Release of Liens in Respect of Notes” or “—Release of Liens on Collateral.”

The Collateral Trust Agreement provides that, notwithstanding anything to the contrary under the caption “—Amendment of Security Documents,” but subject to clauses (2) and (3) above:

(1)

any Mortgage or other Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Junior Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Priority Lien Documents; and

(2)	any amendment or waiver of, or any consent under any Priority Lien Security Document will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of any Junior Lien Secured Party and without any action by the Company or any other Grantor or any Junior Lien Secured Party.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by the holders of such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under the Collateral Trust Agreement. Upon request of the Collateral Trustee, each Priority Lien Representative and each Junior Lien Representative will provide a written notice to the Collateral Trustee of the aggregate principal amount of Priority Lien Debt or Junior Lien Debt for which it acts as Priority Lien Representative or Junior Lien Representative.

Second Lien Collateral Trust Agreement

The Company and the other Grantors will enter into a collateral trust agreement, with the priority collateral trustee thereunder, the representatives for the first-lien secured debt holders of PIC AU Holdings LLC and PIC AU Holdings Inc., and Wilmington Trust, National Association, in its capacity as Priority Collateral Trustee, as the junior collateral trustee on behalf of the representatives of the Priority Lien Obligations (the “Second Lien Collateral Trust Agreement”). This collateral trust agreement will document how the collateral trustees receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon the Second Lien Collateral at any time held by them, in trust for the benefit of the current and future holders of the Secured Obligations (or applicable Series or Class thereof). By its acceptance of the Notes, each holder is deemed to authorize and direct the Priority Collateral Trustee to enter into and perform under the Second Lien Collateral Trust Agreement in the capacity as “Junior Lien Representative” thereunder.

Provisions of the Indenture Relating to Collateral

Relative Rights

Nothing in the indenture or the Security Documents will:

(1)

impair, as to the Company and the holders of the notes, the obligation of the Company to pay principal of, premium and interest on the notes in accordance with their terms or any other obligation of the Company or any other Grantor;

(2)	affect the relative rights of holders of notes as against any other creditors of the Company or any other Grantor (other than holders of Priority Liens or Junior Liens);

(3)

restrict the right of any holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the captions “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens”, “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings”) or “—Second Lien Collateral Trust Agreement”;

(4)

restrict or prevent any holder of notes or other Priority Lien Obligations, the Priority Collateral Trustee or any Priority Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens”, “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings” or “—Second Lien Collateral Trust Agreement”; or

(5)

restrict or prevent any holder of notes or other Junior Lien Obligations, the Junior Collateral Trustee or any Junior Lien Representative from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens”, “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings” or “—Second Lien Collateral Trust Agreement.”

Further Assurances; Insurance

The indenture will provide that the Company and each of the other Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

The Company and each of the other Grantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Controlling Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties; it being understood that none of the Collateral Trustee or any Secured Debt Representative shall have a duty to so request.

The Company and the other Grantors will:

(1)	keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)

maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)	maintain such other insurance as may be required by law; and

(4)	maintain such other insurance as may be required by the Security Documents.

Upon the request of the Collateral Trustee, the Company and the other Grantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

Optional Redemption

Except as set forth below and the last paragraph of the covenant described below under “— Repurchase of Notes at the Option of Holders—Change of Control,” the notes will not be redeemable at the option of the Company.

At any time prior to December 31, 2022 the Company may redeem the notes, in whole or in part, upon prior notice as described under “—Selection and Notice,” by paying a redemption price equal to 100% of the Accreted Value of the notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after December 31, 2022, the Company may redeem the notes, in whole or in part, upon prior notice as described under “—Selection and Notice,” at a redemption price equal to the percentage of the Accreted Value set forth below plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

12-month period commencing December 31 in Year
2022	104.250%
2023 and thereafter	100.000%

At any time and from time to time prior to December 31, 2022, the Company may redeem up to 35% of the Accreted Value of the notes (including the Accreted Value of any Additional Notes) at a redemption price equal to 108.500% of the Accreted Value plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), but in an Accreted Value not to exceed the net cash proceeds of one or more Equity Offerings, provided that

(1)	in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)	not less than 65% of the Accreted Value of the notes (including the Accreted Value of any Additional Notes) remains outstanding immediately thereafter.

Unless the Company defaults in the payment of the applicable redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on and after the applicable redemption date.

Repurchase of Notes at the Option of Holders

Change of Control

Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase (as defined below) all outstanding notes at a purchase price equal to 101% of the Accreted Value of the notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the notes pursuant to this covenant in the event that (i) during the 30-day period following such Change of Control, the Company has given the notice to exercise its right to redeem all the notes under the terms described in “—Optional Redemption” and redeemed such notes in accordance with such notice, unless and until there is a default in payment of the applicable redemption price, or (ii) a third party makes the Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Company and purchases all notes properly tendered and not withdrawn under the offer.

An “Offer to Purchase” means a written offer, which will specify the Accreted Value of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer must include information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer. If the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a minimum of $2,000 principal amount or a multiple of $1,000 principal amount in excess thereof. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

Notes repurchased by the Company pursuant to an Offer to Purchase will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company.

Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the notes pursuant to an Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of Change of Control also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

Future debt of the Company may prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require the Company to repurchase the notes upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other such future Debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

Finally, the Company’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.”

Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described below in “—Amendments and Waivers.”

In the event that holders of not less than 90% of the aggregate Accreted Value of the outstanding notes accept an Offer to Purchase and the Company (or the third party making the Offer to Purchase in lieu of the

Company) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior written notice to the holders and the Trustee, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Offer to Purchase payment price plus accrued and unpaid interest on the notes redeemed to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)	The Asset Sale is for at least Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale).

(2)	At least 75% of the aggregate consideration received by the Company or its Restricted Subsidiaries for such Asset Sale consists of cash or Cash Equivalents.

For purposes of this clause (2):

(A)

the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation or assumption agreement,

(B)	Additional Assets,

(C)

instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and

(D)

any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $70.0 million and (y) 2.0% of the Company’s Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be considered cash or Cash Equivalents.

(3)	Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply an amount equal to such Net Cash Proceeds at its option:

(A)	to permanently prepay, repay, redeem, reduce or repurchase Debt as follows:

(i)

if the assets subject to such Asset Sale constitute Collateral, to prepay, repay, redeem, reduce or purchase Priority Lien Obligations on a pro rata basis; provided that all reductions of (or offers to reduce) Obligations under the notes shall be made as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued unpaid interest, to, but not including, the date of redemption) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to, but not including, the date of redemption, on the amount of notes that would otherwise be prepaid;

(ii)

subject to clause (iii) below, if the assets subject to such Asset Sale do not constitute Collateral, to prepay, repay, redeem, reduce or purchase Obligations under other Debt of the Company or a Guarantor (and, if the Debt prepaid, repaid, redeemed, reduced or purchased is revolving credit Debt, to correspondingly reduce commitments with respect thereto); provided that the Company shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Obligations under the notes on a pro rata basis; provided further that all reductions of Obligations under the notes shall be made as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to, but not including, the date of redemption, on the amount of notes that would otherwise be prepaid; or

(iii)

if the assets subject to such Asset Sale are the property or assets of a Non- Guarantor Restricted Subsidiary, to prepay, repay, redeem, reduce or purchase Debt of such Restricted Subsidiary, other than Debt owed to the Company or any Restricted Subsidiary; or

(B)	to acquire land, reserves, property, plant and equipment useful to the conduct of its current mining business; or

(C)	to make capital expenditures in a Permitted Business.

A binding commitment to make an acquisition, expenditure or any combination thereof in compliance with clauses (B) and (C) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 360 days after the earlier of the making of such commitment and the end of the 360-day period referred to in the first sentence of this clause (3) (it being understood that if such commitment is for any purchase, lease or other arrangement for mineral or surface rights, the Net Cash Proceeds need only be applied as and when installments are due and payable) and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

Notwithstanding the foregoing, to the extent that (i) a distribution of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary that is non-Guarantor Restricted Subsidiary to the Company is prohibited or delayed by applicable local law or (ii) a distribution of any or all of the Net Cash Proceeds of any Assets Sales by a Foreign Subsidiary that is a non-Guarantor Restricted Subsidiary to the Company could result in material adverse tax consequences, as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant; provided that within 360 days of the receipt of such Net Cash Proceeds, the Company shall use commercially reasonable efforts to permit repatriation of the proceeds that would otherwise be subject to this covenant without violating local law or incurring material adverse tax consequences, and, if such proceeds may be repatriated, within such 360 day period, such proceeds shall be required to be applied in compliance with this covenant.

(4)

The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $25.0 million will be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase notes (an “Asset Sale Offer”) having an Accreted Value equal to:

(A)	accumulated Excess Proceeds, multiplied by

(B)	a fraction (x) the numerator of which is equal to the outstanding aggregate Accreted Value of the notes and (y) the denominator of which is equal to the outstanding aggregate Accreted Value and/

or aggregate principal amount, as applicable, of the notes and all other Priority Lien Obligations similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale,

rounded down to the nearest $1,000. The purchase price for any Asset Sale Offer will be 100% of the Accreted Value, plus accrued interest, if any, to, but excluding, the date of purchase, prepayment or redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Asset Sale Offer is for less than all of the outstanding notes and notes in an aggregate Accreted Value in excess of the purchase amount are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company will purchase notes having an aggregate Accreted Value equal to the purchase amount on a pro rata basis (in the case of global notes, subject to the applicable procedures of DTC), with adjustments so that only notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Upon completion of the Asset Sale Offer, Excess Proceeds will be reset to zero, and any Excess Proceeds remaining after consummation of the Asset Sale Offer may be used for any purpose not otherwise prohibited by the indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to an Asset Sale Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Issue Date Offer to Purchase

Within 15 days of the Issue Date, the Company must make an Offer to Purchase up to $22.5 million in aggregate Accreted Value of notes (the “Issue Date Offer to Purchase”) at a purchase price equal to 80% of the Accreted Value of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the aggregate Accreted Value of notes surrendered in the Issue Date Offer to Purchase exceeds $22.5 million in aggregate Accreted Value, the Company will select the notes (in the case of global notes, subject to the applicable procedures of DTC) to be purchased on a pro rata basis with such adjustments as needed so that no notes in an unauthorized denomination are purchased in part based on the aggregate Accreted Value of the notes tendered.

For the avoidance of doubt, the Applicable Premium will not be payable in connection with the repurchases described above.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to the Issue Date Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Issue Date Offer to Purchase provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Issue Date Offer to Purchase provisions of the indenture by virtue of such compliance.

Debt Repurchase Mandatory Offer

If for any fiscal quarter of the Company ending on or before September 30, 2024 (“Debt Repurchase Quarterly Period”), the Company makes any open-market repurchases of Priority Lien Debt (which term, for the avoidance of doubt, would not include any 2022 Notes outstanding after the Issue Date) pursuant to clause (13) of the second paragraph of “Certain Covenants — Limitation on Restricted Payments,”

the Company must, within 30 days of the end of such Debt Repurchase Quarterly Period, make an Offer to Purchase an aggregate Accreted Value and/or aggregate principal amount, as applicable, on a pro rata basis, of (i) notes and (ii) Priority Lien Obligations incurred under the LC Agreement in accordance with the mechanics set forth therein (a “Debt Repurchase Mandatory Offer”) equal to 25% of the aggregate principal amount of Debt repurchased during the applicable Debt Repurchase Quarterly Period, rounded down to the nearest $1,000 (the “Available Repurchase Amount”); provided, that any repurchases of notes and/or Priority Lien Obligations by the Company pursuant to the Issue Date Offer to Purchase and/or Debt Repurchase Mandatory Offer provisions of the indenture, as applicable, will not be subject to the Debt Repurchase Mandatory Offer provisions of the indenture.

The purchase price for any notes and Priority Lien Obligations repurchased in such Debt Repurchase Mandatory Offer will be at a price to Accreted Value and/or principal amount, as applicable, that is the weighted-average repurchase price for all Debt repurchased during the applicable Debt Repurchase Quarterly Period (other than as pursuant to a prior Debt Repurchase Mandatory Offer), plus accrued interest, if any, to, but not including, the date of purchase (subject, with respect to the notes, to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the aggregate Accreted Value and/or aggregate principal amount, as applicable, of notes and such other Priority Lien Obligations surrendered in a Debt Repurchase Mandatory Offer exceeds the Available Repurchase Amount, the Company will select the notes (in the case of global notes, subject to the applicable procedures of DTC) and the Company will select such other Priority Lien Obligations to be purchased on a pro rata basis with such adjustments as needed so that no notes or Priority Lien Obligations in an unauthorized denomination are purchased in part based on the aggregate Accreted Value and/or aggregate principal amount, as applicable, of the notes and such other Priority Lien Obligations tendered.

To the extent that the aggregate Accreted Value and/or aggregate principal amount, as applicable, of notes and such other Priority Lien Obligations tendered pursuant to a Debt Repurchase Mandatory Offer is less than the Available Repurchase Amount, the Company may use any remaining Available Repurchase Amount (any such amount, “Retained Excess Available Repurchase Amount”) for any Debt open-market repurchases; provided, that any repurchases of Debt by the Company with Retained Excess Available Repurchase Amounts will not be subject to the Debt Repurchase Mandatory Offer provisions of the indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to a Debt Repurchase Mandatory Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Debt Repurchase Mandatory Offer provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Debt Repurchase Mandatory Offer provisions of the indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1)

if the notes are listed on any national securities exchange and the Company provides written notice to a responsible officer of the Trustee of such listing, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)

if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of global notes, the notes represented thereby will be selected by lot in accordance with DTC’s applicable procedures).

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be given by first class mail (or electronically in the case of global notes) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that optional redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or satisfaction and discharge of the indenture.

Notice of any redemption of the notes (including upon an Equity Offering) may, at the Company’s discretion, be given prior to a transaction or event and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the Accreted Value of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption without a condition precedent will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption, unless the Company defaults in making such redemption payment.

No Mandatory Redemption or Sinking Fund

The Company is not required to make mandatory redemption payments with respect to the notes. The Company may from time to time purchase notes on the open market or otherwise in accordance with applicable laws. There will be no sinking fund payments for the notes.

Changes in Covenants if Notes Are Rated Investment Grade

If at any time (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies), (ii) no Default has occurred and is continuing under the indenture and (iii) the Company has delivered to the Trustee an Officer’s Certificate certifying to the foregoing provisions of this sentence, the covenants specifically listed under the following captions in this “Description of the New Peabody Notes” section of this offering circular will be suspended (the “Suspension Period”):

(1)	“—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;”

(2)	“—Certain Covenants—Limitation on Restricted Payments;”

(3)	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(4)	“—Repurchase of Notes at the Option of Holders—Asset Sales” and “—Repurchase of Notes at the Option of Holders—Debt Repurchase Mandatory Offer”;

(5)	“—Certain Covenants—Limitation on Transactions with Affiliates;” and

(6)	clause (a)(2)(C) of “—Certain Covenants—Consolidation, Merger or Sale of Assets—The Company.”

Notwithstanding the foregoing, if the rating assigned to the notes by either Rating Agency should subsequently decline to below Investment Grade, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the “Reversion Date”). Calculations under the reinstated “Limitation on Restricted Payments” covenant will be made as if the “Limitation on Restricted Payments” covenant had been in effect since the date of the indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Debt incurred during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.” Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period (or upon termination of any covenant Suspension Period or after that time based solely on events that occurred during the Suspension Period).

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency. The Company shall promptly deliver to the Trustee an Officer’s Certificate notifying the Trustee of any event giving rise to a Suspension Period or a Reversion Date, the date thereof and identifying the suspended covenants. The Trustee shall not have any obligation to monitor the ratings of the notes, determine whether a Suspension Period or Reversion Date has occurred or notify holders of the occurrence or dates of any Suspension Period, suspended covenants or Reversion Date.

Certain Covenants

Limitation on Debt and Disqualified Stock or Preferred Stock

(a)	The Company

(1)	will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired Debt) or Disqualified Stock; and

(2)

will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Restricted Subsidiary may Incur Debt (including Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Company is not less than 2.25:1.00 (the “Fixed Charge Coverage Ratio Test”); provided that the maximum aggregate principal amount of Debt, Disqualified Stock or Preferred Stock that non-Guarantor Restricted Subsidiaries may incur under this paragraph (a) is $50.0 million outstanding at any time.

(b)	The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Debt (“Permitted Debt”):

(1)

Incurrence by the Company and the Guarantors of Priority Lien Debt in an aggregate principal amount (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding not to exceed the Priority Lien Cap and any related guarantees thereof;

(2)	Incurrence by the Company and its Restricted Subsidiaries of Existing Debt (other than Debt described in clause (1) of this paragraph);

(3)

Debt of (i) the Company or a Guarantor owed to the Company or any Guarantor so long as the Debt continues to be owed to the Company or a Guarantor, (ii) any Restricted Subsidiary that is a not Guarantor owed to any other Restricted Subsidiary that is not a Guarantor, (iii) the Company or a Guarantor owed to any Restricted Subsidiary that is not a Guarantor; provided that the Debt incurred under this clause (iii) is subordinated in right of payment to the notes and (iv) any Restricted Subsidiary that is not a Guarantor to the Company or a Guarantor; provided that the

Debt incurred under this clause (iv) is incurred in the ordinary course of business and consistent with past practice;

(4)

Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) that was permitted by the indenture to be incurred under clause (a) of this covenant or clauses (1), (4), (8), (9), (16) or (17) of this paragraph in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(i)

in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes;

(ii)

(x) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (y) the new debt does not have a Stated Maturity prior to the Stated Maturity of the notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the notes;

(iii)

in no event may Debt of the Company, Pledgor or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is neither a Guarantor, Pledgor nor the Company; and

(iv)	in case the Debt to be refinanced is secured, the Liens securing such new Debt have a Lien priority equal to or junior to the Liens securing the Debt being refinanced;

(5)	Bank Products Obligations and Permitted Hedging Agreements of the Company or any Restricted Subsidiary;

(6)

Debt of the Company or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, reclamation obligations, bank guarantees, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(7)

Debt arising from agreements of the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(8)	[reserved];

(9)

Debt of the Company or any Restricted Subsidiary Incurred to finance the acquisition, construction or improvement of any assets, including Finance Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (9), may not exceed the greater of (a) $100.0 million and (b) 2.0% of Consolidated Net Tangible Assets; provided that such amount may be increased by the then-outstanding principal amount of any operating lease in existence on the Issue Date that is actually restructured to a Finance Lease after the Issue Date;

(10)

(i) Debt of the Company or any Restricted Subsidiary consisting of Guarantees of Debt of any Restricted Subsidiary otherwise permitted under this covenant and (ii) Debt of any Restricted Subsidiary consisting of Guarantees of Debt of the Company otherwise permitted under this covenant; provided that such Guarantee is incurred in accordance with the covenant described below under “—Note Guarantees by Restricted Subsidiaries.”

(11)

Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

(12)	Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(13)	Debt Incurred by any Foreign Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $50.0 million;

(14)	Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements;

(15)

Guarantees by the Company or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of the Company by any such person in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(16)

any Permitted Receivables Financing in an aggregate principal amount (or similar amount) at any time outstanding not to exceed the greater of (i) $250.0 million and (ii) 3.5% of Consolidated Net Tangible Assets;

(17)

Debt of the Company consisting of (i) additional notes issuable in exchange for Co-Issuer Notes and (ii) Debt under the LC Agreement issuable in exchange for Debt outstanding under the New Co-Issuer Term Loan Facility, as applicable, up to the Maximum Amount, pursuant to the Co-Issuer Notes Indenture;

(18)

Debt consisting of Additional Notes that is incurred solely in connection with the repurchase, retirement, repayment or exchange for 2022 Notes pursuant to clause (3) or (4) of the second paragraph of “Certain Covenants—Limitation on Restricted Payments;” and

(19)	Debt of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $10.0 million.

The Company will not incur, and will not permit any Guarantor to incur, any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Company or such Guarantor unless such Debt is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

For purposes of determining compliance with this “—Limitation on Debt and Disqualified Stock or Preferred Stock” covenant and the covenant described under the caption “—Liens,” in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant. Notwithstanding the foregoing, all Priority Lien

Debt will be deemed to have been incurred in reliance on the exception provided in clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Debt outstanding as of any date will be:

(1)	the accreted value of the Debt, in the case of any Debt issued with original issue discount;

(2)	the principal amount of the Debt, in the case of any other Debt; and

(3)	in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Debt of the other Person.

Limitation on Restricted Payments

(a)

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(1)

declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(3)

repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Debt that is unsecured, Junior Lien Debt or Subordinated Debt (other than (x) a payment of interest or principal at Stated Maturity thereof or the redemption, repurchase or other acquisition or retirement for value of any Debt that is unsecured, Junior Lien Debt or Subordinated Debt, other than any 2022 Notes outstanding after the Issue Date, in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within three months of the date of such redemption, repurchase, acquisition or retirement or (y) Debt permitted under clause (3) of the definition of “Permitted Debt”); or

(4)	make any Investment other than a Permitted Investment (a “Restricted Investment”).

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value, on the date of the Restricted Payment, of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date.

(b)	The foregoing will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2)

dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3)

the repurchase, retirement or repayment for cash of any 2022 Notes outstanding after the Issue Date in an aggregate principal amount not to exceed the sum of (a) the greater of (I) $25.0 million and (II) 75% of the principal amount of the 2022 Notes outstanding after the Issue Date, (b) any net cash proceeds from an offering of Qualified Equity Interests that has closed no longer than 45 days prior to such repurchase, retirement or repayment and (c) no earlier than 90 days prior to their Stated Maturity, from the net cash proceeds from an offering of Additional Notes that has closed no longer than 45 days prior to such repurchase, retirement or repayment; provided that the purchase price for any 2022 Notes repurchased, retired or repaid pursuant to this clause (3) is (w) less than 50% of the principal amount of such notes, plus accrued and unpaid interest, if repurchased, retired or repaid more than a year prior to their Stated Maturity, (x) less than 75% of the principal amount of such notes, plus accrued and unpaid interest, if repurchased, retired or repaid between a year and 45 days prior to their Stated Maturity, or (y) no higher than 100% of the principal amount of such notes, plus accrued and unpaid interest, if repurchased, retired or repaid within 45 days prior to their Stated Maturity;

(4)

the acquisition of any 2022 Notes outstanding after the Issue Date in exchange for Additional Notes in an aggregate principal amount no greater than the aggregate principal amount of the acquired 2022 Notes, plus accrued and unpaid interest;

(5)	the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in exchange for Qualified Equity Interests of the Company;

(6)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Debt that is unsecured, Junior Lien Debt or Subordinated Debt in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Company or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company;

(7)	any Investment acquired as a capital contribution to the Company, or made in exchange for Qualified Equity Interests of the Company;

(8)

the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members) of the Company or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued, and Investments in the Equity Interests of the Company in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any employee pension benefit plan of a type specified in the indenture; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million;

(9)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Debt that is unsecured, Junior Lien Debt, Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount or liquidation preference thereof in the event of (i) a change of control pursuant to a provision no more favorable to the holders thereof than in the covenant described below under “—Repurchase of Notes at the Option of Holders—Change of Control” or (ii) an asset sale pursuant to a provision no more favorable to the holders thereof than in the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales,” provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all notes issued under the indenture that were validly tendered for payment in connection with the Offer to Purchase;

(10)

cash payments in lieu of fractional shares upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the Taxes payable by such director or employee upon such grant or award;

(11)

Restricted Payments, other than with respect to dividends or share repurchases, in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $5.0 million;

(12)	[reserved];

(13)

open-market repurchases of any Priority Lien Debt (which term, for the avoidance of doubt, would not include any 2022 Notes outstanding after the Issue Date), so long as, immediately after giving pro forma effect to any such repurchase, the Company’s Minimum Liquidity shall be not less than $200.0 million;

(14)	repurchases of notes by the Company pursuant to the Issue Date Offer to Purchase; and

(15)	the issuance of additional notes in exchange for Co-Issuer Notes, up to the Maximum Amount, pursuant to the Co-Issuer Notes Indenture;

provided that, in the case of clauses (8), (9), (11), (13) and (14), no Default has occurred and is continuing or would occur as a result thereof.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (15) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of Permitted Investments. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)

Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Equity Interests to the Company or any other Restricted Subsidiary,

(2)	pay any Debt or other liabilities owed to the Company or any other Restricted Subsidiary,

(3)	make loans or advances to the Company or any other Restricted Subsidiary, or

(4)	sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)	The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)

agreements governing Debt as in effect on the Issue Date, including pursuant to the Existing Credit Facility or the LC Agreement and the other documents relating to the Existing Credit Facility or the LC Agreement, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of those agreements; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)	existing pursuant to the indenture, the notes, the Note Guarantee or the Security Documents;

(3)	existing under or by reason of applicable law, rule, regulation or order;

(4)	existing under any agreements or other instruments of, or with respect to:

(i)	any Person, or the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(ii)	any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary.

which encumbrances or restrictions (x) are not applicable to any other Person or the property or assets of any other Person and (y) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5)

of the type described in clause (a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, Joint Venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(6)

with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by the indenture;

(7)	consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(8)

existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced;

(9)

consisting of restrictions on cash or other deposits or net worth imposed by lessors, customers, suppliers or required by insurance surety bonding companies or in connection with any reclamation activity of the Company or a Restricted Subsidiary, in each case, in the ordinary course of business;

(10)

existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Finance Leases or operating leases or Mining Leases that impose encumbrances or restrictions discussed in clause (a)(4) above on the property so acquired or covered thereby;

(11)	existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred by a Foreign Subsidiary subsequent to the Issue Date by the covenant described above under “—Limitation on Debt and Disqualified Stock and Preferred Stock”, which encumbrances or restrictions are customary for a financing or agreement of such type (as determined in good faith by the Company), and the Company determines in good faith that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the notes as and when they become due;

(12)

existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction;

(13)

existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date by the covenant described above under “—Limitation on Debt and Disqualified Stock and Preferred Stock” if such encumbrances and restrictions are, taken as a whole, no less favorable in any material respect to the noteholders than is customary in comparable financings (as determined in good faith by the Company), and the Company determines in good faith that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the notes as and when they become due; and

(14)

existing under or by reason of any Debt secured by a Lien permitted to be Incurred pursuant to the covenants described under ‘‘—Limitation on Debt and Disqualified Stock and Preferred Stock” and “—Limitation on Liens’’ that limit the right of the Company or any Restricted Subsidiary to dispose of the assets securing such Debt.

Note Guarantees by Restricted Subsidiaries

If and for so long as any Domestic Restricted Subsidiary of the Company, directly or indirectly, Guarantees any Debt of the Company or any other Guarantor, such Subsidiary shall provide a Note Guarantee within 30 days, and if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the guaranteed Debt is subordinated to the notes.

Limitation on Transactions with Affiliates

(a)

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $25.0 million, unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Company) to the Company or any of the relevant Restricted Subsidiaries than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b)

Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50.0 million must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a resolution by the Board of Directors of the Company.

(c)

Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $100.0 million, the Company must deliver to the Trustee an opinion from an accounting, appraisal, or investment banking firm of national standing in the applicable jurisdiction (i) stating that its terms are not materially less favorable to the Company or any of the relevant Restricted Subsidiaries that would have been obtained in a comparable transaction with an unrelated Person or (ii) as to the fairness to the Company or any of the relevant Restricted Subsidiaries of such Related Party Transaction from a financial point of view.

(d)	The foregoing paragraphs do not apply to:

(1)	any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2)	the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3)	any Permitted Investment or any Restricted Payment permitted under the covenant described above under “—Limitation on Restricted Payments;”

(4)	any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(5)

loans or advances to officers, directors or employees of the Company in the ordinary course of business of the Company or its Restricted Subsidiaries or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) but only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

(6)

any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries that are Affiliates of the Company and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(7)

transactions with customers, clients, suppliers, joint venture partners, managers, operators, or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(8)

(i) transactions arising under the Management Services Agreements and any indemnification and reimbursement payments required thereunder, provided that the aggregate amount of all such fees and payments may not exceed $15.0 million in any calendar year, (ii) any tax sharing payments to the Company or its Affiliates, and (iii) transactions arising under any other contract, agreement, instrument or other arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(9)	transactions entered into as part of a Permitted Receivables Financing;

(10)

transactions with any Affiliate in its capacity as a holder of Debt or Equity Interests; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders;

(11)

payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable to the Company and its Restricted Subsidiaries in any material respect, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Company and its Restricted Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand;

(12)

any lease or sublease of equipment to any Affiliate in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company; and

(13)	any agreements entered into in connection with the Refinancing Transactions.

Designation of Restricted and Unrestricted Subsidiaries

(a)	Without affecting the status of any Unrestricted Subsidiaries as of the Issue Date, the Company shall not designate any Subsidiary to be an Unrestricted Subsidiary after the Issue Date.

(b)	The Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)	Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)

all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described above under “—Limitation on Debt and Disqualified Stock or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales;”

(2)	Investments therein previously charged under the covenant described above under “—Limitation on Restricted Payments” will be credited thereunder;

(3)	it may be required to issue a Note Guarantee pursuant to the covenant described above under “—Note Guarantees by Restricted Subsidiaries;” and

(4)	it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

(d)

Any designation by the Company of a Subsidiary as a Restricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Company must provide the Trustee and noteholders (or make available on EDGAR) within the time periods specified in those sections of the Exchange Act with:

(1)

all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will (1) post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC and (2) furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the notes are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under the indenture or the notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to determine whether any filings on EDGAR have been made or review or analyze any reports furnished or made available to it.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described below under “—Default and Remedies” if principal and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

To the extent not satisfied by the reporting obligations outlined above, the Company shall furnish holders of notes and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. The notes will be eligible for resale under Rule 144A. See “—Notice to Investors; Transfer Restrictions.”

Obligation to Maintain Ratings

The Company shall take all necessary actions to have a rating assigned to the notes by either Rating Agency prior to the Issue Date and to maintain a rating of the notes by at least one Rating Agency so long as any of the notes are outstanding.

Consolidation, Merger or Sale of Assets

The Company

(a)	The Company will not:

(1)	consolidate or merge with or into any Person, or

(2)	sell, convey, transfer, or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person, unless:

(A)

either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person (the “Surviving Company”) is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of its predecessor under the indenture, the notes, the Note Guarantees, the Security Documents and the other Note Documents, as applicable;

(B)	immediately after giving effect to the transaction, no Default has occurred and is continuing;

(C)

immediately after giving effect to the transaction on a pro forma basis, the Company (or the Surviving Company, as applicable) (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(D)

the Company delivers to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or other agreement or instrument, as applicable) (if any) comply with the indenture;

provided, that clauses (B) and (C) will not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a resolution of the Board of Directors of the Company, the sole purpose of the transaction is to change the jurisdiction of formation or incorporation of the Company, as applicable.

(b)	The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)

Upon the consummation of any transaction effected in accordance with these provisions, if the Company or the Company, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Company, as applicable, under the indenture, the notes, the Note Guarantees and the other Note Documents, as applicable, with the same effect as if such Successor Company had been named as the Company or the Company, as applicable, in the indenture. Upon any such substitution in the case of the Company, except for its sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under the indenture, the notes and the other Note Documents, and, upon any such substitution in the case of the Company, it will be released from its obligations under the indenture, its Note Guarantee and the other Note Documents as described above under “—The Note Guarantees.”

Guarantors

No Guarantor may:

(a)	consolidate or merge with or into any Person, or

(b)	sell, convey, transfer or otherwise dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person,

unless

(1)	the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(2)

(A)    either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of the Guarantor under its Note Guarantee, the Security Documents and the other Note Documents; and

(B)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3)

the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) in a transaction or other circumstance that does not violate the indenture.

Default and Remedies

Events of Default

An “Event of Default” occurs if:

(1)

the Company defaults in the payment of the principal and premium, if any, of any note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2)	the Company defaults in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)

the Company fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to the covenant described above under “—Repurchase of Notes at the Option of Holders—Change of Control” or the Company or any Guarantor fails to comply with the covenant described above under “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(4)	the Company or any Restricted Subsidiary defaults in the performance of or breach any other of its covenants or agreements in the indenture or, under the notes or under the other Note Documents

(other than a default specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with the reporting obligations described under the caption “— Certain Covenants—Reports”) after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5)

there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $75.0 million or more (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)

one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes, in each case, the aggregate amount for such final judgments or orders outstanding and not paid or discharged against such Person to exceed $75.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies), or its foreign currency equivalent, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)

certain bankruptcy defaults occur with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary;

(8)	any Note Guarantee ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee;

(9)	the occurrence of the following:

(a)

except as permitted by the Note Documents, any Note Document establishing the Priority Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Priority Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $100.0 million, ceases to be an enforceable and perfected Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(b)

except as permitted by the Note Documents, any Priority Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, ceases to be an enforceable and perfected first priority Lien, subject to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(c)

the Company or Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or Guarantor set forth in or arising under any Note Document establishing Priority Liens.

(10)

(i) any termination of the Surety Transaction Support Agreement by any sureties signatory thereto, provided that such termination or terminations result in the Company or any of its Subsidiaries making payments or delivering collateral to such sureties beyond the collateral that such sureties are entitled to as of the Issue Date, and such payments or additional collateral are in excess of a fair market value (or face value with respect to delivered letters of credit or guarantees) of $50.0 million in the aggregate, or (ii) any modification of the Surety Transaction Support Agreement materially adverse to the Company or any of its Subsidiaries; or

(11)

the Company fails to comply with any obligation under the Transaction Support Agreement that survives or arises after the Issue Date (including any post-effective date covenant) and the default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to the Company occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the holders), may declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Without limiting the generality of the foregoing, it is understood and agreed that if the notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including, without limitation, an Event of Default under clause (7) of the definition thereof (including the acceleration of any portion of the notes by operation of law)), the greater of (i) the Applicable Premium and (ii) the amount by which the applicable redemption price set forth in the table under “—Optional Redemption” exceeds the principal amount of the notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the notes shall also be due and payable as though the notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Redemption Price Premium becomes due and payable, it shall be deemed to be principal of the notes and interest shall accrue on the full principal amount of the notes (including the Redemption Price Premium) from and after the applicable triggering event, including in connection with an Event of Default specified under clause (7) of the definition thereof. Any Redemption Price Premium payable above shall be presumed to be liquidated damages sustained by each holder as the result of the acceleration of the notes and the Company and the Guarantors to the extent they provide guarantees for the notes pursuant to “—Guarantees” agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the notes or the Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure, sale or collection of the Collateral or by any other means, or in connection with the restructuring, reorganization or compromise of the obligations by a plan of reorganization or otherwise. IN THE INDENTURE, THE COMPANY WILL, AND TO THE EXTENT APPLICABLE, THE GUARANTORS IN ANY APPLICABLE SUPPLEMENTAL INDENTURE WILL, EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and if applicable, the Guarantors will expressly agree (to the fullest extent they may lawfully do so) that: (A) the Redemption Price Premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the Redemption Price Premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between holders and the Issuer giving specific consideration in this transaction for such agreement to pay the Redemption Price Premium; and (D) the Company shall be estopped from claiming differently than as agreed to in this paragraph. The Company and if applicable, the Guarantors expressly acknowledge that their agreement to pay the Redemption Price Premium to holders as herein described was a material inducement to investors to acquire the notes.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, any acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee in connection with a Default under clauses (3), (4), (5), (6) or (9) during the pendency of an Event of Default under clause (7) as a result of a bankruptcy or similar proceeding shall not require compliance with the two immediately preceding paragraphs.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction.

The holders of a majority in principal amount of the outstanding notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)	all existing Events of Default, other than the nonpayment of the principal of, and interest on, the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled, without any action by the Trustee or the holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or the other Note Documents, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction (it being understood that the Trustee shall have no duty to determine whether any direction is prejudicial to any holder). In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. Neither the Trustee nor the Collateral Trustee shall be obligated to take any action at the direction of holders of notes unless such holders have offered, and if requested, provided to the Trustee and Collateral Trustee indemnity or security satisfactory to the Trustee and Collateral Trustee.

A holder of notes may not institute any proceeding, judicial or otherwise, with respect to the indenture, the notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, the notes or the other Note Documents, unless:

(1)	the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)

holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the indenture;

(3)

holders of notes have offered, and if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything in the indenture to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the holders. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in the Indenture and such notice references the Notes and the Indenture and states it is a “Notice of Default.”

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the notes, any Note Guarantee, the indenture or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments without Consent of Holders

(a) The Company, the Trustee and the Collateral Trustee, as applicable, may amend or supplement the indenture, the notes and the other Note Documents without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, defect, omission or inconsistency in the Note Documents;

(2)	to comply with the covenant described above under “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(3)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(4)

to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(5)	to provide for any Guarantee of the notes, or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted by the indenture;

(6)	to provide for the issuance of Additional Notes in accordance with the terms of the indenture;

(7)

(a) to conform any provision to this “Description of the New Peabody Notes” and (b) conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable (in the Company’s reasonable discretion) to preserve and confirm the relative priorities of the Secured Obligations and as such priorities are contemplated and set forth in the Collateral Trust Agreement;

(8)	make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Priority Lien Debt;

(9)	release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination;

(10)	as provided in the Collateral Trust Agreement;

(11)

in the case of any Note Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement;

(12)

in the case of the indenture, to make any amendment to the provisions relating to the transfer and legending of the notes as permitted hereunder, including, without limitation, to facilitate the issuance and administration of the notes; provided that compliance with the indenture as so amended may not result in the notes being transferred in violation of the Securities Act or any applicable securities laws;

(13)	to comply with the rules of any applicable securities depositary;

(14)

to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, the indenture under the TIA (if the Company elects to qualify the indenture under the TIA); or

(15)	to make any other change that does not materially and adversely affect the rights of any holder.

In addition, the Collateral Trustee and the Trustee will be authorized to amend the Security Documents as provided under the caption “—Collateral Trust Agreement—Amendment of Security Documents.”

Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or the following paragraph, the Company and the Trustee may amend the indenture, the notes and the other Note Documents with the consent of the holders of at least 66.67% in aggregate principal amount of the outstanding notes, and the holders of at least 66.67% in aggregate principal amount of the outstanding notes may waive future compliance by the Company with any provision of the indenture, the notes or the other Note Documents.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not:

(1)

reduce the principal amount of or change the Stated Maturity of any installment of principal of any note or waive the provisions with respect to the redemption of the notes (other than the provisions described under the captions “—Repurchase of Notes at the Option of Holders—Change of Control” and “—Repurchase of Notes at the Option of Holders —Asset Sales”, which are described below),

(2)	reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3)	reduce the amount payable upon the redemption of any note or, in respect of an optional redemption, the times at which any note may be redeemed or,

(4)	after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5)	make any note payable in money other than that stated in the note,

(6)

impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes or Note Guarantee, on or after the Stated Maturity thereof, or eliminate the contractual right expressly set forth in the indenture or the notes of any holder to institute suit for the enforcement of any such payment,

(7)	make any change in the percentage of the principal amount of the notes whose holders must consent to an amendment or waiver,

(8)	[reserved],

(9)	make any change in any Note Guarantee that would adversely affect the noteholders,

(10)

modify or amend the provisions in the indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of such notes affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each note affected thereby, or

(11)	modify or amend any of the above or this amendment and waiver provision.

In addition, the consent of holders representing at least 85.00% of outstanding notes will be required to (i) release the Liens for the benefit of the holders of the notes on all or substantially all of the Collateral, (ii) alter or waive the provisions with respect to the redemption of the notes described under the captions “—Repurchase of Notes at the Option of Holders—Change of Control” and “—Repurchase of Notes at the Option of Holders —Asset Sales” or (iii) modify or change any provision of the indenture affecting the ranking of the notes in a manner materially adverse to the holders of the notes.

It is not necessary for noteholders to approve the particular form of any proposed amendment or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment. In addition, neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of consent fee, pay down, future collateral, or otherwise, to any holder of Debt under the LC Agreement for or as an inducement to any consent, waiver, forbearance or amendment of any financial maintenance or minimum liquidity covenants included in the LC Agreement unless such consideration is offered to be paid or agreed to be paid to all holders of the notes on a pro rata basis.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the notes to receive payment of principal of or premium, if any, or interest on the notes or to institute suit for the enforcement of any payment on or with respect to such holder’s notes.

Defeasance and Discharge

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)

the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties, immunities and indemnities of the Trustee and Collateral Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make an Offer to Purchase pursuant to a Change of Control or Asset Sale) contained in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event covenant Defeasance occurs, all Events of Default described under “—Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default under the notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)

the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)

the Company must deliver to the Trustee and the Collateral Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the notes, as provided under the caption “—Collateral Trust Agreement—Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Concerning the Trustee and Paying Agent

Wilmington Trust, National Association will be the Trustee under the indenture.

Except during the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will be required to perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the Trustee. In case an Event of Default has occurred and is continuing and is actually known to a responsible officer of the Trustee, the Trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture will limit the rights of the Trustee, should it become a creditor of any obligor on the notes or the Note Guarantees, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest after a Default has occurred and is continuing, it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Wilmington Trust, National Association will also initially serve as the security registrar and paying agent for the notes. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. We may also choose to act as our own paying agent, but must also maintain a paying agency in the contiguous United States. Whenever there are changes in the paying agent for the notes we must notify the Trustee.

References in the indenture to the Trustee shall, as appropriate, refer also to the paying agent and security registrar, and such other entities and any authentication agent shall be entitled to the same rights, protections and indemnities as those granted to the Trustee.

Form, Denomination and Registration of Notes

The notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of both global notes and certificated notes, as further described below under “—Book Entry, Delivery and Form.”

The Trustee will not be required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed, (ii) to register the transfer of or exchange any note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of the note not being redeemed, or (iii) if a redemption is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange any note on or after the regular record date and before the date of redemption.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

The indenture, including any Note Guarantees, the notes and the other Note Documents shall be governed by, and construed in accordance with, the laws of the State of New York; however, the Mortgages shall be governed by, and construed in accordance with, the laws of the state in which the applicable premises is located.

Certain Definitions

“2022 Notes” means the Company’s 6.000% Senior Secured Notes due 2022 issued pursuant to the 2022 Notes Indenture.

“2022 Notes Indenture” means the Indenture, dated as of February 15, 2017, between the Company (as successor by merger to Peabody Securities Finance Corporation) and Wilmington Trust, National Association, as Trustee, governing 6.000% Senior Secured Notes due 2022 and 6.375% Senior Secured Notes due 2025, as amended and supplemented with respect to the 6.000% Senior Secured Notes due 2022.

“2025 Notes Indenture” means the Indenture, dated as of February 15, 2017, between the Company (as successor by merger to Peabody Securities Finance Corporation) and Wilmington Trust, National Association, as Trustee, governing 6.000% Senior Secured Notes due 2022 and 6.375% Senior Secured Notes due 2025, as amended and supplemented with respect to the 6.375% Senior Secured Notes due 2025.

“2022 Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2022 Notes Indenture.

“2025 Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2025 Notes Indenture.

“ABL Collateral Agent” means any agent or representative of the holders of the ABL Debt (including for purposes related to the administration of the ABL Security Documents) pursuant to the credit agreement or other agreement governing such ABL Debt.

“ABL Credit Facilities” means one or more asset-based revolving credit facilities with banks or other institutional or other lenders providing for asset-based revolving credit loans or letters of credit, as such credit facility, in whole or in part, in one or more instances, may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or otherwise modified from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“ABL Debt” means Funded Debt incurred by the Company or any of the Guarantors under clause (1) of the definition of Permitted Debt that is secured by an ABL Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that:

(a)

on or before the date on which such Funded Debt is incurred by the Company or a Guarantor, such Funded Debt is designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee and the ABL Collateral Agent, as “ABL Debt” for the purposes of the Secured Debt Documents and the ABL Lien Documents; provided that no Series of Secured Debt may be designated as ABL Debt; and

(b)	such Funded Debt is subject to an ABL Intercreditor Agreement; and

(c)

all other requirements set forth in the ABL Intercreditor Agreement with respect to the incurrence of such Funded Debt have been satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee and the ABL Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Debt is “ABL Lien Debt”).

“ABL Intercreditor Agreement” means an intercreditor agreement entered into between the ABL Collateral Agent, the Priority Collateral Trustee and the Junior Collateral Trustee that sets forth the relative priority of the Priority Liens and Junior Liens, on the one hand, compared to the ABL Liens, on the other hand.

“ABL Lien” means a Lien granted by an ABL Security Document to the ABL Collateral Agent, at any time, upon any ABL Priority Collateral of the Company or any Guarantor to secure ABL Obligations; provided that any such Lien upon Collateral other than ABL Priority Collateral will be junior to the Priority Liens and the Junior Liens.

“ABL Lien Documents” means any ABL Credit Facility pursuant to which any ABL Debt is incurred and ABL Security Documents.

“ABL Lien Obligations” means the ABL Debt and all other Obligations in respect of ABL Debt, and guarantees thereof, that are secured, or intended to be secured, under the ABL Lien Documents and are subject to the terms of the ABL Intercreditor Agreement, solely to the extent such Obligations and such guarantees thereof are permitted to be incurred under the ABL Lien Documents and the Secured Debt Documents and are so secured under the ABL Lien Documents.

“ABL Priority Collateral” means (i) accounts and chattel paper (but excluding intercompany debt owed to the Company or any Guarantor), in each case other than to the extent constituting identifiable proceeds of Term Priority Collateral; (ii) deposit accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein), other than a deposit account used exclusively for identifiable proceeds of Term Priority Collateral; (iii) all inventory; (iv) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter of credit rights and supporting obligations (but excluding intercompany debt owed to the Company or any Grantor); provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Term Priority Collateral, only that portion that evidences, governs, secures or primarily relates to ABL Priority Collateral shall constitute ABL Priority Collateral; provided, further, that the foregoing shall not include any intellectual property; (v) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (vi) all proceeds and products of any or all of the foregoing in whatever form received, including claims against third parties.

“ABL Security Documents” means the ABL Intercreditor Agreement, all security agreements, collateral assignments, mortgages, control agreements or other grants or transfers for security executed and delivered by Company or any Guarantor creating (or purporting to create) a Lien upon the ABL Priority Collateral in favor of the ABL Collateral Agent, for the benefit of any of the holders of ABL Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the ABL Intercreditor Agreement.

“Accreted Value” means, as of any date, an amount equal to the sum of (i) the Issue Amount and (ii) the PIK Interest accrued through such date, such amount to be calculated on a daily basis at the rate of 2.500% per annum compounded semiannually on each June 30 and December 31, from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, whether or not such Debt is Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

“Act of Required Secured Parties” means, as to any matter at any time:

(i) until the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, a direction in writing delivered to the Priority Collateral Trustee by or with the written consent of, the Required Lenders;

(ii) from and after the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, but prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of, the holders of (or the Priority Lien Representatives representing the holders of) more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Swap Obligations, then the term “Act of Required Secured Parties” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in the Swap Contracts (or, with respect to any Swap Contract that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Company or any other Grantor (exclusive of expenses and similar payments but including any early termination payments then due) under such Swap Contract) under all Swap Contracts; provided further, that any Swap Contract with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties;” and

(iii) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Junior Collateral Trustee by or with the written consent of the holders of (or the Junior Lien Representatives representing the holders of) Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Secured Debt (in each case, as identified in writing to the Collateral Trustee by the applicable Secured Debt Representative) and (b) votes will be determined in accordance with the provisions described under “—Collateral Trust Agreement—Voting.”

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used in a Permitted Business.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and a Person shall be presumed to “control” another Person if (A) the first Person either (i) is the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of such specified Person or (ii) (x) is the Beneficial Owner, directly or indirectly, of 10% or more of the total voting power of the Voting Stock of such specified Person and (y) has the right to appoint or nominate, or has an officer or director that is, at least one member of the Board of Directors of such specified Person, or (B) if the specified Person is a limited liability company, the first Person is the managing member. “Controlled” has a meaning correlative thereto.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the Accreted Value of the note; or

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of such note at December 31, 2022 (such redemption price being set forth in the table above under the caption “—Optional Redemption”), plus (ii) all required Cash Interest payments due on such note from the redemption date through December 31, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the Accreted Value of such note.

The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Asset Sale” means any sale, lease (other than operating leases or finance leases entered into in the ordinary course of a Permitted Business), transfer or other disposition of any assets by the Company or any Restricted

Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)

a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)

the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets by Securitization Subsidiary in connection with a Permitted Receivables Financing and any transactions in connection with factoring of receivables by a non- Guarantor Restricted Subsidiary of the Company undertaken consistent with past practice or in the ordinary course of business;

(3)	a transaction covered by the covenant described above under “—Certain Covenants— Consolidation, Merger or Sale of Assets—The Company;”

(4)	a Restricted Payment permitted under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(5)

any transfer of property or assets that consists of grants by the Company or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(6)	the sale of Capital Stock of an Unrestricted Subsidiary;

(7)

the sale of assets by the Company and its Restricted Subsidiaries consisting of Real Property solely to the extent that such Real Property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(8)	foreclosure of assets of the Company or any of its Restricted Subsidiaries to the extent not constituting a Default;

(9)	the sale or other disposition of cash or Cash Equivalents;

(10)	the unwinding of any Permitted Hedging Agreements;

(11)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)	the issuance of Disqualified Stock or Preferred Stock pursuant to the covenant described above under “—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;”

(13)

(a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries and (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

(14)

dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (a) with an aggregate Fair Market Value less than or equal to $15.0 million, (b) involving a coal-for-coal swap, (c) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (d) consisting of a coal swap involving any Real Property;

(15)	any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10.0 million; and

(16)	exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business.

If, in connection with an acquisition by the Company or any Restricted Subsidiary, a portion of the acquired assets are disposed of within 90 days of such acquisition, such disposition shall not be deemed to be an Asset Sale; provided that such assets are disposed of for Fair Market Value.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Products Obligations” means any and all obligations of the Company, Pledgor or any Guarantor arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Company, Pledgor and/or any Guarantor now or hereafter maintained with any of such lenders or their affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft, and cash management services afforded to the Company or Guarantor by any of such lenders or their affiliates, and (d) stored value card, commercial credit card and merchant card services.

“Bankruptcy Code” “means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, if the general partner of the partnership is a corporation, the board of directors of the general partner of the partnership and if the general partner of the partnership is a limited liability company, the managing member or members or any controlling committee of managing members thereof of such general partner, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any manager thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

(5)	in the case of a Gibraltar registered company, the share capital in such company.

“Cash Equivalents” means

(1)	U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;

(2)

(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding two years from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated A-2 or higher by S&P or P-2 or higher by Moody’s;

(3)	commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s;

(4)

readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition;

(5)

bonds, debentures, notes or other obligations with maturities not exceeding two years from the date of acquisition issued by any corporation, partnership, limited liability company or similar entity whose long-term unsecured debt has a credit rate of A2 or better by Moody’s and A or better by S&P;

(6)

investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above (determined without regard to the maturity and duration limits for such investments set forth in such clauses, provided that the weighted average maturity of all investments held by any such fund is two years or less);

(7)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above; and

(8)	in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Cash Management Agreement” means any agreement evidencing Cash Management Obligations.

“Cash Management Obligations” means Bank Products Obligations, in each case, (x) with any Person that (x) at the time it enters into a Cash Management Agreement, is a Lender (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or an Affiliate of any of the foregoing or (ii) becomes a Lender (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable), or an Affiliate of any of the foregoing at any time after it has entered into a Cash Management Agreement and (y) which has been designated at the election of the Company as “Cash Management Obligations” by written notice given by the Company and acknowledged by the Priority Lien Representative for the applicable Cash Management Obligations to the Collateral Trustee.

“Cash Management Provider” means the counterparty to the Company or any Restricted Subsidiary of the Company under any Cash Management Agreement.

“Change of Control” means:

(1)

the sale, lease, transfer, or conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act);

(2)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (in the case of the Company) the Company or the Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(3)

individuals who on the Issue Date constituted the Board of Directors of the Company, together with any new directors whose election by the Board of Directors or whose nomination for election by the holders of the Voting Stock of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(4)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such transaction the “persons” (as that term is used in Section 13(d) of the Exchange Act) who Beneficially Owned the Voting Stock of the Company, as the case may be, immediately prior to such transaction continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Class” means (1) in the case of Junior Lien Obligations, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together, and (2) in the case of Priority Lien Obligations, every Series of Priority Lien Debt and all other Priority Lien Obligations, taken together. The Collateral Trust Agreement includes two Classes of Secured Parties, the holders of Priority Lien Obligations and holders of Junior Lien Obligations.

“Co-Issuer Notes” means the 10.000% Senior Secured Notes due 2024 Issued by PIC AU Holdings LLC and PIC AU Holdings Corporation.

“Co-Issuer Notes Collateral Trustee” means Wilmington Trust, National Association, as collateral trustee under that certain Second Lien Collateral Trust Agreement.

“Co-Issuer Notes Indenture” means the Indenture, dated as of the Issue Date, among PIC AU Holdings LLC and PIC AU Holdings Corporation and Wilmington Trust, National Association, as Trustee, governing the Co-Issuer Notes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Collateral Trust Agreement” means that certain collateral trust agreement dated April 3, 2017, as amended, by and among the Company, the Guarantors, the Priority Collateral Trustee, the Junior Lien Collateral Trustee, the 2025 Notes Indenture Trustee, the 2022 Notes Indenture Trustee and the administrative agent under the Existing Credit Facility, and, as of the Issue Date, the Trustee and the agent under the LC Agreement.

“Collateral Trust Joinder” means (1) with respect to the provisions of the Collateral Trust Agreement relating to any additional Secured Debt, an agreement substantially in the form attached to the Collateral Trust Agreement and (2) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Guarantors, an agreement substantially in the form attached to the Collateral Trust Agreement.

“Collateral Trustee” means each of (i) the Priority Collateral Trustee and (ii) the Junior Collateral Trustee.

“Commission” or “SEC” means the Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Consolidated Net Income” means, for any period, for the Company and the Restricted Subsidiaries on a consolidated basis, the net income (or loss) attributable to the Company and the Restricted Subsidiaries for that period, determined in accordance with GAAP, excluding, without duplication:

(1)	non-cash compensation expenses related to common stock and other equity securities issued to employees;

(2)	extraordinary or non-recurring gains and losses;

(3)	[reserved];

(4)	income or losses from discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations);

(5)	any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(6)	net unrealized gains or losses resulting in such period from non-cash foreign currency remeasurement gains or losses;

(7)	net unrealized gains or losses resulting in such period from the application FASB ASC 815. Derivatives and Hedging, in each case, for such period;

(8)	non-cash charges including non-cash charges due to cumulative effects of changes in accounting principles; and

(9)

any net income (or loss) of the Company or a Restricted Subsidiary for such period that is not a Subsidiary, or is an Unrestricted Subsidiary or a Securitization Subsidiary, or that is accounted for by the equity method of accounting to the extent included therein; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Company and the

Restricted Subsidiaries as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

(1)

all current liabilities, including current maturities of long-term debt and current maturities of obligations under finance leases (other than any portion thereof maturing after, or renewable or extendable at our option or the option of the relevant Restricted Subsidiary beyond, twelve months from the date of determination); and

(2)

the total of the net book values of all of our assets and the assets of our Restricted Subsidiaries properly classified as intangible assets under GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

The calculation of “Consolidated Net Tangible Assets” will be made on a pro forma basis consistent with the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt” means, as of the date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Debt of the Company and its Restricted Subsidiaries on a consolidated basis, but excluding the amount of any Swap Obligations (other than Swap Obligations entered into for speculative purposes) plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries, other than any Disqualified Stock issued by the Company to any Guarantor, or by a Guarantor to the Company or any other Guarantor, on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Price.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Controlled Subsidiary” means, with respect to any consent, waiver or right to terminate or accelerate the obligations under a Contract, any Subsidiary that the Company directly or indirectly controls for purposes of the provision of such consent, waiver or exercise of such right to terminate or accelerate the obligations under such Contract.

“Controlling Priority Lien Representative” means (i) until the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Facility Obligations and (y) the Outstanding Loan Threshold Date, the Major Non-Controlling Priority Representative.

“Controlling Representative” means at any time (i) prior to the Discharge of Priority Lien Obligations, the Controlling Priority Lien Representative and (ii) after the Discharge of Priority Lien Obligations, the Junior Lien Representative that represents the Series of Junior Lien Debt with the then largest outstanding principal amount.

“Credit Facilities” means one or more credit facilities (including, without limitation, the Existing Credit Facility and the LC Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee).

“Debt” means, with respect to any Person, without duplication,

(1)	all indebtedness of such Person for borrowed money;

(2)

all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees, bank guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits);

(3)

all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn and remain unreimbursed);

(4)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) obligations under federal coal leases and (iii) obligations under coal leases which may be terminated at the discretion of the lessee and (iv) obligations for take-or-pay arrangements);

(5)	the Finance Lease Obligations of such Person;

(6)	all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)	all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)	all obligations of such Person under Permitted Hedging Agreements;

provided that in no event shall Debt include (i) asset retirement obligations, (ii) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company and its Subsidiaries and (iii) Non-Finance Lease Obligations.

The amount of Debt of any Person will be deemed to be:

(a)

with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(b)	with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(c)

with respect to any Permitted Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Permitted Hedging Agreement terminated at that time; and

(d)	otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Discharge of Credit Facility Obligations” means that the Priority Lien Obligations pursuant to the Existing Credit Facility (other than Swap Obligations) are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the Existing Credit Facility or the other applicable Priority Lien Documents; provided that a Discharge of Credit Facility Obligations shall be deemed not to have occurred if the

Company has entered into any replacement credit agreement that has been designated in accordance with the terms of the Collateral Trust Agreement.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)

with respect to each Series of Priority Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt of such Series (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Priority Lien Debt Documents for such Series of Priority Lien Debt;

(3)

with respect to any undrawn letters of credit constituting Priority Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or (y) the issuer of each such letter of credit has notified the Priority Collateral Trustee in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Priority Lien Debt that has reimbursement obligations with respect thereto have been made; and

(4)

payment in full in cash of all other Priority Lien Obligations (other than Swap Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); and

(5)

with respect to any Secured Obligations, (A) the cash collateralization of all such Swap Obligations on terms satisfactory to each applicable Hedge Provider or (B) the expiration or termination of all Swap Contracts evidencing such Swap Obligations and payment in full in cash of all Swap Obligations due and payable after giving effect to such expiration or termination;

provided, however, that if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company thereafter enters into any Priority Lien Document evidencing a Priority Lien Debt the incurrence of which is not prohibited by any applicable Secured Debt Document, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Funded Debt as Priority Lien Debt in accordance with the terms of the Collateral Trust Agreement, the Obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Priority Lien Obligations.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

(1)

mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

(2)	are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the Stated Maturity of the notes; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the notes if those provisions

(a)

are no more favorable to the holders of such Equity Interests than the provisions of the indenture described above under “—Repurchase of Notes at the Option of Holders— Asset Sales” and “—Certain Covenants—Repurchase of Notes at the Option of Holders—Change of Control,” and

(b)	specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary; provided, that in no event shall any such Subsidiary that is a Subsidiary of a Foreign Subsidiary be considered a “Domestic Restricted Subsidiary.”

“EBITDA” means, with respect to any specified Person for any period, the sum of, without duplication:

(1)	Consolidated Net Income, plus

(2)	Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3)

to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP (and without duplication):

(a)	Restructuring Costs; plus

(b)	the provision for Taxes based on income, profits or capital, including, without limitation, state franchise and similar Taxes; plus

(c)

depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period); plus

(d)

any expenses, costs or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Debt permitted to be incurred by the indenture (whether or not successful); plus

(e)	all non-recurring or unusual losses, charges and expenses (and less all non-recurring or unusual gains); plus

(f)	all non-cash charges and expenses, including start-up and transition costs, business optimization expenses and other non-cash restructuring charges; plus

(g)	the non-cash portion of “straight-line” rent expense; plus

(h)

non-cash compensation expense or other non-cash expenses or charges arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements); plus

(i)	any debt extinguishment costs; plus

(j)

accretion of asset retirement obligations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 410, Asset Retirement and Environmental Obligations, and any similar accounting in prior periods; plus

(k)	net after-tax losses attributable to asset sales, and net after-tax extraordinary losses; plus

(l)

(a) mark-to-market gains (and less any mark-to-market losses) relating to any Permitted Hedging Agreements and (b) any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a “derivative” pursuant to FASB ASC Topic No. 815, Derivatives and Hedging; plus

(m)	commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income. Any reimbursement or equity contribution which is included in calculating EBITDA shall be excluded for purposes of calculations under paragraph (a)(3)(B) under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments;”

minus

(1)

the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (a) and (b) of this clause (1) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

(a)

non-cash items increasing Consolidated Net Income for such period (but excluding any such items in respect of which cash was received in a prior period or will be received in a future period or which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), and

(b)	the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense.

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Stock of the Company after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1)	motor vehicles and other assets subject to certificates of title where the net book value of any such motor vehicle or other such asset individually is less than $1.0 million;

(2)	commercial tort claims where the amount of the net proceeds claimed is less than $1.0 million;

(3)

(i) any lease, license or other written agreement or written obligation (each, a “Contract”) and any leased or licensed asset under a Contract or asset financed pursuant to a purchase money financing Contract or Finance Lease Obligation, in each case that is the direct subject of such Contract (so long as such Contract is not entered into for purposes of circumventing or avoiding the collateral requirements of the indenture), in each case only for so long as the granting of a security interest therein (x) would be prohibited by, cause a default under or result in a breach of such Contract (unless the Company or any Controlled Subsidiary may unilaterally waive it) or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate or accelerate the obligations under such Contract or to obtain a Lien to secure obligations owing to such Person (other than the Company or any Controlled Subsidiary) under such Contract (in each case, except to the extent any such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC or other applicable law) or (y) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary) or applicable Governmental Authority, except to the extent that such consent has already been obtained and in each case after giving effect to applicable anti-assignment provisions of the UCC or other applicable law or (ii) any asset the granting of a security interest therein in favor of the Secured Parties would be prohibited by any applicable law (other than any organizational document) (except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions);

(4)

those assets with respect to which, in the reasonable judgment of the administrative agent under the Existing Credit Facility and the Company, the costs of obtaining or perfecting such a security interest are excessive in relation to the benefits to be obtained by the Secured Parties therefrom or would result in materially adverse tax consequences to the Company or its Subsidiaries as reasonably determined by the Company in consultation with the administrative agent under the Existing Credit Facility;

(5)	any Letter of Credit Rights (as defined in the UCC) (other than to the extent a Lien thereon can be perfected by filing a customary financing statement);

(6)

any right, title or interest in Receivables sold, pledged or financed pursuant to a Permitted Receivables Financing, and all of the Company’s and its Subsidiaries’ rights, interests and claims under a Permitted Receivables Financing;

(7)	any real property and leasehold rights and interests in real property other than Material Real Property;

(8)

any “intent-to-use” application for registration of a filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; and

(9)

(i) any Equity Interests in the Pledgor, Peabody International Investments, Inc., Peabody International Holdings, LLC and each Subsidiary, whether now owned or hereafter acquired, substantially all of the assets of which consist of Equity Interests in Pledgor and any successor to any of the foregoing, (ii) any Equity Interests of captive insurance subsidiaries and not-for-profit subsidiaries, (iii) any Equity Interests in, or assets of, any Securitization Subsidiary (to the extent a pledge of the Equity Interests in such Securitization Subsidiary is prohibited under any Permitted Receivables Financing entered into by such Securitization Subsidiary), (iv) margin stock and (v) any Equity Interests in any Subsidiary that is not wholly-owned by the Company or any Restricted Subsidiary or in a Joint Venture, if the granting of a security interest therein (A) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate, under any organizational document, shareholders, joint venture or similar agreement applicable to such Subsidiary or Joint Venture or (B) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary) (in each case after giving effect to applicable anti-assignment provisions of the UCC or other applicable law); provided that, if at any time after the Issue Date, in the good faith determination by the Company the pledge of 100% of the Voting Stock of Peabody Investments (Gibraltar) Limited could reasonably result in a material cash tax liability, the Pledgor’s legal charge over the stock of Peabody Investments (Gibraltar) Limited shall be reduced to levels such that there is no such material cash tax liability;

provided that the Collateral shall include the replacements, substitutions and proceeds of any of the foregoing unless such replacements, substitutions or proceeds also constitute Excluded Assets.

“Excluded Flood Zone Property” means any “building”, “structure” or mobile home” situated on any real property (each as defined in Regulation H as promulgated under the Flood Laws) located in a special flood hazard area and such real property under which such building, structure or mobile home stands.

“Existing Credit Facility” means the first lien secured credit facility, dated April 3, 2017, as amended, entered into by and among the Company and the Guarantors, JPMorgan Chase N.A., as administrative agent, and the lenders party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Existing Debt” means Debt of the Company or the Restricted Subsidiaries in existence on the Issue Date (other than the notes issued on the Issue Date and any Debt under the Existing Credit Facility, the LC Agreement, the 2025 Notes Indenture or 2022 Notes Indenture in existence on the Issue Date).

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, or, where the price is established by an existing contract, the contract price. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $50.0 million, by any Officer; or (b) if such property has a Fair Market Value in excess of $50.0 million, by at least a majority of the disinterested members of the Board of Directors of the Company and evidenced by a resolution of the Board of Directors delivered to the Trustee.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease on the balance sheet of that Person.

“Finance Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that Finance Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(1)	the aggregate amount of EBITDA of the Company for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(2)	the aggregate Fixed Charges of the Company during such reference period.

In making the foregoing calculation,

(1)

pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)

pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Permitted Hedging Agreement applicable to the Debt if the Permitted Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)

Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving Credit Facility to the extent of the commitments thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)	pro forma effect will be given to

(a)	the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(b)

the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(c)

the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.

To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available and will be calculated in accordance with Regulation S-X under the Securities Act.

“Fixed Charges” means, with respect to any specified Person for any period, the sum of:

(1)	Interest Expense for such period; and

(2)	the product of

(a)

cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Company or any Preferred Stock of a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

(b)

a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Flood Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia and any Subsidiary thereof.

“Foreign Subsidiary Holdco” means any domestic Subsidiary substantially all of the assets of which consist of the equity interests of a Foreign Subsidiary, or another Foreign Subsidiary Holdco.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent;

(1)	in respect of borrowed money or advances; or

(2)

evidenced by loan agreements, bonds, notes or debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed) or, without duplication, reimbursement agreements in respect thereof.

For the avoidance of doubt, “Funded Debt” shall not include Swap Obligations or Cash Management Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Company, the Guarantors, the Pledgor and any other Person (if any) that at any time provides collateral security for any Secured Obligations

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Restricted Subsidiary of the Company that executes a Note Guarantee and their respective successor and assigns.

“Hedge Provider” means the counterparty to the Company or any Subsidiary of the Company under any Swap Contract.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary of or merges with the Company or any Subsidiary of the Company on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described above under “—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales.”

“Insolvency or Liquidation Proceeding” means:

(1)	any voluntary or involuntary case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)

any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Expense” means, for any period, the consolidated interest expense (net of any interest income) of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Finance Leases, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries and (vi) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Company or any Restricted Subsidiary under any receivables financing, but excluding (a) amortization of deferred financing charges incurred in respect of the notes, any Credit Facility, and any other Funded Debt, (b) the write off of any deferred financing fees or debt discount and (c) any lease, rental or other expense in connection with a Non-Finance Lease Obligation, all as determined on a consolidated basis and in accordance with GAAP. Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by the Company and its Restricted Subsidiaries with respect to any related interest rate Permitted Hedging Agreements. For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Investment” means

(1)

any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, Joint Venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries),

(2)	any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)

any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)	any Guarantee of any Debt or Disqualified Stock of another Person.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a

Subsidiary of the Company, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Issue Amount” means (x) $255.58 million, in the case of the initial notes and (y) such other amount specified by the Company, in the case of any Additional Notes.

“Issue Date” means the date on which the initial notes (other than Additional Notes) are originally issued under the indenture.

“Joint Venture” means any Person in which the Company or its Subsidiaries hold an ownership interest (a) that is not a Subsidiary and (b) of which the Company or such Subsidiary is a general partner or joint venturer; provided, however, that Middlemount Coal Pty Ltd shall be considered a Joint Venture for purposes of this definition.

“Junior Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee for the Junior Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Junior Lien” means a Lien on Collateral granted by a Junior Lien Security Document to the Junior Collateral Trustee, at any time, upon any property of the Company, Pledgor or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Cap” means, as of any date of determination, the amount of Junior Lien Debt that may be incurred by the Company such that, after giving pro forma effect to such Incurrence and the application of the net proceeds therefrom, the Total Leverage Ratio would not exceed 2.50 to 1.00.

“Junior Lien Debt” means Funded Debt, and letter of credit and reimbursement obligations with respect thereto, that is secured by a Junior Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document;

provided, that:

(a) on or before the date on which such Funded Debt is incurred by the Company, such Funded Debt is designated by the Company as “Junior Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided, that no Funded Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(b) unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Junior Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Junior Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the terms of the Collateral Trust Agreement; and

(c) all other relevant requirements set forth in the Collateral Trust Agreement are complied with.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement pursuant to which any Junior Lien Debt is incurred and the Junior Lien Security Documents.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, including, without limitation, interest and premium (if any) (including post-petition interest whether or not allowable), and all guarantees of any of the foregoing.

“Junior Lien Representative” means in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) who has executed a Collateral Trust Joinder, together with its successor in such capacity.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Representative.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, Pledgor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Collateral Trustee, for the benefit of any of the Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“LC Agreement” means the letter of credit facility agreement, to be dated as of the Issue Date, as amended, entered into by and among the Company and the Guarantors, the administrative agent party thereto, and the letter of credit issuers party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or other lease in respect of a Non-Finance Lease Obligation) constitute a Lien.

“Major Non-Controlling Priority Representative” means (i) prior to an Outstanding Loan Threshold Date, the Priority Lien Representative of a Series of Priority Lien Debt (other than the administrative agent with respect to the Priority Lien Debt pursuant to the Existing Credit Facility) that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (i)) and (ii) on or after an Outstanding Loan Threshold Date, the Priority Lien Representative of the Series of Priority Lien Debt that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Lien Debt (provided, however, that if there are two outstanding Series of Priority Lien Debt which have an equal outstanding principal amount, the Series of Priority Lien Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (ii)). For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.

“Management Services Agreements” means, collectively, (i) the Management Services Agreement, dated as of August 4, 2020, by and between Peabody Investments Corp. and each of the Client Companies listed on the signature page thereto and (ii) the Management Services Agreement, dated as August 4, 2020, by and between

Peabody Energy Australia Pty Ltd and each of the Client Companies listed on the signature page thereto, in each case, as amended, modified or replaced from time to time.

“Material Real Property” means (a) any fee owned real property interest held by the Company or any of its Restricted Subsidiaries in an active Mine or any leasehold interest in real property of the Company or any of its Restricted Subsidiaries in an active Mine, (b) any real property owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest located on a Reserve Area on the Issue Date that has a net book value in excess of $10.0 million (c) any real property acquired or otherwise owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries acquires a leasehold interest after the Issue Date located on a Reserve Area that has a total net book value in excess of $25.0 million and (d) any other fee owned real property interest held by the Company or any of its Restricted Subsidiaries (other than the types of property described in clauses (a) through (c) above) with a total net book value in excess of $10.0 million as of the date of acquisition of such real property; provided that Material Real Property shall not include (x) any real property disclosed to the Trustee prior to the Release Date as a property intended to be sold following the Release Date, (y) any leasehold interests of the Company or any of its Restricted Subsidiaries in commercial real property constituting offices of the Company and its Subsidiaries or (z) any Excluded Flood Zone Property; provided that the aggregate total net book value of all Excluded Flood Zone Property acquired after April 11, 2018 does not exceed $50,000,000 in the aggregate as of the date of determination; provided further that, any future coal reserve or access to a coal reserve (x) that is fee owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest and (y) that is located adjacent to, contiguous with, or in close proximity to, both geographically and geologically (according to reasonable standards used in the mining industry) an active Mine or Reserve Area, may, in the reasonable discretion of the administrative agent under the Existing Credit Facility (in consultation with the Company) and by notice to the Collateral Trustee, be deemed part of an active Mine or Reserve Area and, as a result, a “Material Real Property” in the future.

“Maximum Amount” shall mean the lesser of (i) the sum of the aggregate principal amount of Co-Issuer Notes as may be outstanding at any time and the aggregate Debt outstanding under the New Co-Issuer Term Loan Facility, (ii) the maximum amount of “Restricted Payments,” if any, that Peabody may be permitted to utilize for purposes of issuing additional notes pursuant to the requirement to offer to exchange additional notes for Co-Issuer Notes under the Co-Issuer Notes Indenture and an additional $206.0 million pursuant to the requirement to offer to exchange new Company Debt for the New Co-Issuer Term Loan Facility, in each case as of any date of determination, (iii) to the extent the Wilpinjong Mandatory Offer (as defined in the Co-Issuer Notes Indenture) may result in any Lien (as defined in the Peabody Existing Indenture), the maximum amount of Permitted Liens (as defined in the Peabody Existing Indenture) that may take the form of any such Lien and (iv) the maximum amount of “Investments” (as defined in the Peabody Credit Agreement), if any, that Peabody may be permitted to utilize for purposes of issuing notes and term loans under the LC Agreement, in each case as of any date of determination.

“Mine” means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties.

“Minimum Liquidity” means, as of any date of determination, an amount determined for the Company and its Restricted Subsidiaries on a consolidated basis equal to the sum of (i) unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis, plus (ii) the available borrowing capacity under the Existing Credit Facility, any replacement Credit Facility or any Permitted Receivables Financing available for the Company and its Restricted Subsidiaries for general corporate purpose or for working capital.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities under the Mineral Leasing Act of 1920, the Federal Coal Leasing Amendments Act or the Surface Mining Control and Reclamation Act, each as amended or its replacement, and their state and local counterparts or equivalents.

“Mining Lease” means a lease, license or other use agreement which provides the Company or any Restricted Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine. Leases (other than Finance Leases or operating leases of personal property even if such personal property would become fixtures) which provide the Company or any other Restricted Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means all mortgages, debentures, hypothecs, deeds of trust, deeds to secure Debt and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on real estate and other related assets to secure payment of the notes and the Note Guarantees or any part thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)

brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2)	provisions for Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3)

payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)

appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“New Co-Issuer Term Loan Agreement” means that certain Term Loan Agreement, dated as of the Issue Date, among PIC AU Holdings LLC and PIC AU Holdings Corporation, as borrowers, the term loan agent party thereto, and the lenders from time to time party thereto.

“New Co-Issuer Term Loan Facility” means the term loan facility evidenced by the Term Loan Agreement, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee).

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Note Documents” means the indenture, the notes and the Security Documents.

“Note Guarantee” means the guarantee of the notes by a Guarantor pursuant to the indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.

“Outstanding Loan Threshold Date” means the date that both (i) the outstanding principal amount of, without duplication, term Loans and unused commitments under the Existing Credit Facility (or the aggregate outstanding principal amount of all loans or other evidences of indebtedness, issued and outstanding letters of credit and commitments in respect thereof under any replacement Credit Facility designated as such in accordance with the provisions of the Collateral Trust Agreement) is less than 15% of the aggregate outstanding principal amount of all Priority Lien Debt and (ii) the aggregate outstanding principal amount of another Series of Priority Lien Debt exceeds the outstanding principal amount of, without duplication, term Loans and commitments under the Existing Credit Facility.

“Peabody Existing Indenture” means that certain indenture, dated as of February 15, 2017, by and between Peabody Securities Finance Corporation, a Delaware corporation (“PSFC”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Peabody Existing Trustee”), as amended, modified or otherwise supplemented by (i) that certain supplemental indenture, dated as of April 3, 2017, among Peabody, PSFC, the subsidiary guarantors party thereto and the Peabody Existing Trustee, (ii) that certain supplemental indenture, dated as of May 7, 2018, among Peabody, NGS Acquisition Corp., LLC and the Peabody Existing Trustee, (iii) that certain supplemental indenture, dated as of August 9, 2018, between Peabody and the Peabody Existing Trustee, (iv) that certain supplemental indenture, dated as of December 7, 2018, among Peabody, Peabody Southeast Mining, LLC, and the Peabody Existing Trustee and (v) that certain supplemental indenture, dated as of the Issue Date, among Peabody, PSFC, the subsidiary guarantors party thereto and the Peabody Existing Trustee.

“Permitted Business” means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Permitted Business, and any business that is ancillary or complementary to the foregoing.

“Permitted Hedging Agreements” means hedging agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries to hedge interest rate, foreign currency, coal price or commodity risk or otherwise for non-speculative purposes (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to FASB ASC Topic No. 815 and required to be marked-to-market).

“Permitted Holder” shall mean, each Person that is a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 5% or more of the Voting Stock of the Company on the Issue Date.

“Permitted Investments” means:

(1)

(1) any Investment (i) in the Company or in a Guarantor, (ii) by a Restricted Subsidiary that is a not Guarantor in any other Restricted Subsidiary that is a not a Guarantor and (iii) by the Company or a Guarantor in a Restricted Subsidiary that is not a Guarantor consisting of Debt permitted to be incurred pursuant to subclause (iv) of clause (3) of “Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock”;

(2)	any Investment in cash or Cash Equivalents;

(3)	[reserved];

(4)	Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales;”

(5)

any Investment acquired solely in exchange for Qualified Stock of the Company or in exchange for Capital Stock of the Company which the Company did not receive in exchange for a cash payment, Debt or Disqualified Stock;

(6)	Permitted Hedging Agreements;

(7)

(i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8)	[reserved];

(9)

advances to officers, directors and employees of the Company in an aggregate amount not to exceed $5.0 million at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(10)	to the extent they involve an Investment, extensions of credit or letters of support to lessors, customers, suppliers and Joint Venture partners in the ordinary course of business;

(11)	Investments arising as a result of any Permitted Receivables Financing;

(12)	any Investment existing on the Issue Date or made pursuant to a legally binding written commitment in existence on the Issue Date;

(13)

(i) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (ii) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry or (iii) payments or other arrangements whereby the Company or any Restricted Subsidiary provides a loan, advance payment or guarantee in return for future coal deliveries consistent with normal practices in the mining industry;

(14)

(i) promissory notes and other similar non-cash consideration received by the Company in connection with Asset Sales not otherwise prohibited under the indenture and (ii) Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes or (C) the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(15)

to the extent they involve an Investment, purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(16)

Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds, related letters of credit and similar obligations are permitted under the indenture;

(17)

Investments (including debt obligations and Capital Stock) received in satisfaction of judgments or in connection with the bankruptcy or reorganization of suppliers and customers of the Company and its Restricted Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

(18)

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss

(19)	Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens;”

(20)

Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms); and

(21)

in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $5.0 million; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary of the Company.

“Permitted Liens” means

(1)	Priority Liens held by the Priority Collateral Trustee securing Priority Lien Debt Incurred pursuant to clause (1) of the definition of Permitted Debt and all related Priority Lien Obligations;

(2)

Junior Lien held by the Junior Collateral Trustee securing Junior Lien Debt in an aggregate principal amount (as of the date of Incurrence of such Junior Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom) not exceeding the Junior Lien Cap as of such date and all related Junior Lien Obligations;

(3)	Liens existing on the Issue Date other than any Lien described under clauses (1), (2), or (31) of this definition of “Permitted Liens;”

(4)

Liens incurred or pledges or deposits under workers’ compensation laws, unemployment insurance laws, social security and employee health and disability benefits laws or similar legislation, or casualty or liability insurance or self-insurance including any Lien securing letters of credit, letters of guarantee or bankers’ acceptances issued in the ordinary course of business in connection therewith;

(5)

Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Restricted Subsidiary arising in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(6)

(i) Liens to secure the performance of bids, trade contracts and leases (other than Debt), reclamation bonds, insurance bonds, statutory obligations, surety and appeal bonds, performance bonds, bank guarantees and letters of credit and other obligations of a like nature incurred in the ordinary course of business, (ii) Liens on assets to secure obligations under surety bonds obtained as required in connection with the entering into of federal coal leases or (iii) Liens created under or by any turnover trust;

(7)

Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(8)

easements, rights-of-way, zoning restrictions, leases, subleases, licenses, other restrictions and other similar encumbrances which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(9)

Liens on the property of the Company or any Restricted Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(10)

customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Permitted Hedging Agreements;

(11)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12)	judgment Liens that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

(13)	Permitted Real Estate Encumbrances;

(14)

Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(15)

Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of Permitted Debt covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(16)

Liens (including the interest of a lessor under a Finance Lease) on property and improvements that secure Debt Incurred pursuant to clause (9) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property, provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(17)

Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any other Restricted Subsidiary;

(18)

Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any such Restricted Subsidiary;

(19)	Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(20)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(21)

Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	Liens on Capital Stock of any Unrestricted Subsidiary;

(23)

Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(24)	deposits made in the ordinary course of business to secure reclamation liabilities, insurance liabilities and/or surety liabilities;

(25)	Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries;

(26)

extensions, renewals or replacements of any Lien referred to in clauses (1), (2), (3), (16), (17) or (18) in connection with the refinancing of the obligations secured thereby; provided that (i) such Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), (ii) except as contemplated by the definition of “Permitted Refinancing Debt,” the aggregate principal amount of Debt secured by such Lien is not increased and (iii) such Lien has no greater priority than the Lien being extended, renewed or replaced;

(27)

surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Finance Lease Obligations), licenses, special assessments, trackage rights, transmission and transportation lines related to Mining Leases or mineral right or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(28)

pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(29)

Liens (including those arising from precautionary UCC financing statement filings (and those which are security interests for purposes of the Personal Property Securities Act of 2009 (Cth)) with respect to bailments, leases or consignment or retention of title arrangements entered into by the Company, Pledgor or any Guarantor in the ordinary course of business;

(30)

Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (y) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry;

(31)

Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing Incurred pursuant to clause (16) of the definition of “Permitted Debt”;

(32)	Liens securing Debt incurred pursuant to clause (18) of the definition of “Permitted Debt”; and

(33)	other Liens securing Obligations in an aggregate amount at any time outstanding not to exceed $10.0 million.

In addition, (i) with respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt; and (ii) in the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Priority Collateral Trustee for the benefit of the Priority Lien Secured Parties which Lien was permitted under each Priority Lien Document.

“Permitted Real Estate Encumbrances” means the following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine subject thereto or interfere with the ordinary conduct of the business or operations of the Company and its Restricted Subsidiaries as presently conducted on, at or with respect to such Mine and as to be conducted following the Issue Date: (a) encumbrances customarily found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements); (b) rights and easements of (i) owners of undivided interests in any of the real property where the Company and its Restricted Subsidiaries owns less than 100% of the fee interest, (ii) owners of interests in the surface of any real property where the applicable party does not own or lease such surface interest, (iii) lessees, if any, of coal or other minerals (including oil, gas and coal bed methane) where the applicable the Company and its Restricted Subsidiaries does not own such coal or other minerals, and (iv) lessees of other coal seams and other minerals (including oil, gas and coal bed methane) not owned or leased by such party; (c) with respect to any real property in which the Company or any Restricted Subsidiary holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted hereunder) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns), subject to any amendments or modifications set forth in any landlord consent delivered in connection with a Mortgage; (d) farm, grazing, hunting, recreational and residential leases with respect to which the Company or any Restricted Subsidiary is the lessor encumbering portions of the real properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such real properties; (e) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent; (f) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and (g) rights of repurchase or reversion when mining and reclamation are completed.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and fair to the Company and its Restricted Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledgor” means Peabody Global Holdings, LLC, a Delaware limited liability company, or any successor entity that directly holds the Capital Stock of Peabody Investments (Gibraltar) Limited.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Priority Collateral Trustee” means Wilmington Trust, National Association, its capacity as collateral trustee for the Priority Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to the Priority Collateral Trustee, at any time, upon any property of the Company, Pledgor or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means $1,950.0 million.

“Priority Lien Debt” means:

(1) the notes issued on the Issue Date and the related Note Guarantees;

(2) Funded Debt in existence on the Issue Date under the Existing Credit Facility;

(3) Funded Debt in existence on the Issue Date under the 2025 Notes Indenture and 2022 Notes Indenture;

(4) Funded Debt incurred on the Issue Date under the LC Agreement;

(5) any Funded Debt hereafter incurred under the Existing Credit Facility or the LC Agreement that is permitted to be incurred and secured under each applicable Secured Debt Document; and

(6) any other Funded Debt (including Additional Notes and borrowings under any Credit Facilities) that is secured by a Priority Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document;

provided, that, in the case of Funded Debt referred to in clauses (5) and (6):

(a) on or before the date on which such Funded Debt is incurred by the Company, such Funded Debt is designated by the Company as “Priority Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided, that no Funded Debt may be designated as both Priority Lien Debt and Junior Lien Debt;

(b) unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Priority Lien Debt whose Secured Debt Representative is already party to the Collateral Trust Agreement, the Priority Lien Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the terms of the Collateral Trust Agreement; and

(c) all other relevant requirements set forth in the Collateral Trust Agreement are complied with.

For the avoidance of doubt, Swap Obligations and Cash Management Obligations do not constitute Priority Lien Debt but may constitute Priority Lien Obligations. Swap Obligations and Cash Management Obligations that are secured pursuant to the Priority Lien Documents with respect to a Series of Priority Lien Debt shall be “related to” such Series of Priority Lien Debt for purposes of the Collateral Trust Agreement.

“Priority Lien Documents” means, collectively, the Note Documents, the definitive documentation governing the Existing Credit Facility, the definitive documentation governing the LC Agreement, the definitive documentation governing 2025 Notes Indenture and 2022 Notes Indenture and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt and any indemnification obligations under the Transaction Support Agreement (subject to the limitations set forth therein), including without limitation any post-petition interest whether or not allowable, together with all Swap Obligations and Cash Management Obligations and guarantees of any of the foregoing.

“Priority Lien Representative” means:

(1)	in the case of the notes, the Trustee; and

(2)

in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder, together with any successor in such capacity.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations, each Priority Lien Representative and the Priority Collateral Trustee.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, Pledgor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under “—Collateral Trust Agreement—Voting.”

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property” shall mean, collectively, all right, title and interest of the Company or any Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Refinancing Transactions” means the refinancing transactions as described in this offering circular.

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with the provisions described above under “—Collateral Trust Agreement—Voting.” For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company (as certified in writing to the Collateral Trustee by the applicable Secured Debt Representative) will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote any of the Junior Lien Debt.

“Reserve Area” means (a) the real property fee owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest as is disclosed in writing to the Trustee on the Issue Date and (b) any real property constituting coal reserves or access to coal reserves fee owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries has a leasehold interest, acquired after the Issue Date, that is not an active Mine.

“Restricted Subsidiary” means any Subsidiary of a Person other than any Unrestricted Subsidiary of such Person. Unless otherwise specified, “Restricted Subsidiary” means a Restricted Subsidiary of the Company.

“S&P” means S&P Global Ratings and its successors.

“Second Lien Collateral” shall consist of a pledge by PIC AU Holdings LLC, a Delaware limited liability company, of 100% of the equity interest of PIC Acquisition Corp., a Delaware corporation, and all other assets securing the Co-Issuer Notes, subject to Liens permitted by the Co-Issuer Notes Indenture as in effect on the Issue Date and without giving effect to subsequent amendments or supplements thereto.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives and the Collateral Trustee.

“Securitization Subsidiary” means any Subsidiary of the Company:

(i) that is designated a “Securitization Subsidiary” by the Company,

(ii) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(iii) no portion of the Debt or any other obligation, contingent or otherwise, of which

(a) is Guaranteed by the Company or any other Restricted Subsidiary of the Company,

(b) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, or

(c) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(iv) with respect to which neither the Company nor any other Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (iii) and (iv), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Security Documents” means the Collateral Trust Agreement, each joinder to the Collateral Trust Agreement, each Priority Lien Security Document and each Junior Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, each series of the notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company, Pledgor or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Surety Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of November 6, 2020, by and among the Company Parties and the Sureties signatory thereto (each as defined therein).

“Swap Contract” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect against or mitigate foreign exchange risk and (iii) any commodity or raw material, including coal, futures contract, commodity hedge agreement, option agreement, any actual or synthetic forward sale contracts or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk (which shall for the avoidance of doubt include any forward purchase and sale of coal for which full or partial payment is required or received), in each case, between the Company or any Restricted Subsidiary, on the one hand, and any Lender (as defined in the Existing Credit Facility or the LC Agreement, as applicable), an Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or an Affiliate of any of the foregoing (or with any person that was a Lender (as defined in the Existing Credit Facility), Agent (as defined in the Existing Credit Facility or the LC Agreement, as applicable), Arranger (as defined in the Existing Credit Facility or the LC Agreement, as applicable) or an Affiliate of the foregoing when such Swap Contract was entered into).

“Swap Obligations” means all debts, liabilities and obligations of the Company or any of its Subsidiaries under any Swap Contract.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“Term Priority Collateral” means (i) equipment and fixtures; (ii) real estate assets; (iii) intellectual property; (iv) equity interests in all direct and indirect Subsidiaries of the Company; (v) all intercompany debt owed to the Company or any other Grantor; (vi) all other assets of any Grantor, whether real, personal or mixed not constituting ABL Priority Collateral; (vii) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter of credit rights and supporting obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral only that portion that evidences, governs, secures or primarily relates to Term Priority Collateral shall constitute Term Priority Collateral; (viii) all books records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (ix) all proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.

“Total Leverage Ratio” means (1) the excess of (a) Consolidated Total Debt of the Company and its Restricted Subsidiaries as of such date of determination and (b) an amount equal to the sum of the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis as of such date of determination to (2) EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Total Debt and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of December 24, 2020, by and among, among others, the Company, PIC AU Holdings LLC, PIC AU Holdings Corporation, and the Consenting Noteholders defined therein.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 31, 2022; provided, however, that if the period from the redemption date to December 31, 2022 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the applicable Treasury Rate at least two but no more than four business days prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means each of Ribfield Pty. Ltd, Middlemount Mine Management Pty Ltd, Middlemount Coal Pty Ltd, Newhall Funding Company, P&L Receivables Company, LLC, Sterling Centennial Missouri Insurance Corporation, Wilpinjong Coal Pty Ltd, PIC AU Holdings LLC, PIC AU Holdings Corporation, and PIC Acquisition Corp.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Exhibit C

Wilpinjong Notes DoN

DESCRIPTION OF THE NEW CO-ISSUER NOTES

Solely for purposes of this “Description of the New Co-Issuer Notes,” references to “Main Issuer” are to PIC AU Holdings LLC, a Delaware limited liability company, references to “Co-Issuer” are to PIC AU Holdings Corporation, a Delaware corporation, and the terms “we,” “us,” “our” and the “Issuers” refer only to Main Issuer and Co-Issuer and any of their successor obligors, and not to any of their subsidiaries. You can find the definitions of certain other terms used in this description under “—Certain Definitions.”

On the Issue Date, the Issuers will issue $194.0 million in aggregate principal amount of 10.000% senior secured notes due 2024 (the “notes”) under an indenture (the “indenture”) among themselves, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity the “Collateral Trustee”) and Peabody (to the extent of its obligations thereunder), in a private transaction that is not subject to the registration requirements of the Securities Act. Holders of the notes will not be entitled to any registration rights. See “Notice to Investors.” It is not anticipated that the indenture will be qualified under, or subject to, the Trust Indenture Act of 1939, as amended (the “TIA”), and, as a result, holders of the notes will not receive the protection afforded thereby. The Security Documents referred to below define the terms of the agreements that will secure the notes. Only registered holders of notes will have rights under the indenture, and all references to “holders” or “noteholders” in the following description are to registered holders of notes.

The following description is a summary of the material provisions of the indenture, the notes and the Security Documents. Because this is a summary, it may not contain all the information that is important to you. You should read each of these documents in its entirety because such documents, and not this description, will define the Issuers’ obligations and your rights as holders of the notes.

Brief Description of the New Co-Issuer Notes

The notes:

(1)	will be general senior secured obligations of the Issuers;

(2)

will be secured, equally and ratably, on a first-priority basis with all other Priority Lien Obligations (including a shared lien of equal priority with the Obligations under the Term Loan Facility), by Liens on the assets of the Issuers that constitute Collateral, subject to certain exceptions and Permitted Liens;

(3)

will be pari passu in right of payment with all existing and future senior Debt of either of the Issuers; the payment obligations of the Issuers under the notes shall at all times rank at least equally with all other present and future Indebtedness of the Issuers;

(4)

will be effectively senior to any future senior unsecured Obligations or Junior Lien Obligations (including with respect to Collateral securing the Obligations on a second lien basis) of either of the Issuers to the extent of the value of the Collateral;

(5)	will be structurally subordinated to any existing and future Debt and other liabilities of the Issuers’ Subsidiaries, unless such subsidiaries guarantee the notes in the future;

(6)	will be senior in right of payment to any future subordinated Debt of either of the Issuers;

(7)

structurally senior to all of Peabody’s indebtedness, including such indebtedness under the Peabody Credit Agreement, the Peabody L/C Agreement, the Peabody Existing Indenture and the Peabody 2024 Notes Indenture; and

(8)

effectively junior to all of the Issuers’ secured indebtedness and obligations which are secured by liens on assets that do not constitute Collateral, in each case, to the extent of the value of the assets securing that indebtedness.

The notes will mature on December 31, 2024. The notes will bear interest commencing the date of issue at the rate of 10.000% per annum. Interest on the notes will be payable quarterly on each March 31, June 30,

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September 30 and December 31, commencing March 31, 2021. The Issuers will make each interest payment to holders of record of the notes on the March 15, June 15, September 15 and December 15 immediately preceding the interest payment date. The notes will bear interest on overdue principal, and, to the extent lawful, on overdue interest, at a rate that is 2.00% per annum higher than the rate otherwise applicable to the notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Except as set forth in “—Book-Entry, Delivery and Form,” the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Guarantees

The notes will not be guaranteed by any of the Issuers’ Subsidiaries and thus will be structurally subordinated to any existing or future indebtedness or other liabilities, including trade payables, of any such Subsidiaries, provided that to the extent not resulting in a materially adverse tax consequence (as determined by Peabody in its good faith reasonable business judgment), if any of PIC Acquisition Corp., a Delaware corporation (“PIC Acquisition”), Wilpinjong Coal Pty Ltd (“Wilpinjong Opco”) or any of the Main Issuer’s direct or indirect subsidiaries at any time is not contractually prohibited from becoming a Guarantor (as determined by Peabody in its good faith reasonable business judgment), PIC Acquisition, Wilpinjong Opco or such subsidiary shall become a Guarantor (each of PIC Acquisition, Wilpinjong Opco or such subsidiary that becomes a guarantor as required in the succeeding sentence, collectively, with the Issuers, the “Wilpinjong Credit Parties”).

Collateral

The obligations of the Issuers with respect to the notes, and the performance of all other obligations of the Issuers under the indenture will be secured equally and ratably by first priority Liens in the Collateral granted to the Priority Collateral Trustee for the benefit of the holders of the notes and any other Priority Lien Obligations. These Liens will be senior in priority to the Liens securing Junior Lien Obligations with respect to the Collateral. The Liens securing Junior Lien Obligations will be held by the Junior Collateral Trustee. The notes offered hereby will be considered to be Priority Lien Debt for purposes of the Collateral Trust Agreement. All Liens securing Priority Lien Obligations will be held by the Priority Collateral Trustee and administered pursuant to the Collateral Trust Agreement. References to “Collateral Trustee” herein shall mean each of (i) the Priority Collateral Trustee and (ii) the Junior Collateral Trustee.

The Collateral initially comprises (i) 100% of the capital stock of PIC Acquisition Corp. owned by the Main Issuer, which constitutes 100% of all capital stock issued by PIC Acquisition Corp. (the “Pledged Equity Interests”) and (ii) all other property subject or purported to be subject, from time to time, to a Lien under any Secured Document (collectively, the “Collateral”).

Collateral Trust Agreement

The Issuers will enter into a Collateral Trust Agreement with the Junior Collateral Trustee, the Priority Collateral Trustee and each other Secured Debt Representative. The Collateral Trust Agreement will set forth the terms on which each of the Priority Collateral Trustee and the Junior Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon the Collateral at any time held by it, in trust for the benefit of the current and future holders of the Secured Obligations (or applicable Series or Class thereof).

Collateral Trustee

Wilmington Trust, National Association, will be appointed pursuant to the Collateral Trust Agreement to serve as Priority Collateral Trustee for the benefit of the holders of the notes offered hereby and all other Priority Lien Obligations outstanding from time to time.

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Wilmington Trust, National Association will be appointed pursuant to the Collateral Trust Agreement to serve as Junior Collateral Trustee for the benefit of the holders of the Junior Lien Obligations outstanding from time to time.

Neither the Issuers nor any of their Affiliates may act as Collateral Trustee.

Each of the Priority Collateral Trustee and the Junior Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral at any time held by it created by the relevant Security Documents, subject to the Collateral Trust Agreement.

Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Secured Parties in accordance with the Collateral Trust Agreement (or, following the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders in accordance with the Collateral Trust Agreement, subject to the terms described below under the caption “—Restrictions on Enforcement of Junior Liens”), the Collateral Trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Issuers will deliver to each Secured Debt Representative copies of all Security Documents delivered to the Collateral Trustee acting for the benefit of such Secured Debt Representative.

Enforcement of Liens

The Collateral Trust Agreement will provide that if a Secured Debt Representative delivers at any time to the Collateral Trustee written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the applicable Security Documents, such Secured Debt Representative will promptly deliver written notice thereof to each other Secured Debt Representative and the other Collateral Trustee. Thereafter, the Collateral Trustee may await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties; provided, however, that from and after the Junior Lien Enforcement Date (as defined below), the Junior Collateral Trustee shall exercise or decline to exercise enforcement rights, powers and remedies as directed by the Required Junior Lien Debtholders, as described below under the caption “—Restrictions on Enforcement of Junior Liens,” unless the Priority Lien Secured Parties or a Priority Lien Representative shall have caused the Priority Collateral Trustee to commence and diligently pursue the exercise of rights and remedies with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representatives). Unless it has been directed to the contrary by an Act of Required Secured Parties (or, from and after the Junior Lien Enforcement Date, as directed by the Required Junior Lien Debtholders, subject to the terms described under the caption “—Restrictions on Enforcement of Junior Liens”) or as otherwise expressly provided in the Collateral Trust Agreement, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the Secured Parties.

Priority of Liens

The Collateral Trust Agreement will provide that notwithstanding anything therein or in any other Security Document to the contrary, and notwithstanding the date, time, method, manner or order of grant, attachment or

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perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against any Issuer or any other Grantor, the Collateral Trust Agreement and the other Security Documents will create two separate and distinct Trust Estates and Liens:

(1)

each Grantor’s right, title and interest in, to and under all Collateral, granted to the Priority Collateral Trustee under any Priority Lien Security Document for the benefit of the Priority Lien Secured Parties, together with all of the Priority Collateral Trustee’s right, title and interest in, to and under the Priority Lien Security Documents, and all interests, rights, powers and remedies of the Priority Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”), and Priority Lien securing the payment and performance of the Priority Lien Obligations;

(2)

Lien Obligations now or hereafter held by the Priority Collateral Trustee for the benefit of the Priority Lien Secured Parties or held by any Priority Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on Collateral securing the Junior Lien Obligations; and

(3)

each Grantor’s right, title and interest in, to and under all Collateral granted to the Junior Collateral Trustee under any Junior Lien Security Document for the benefit of the Junior Lien Secured Parties, together with all of the Junior Collateral Trustee’s right, title and interest in, to and under the Junior Lien Security Documents, and all interests, rights, powers and remedies of the Junior Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively the “Junior Trust Estate” and together with the Senior Trust Estate, the “Trust Estates”), and Junior Lien securing the payment and performance of the Junior Lien Obligations; and the Collateral Trust Agreement will provide that any Liens on Collateral securing the Junior Lien Obligations held by the Junior Collateral Trustee for the benefit of the Junior Lien Secured Parties or held by any Junior Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject to the priority of and subordinate to any Liens on Collateral securing the Priority Lien Obligations.

The Collateral Trust Agreement will further provide that in the event that any Junior Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of any Junior Lien Obligations, such judgment lien shall be subordinated to the Priority Liens on the same basis as the Junior Liens are subordinated to the Priority Liens.

Collateral Sharing Equally and Ratably within Class

The Collateral Trust Agreement will provide that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Secured Obligations within such Class or the date, time, method or order of grant, attachment or perfection of any Liens securing such Secured Obligations within such Class and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Series of Junior Lien Debt or the time of incurrence of any other Priority Lien Obligation or Junior Lien Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or the Junior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any

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Insolvency or Liquidation Proceeding has been commenced against any Issuer or any other Grantor, and the Collateral Trust Agreement will further provide that:

(1)

all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by any Issuer or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Collateral Trustee for the benefit of all Junior Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, the Collateral Trust Agreement will provide that this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(2)

all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Issuer or any other Grantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Collateral Trustee for the benefit of all Priority Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, the Collateral Trust Agreement will provide that this provision will not be violated with respect to any particular Collateral and any particular Series of Priority Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Priority Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Priority Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property.

The Collateral Trust Agreement will further provide that the foregoing provision will not alter the priorities of the Liens of the Priority Collateral Trustee and the Junior Collateral Trustee or among Secured Parties belonging to different Classes as provided above under the caption “—Priority of Liens.”

For the avoidance of doubt, the Liens on the Collateral securing the notes shall be pari passu with the Liens on the Collateral securing the Obligations under the Term Loan Facility.

Restrictions on Enforcement of Junior Liens

The Collateral Trust Agreement will provide that, until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Issuer or any other Grantor, the Priority Lien Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (7), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Priority Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and neither the Junior Lien Representative nor any other Junior Lien Secured Party may authorize or direct the Junior Collateral Trustee with respect to such matters; provided, however, that the Required Junior Lien Debtholders (or the Junior Lien Representative representing such Required Junior Lien Debtholders) may so direct the Junior Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral thereunder after the date (the “Junior Lien Enforcement Date”) that is 24 months after the later of: (i) the date on which any duly authorized agent or trustee has declared the existence of any Event of Default under (and as defined in) any Junior Lien Document and demanded the repayment of all the principal amount of all Junior Lien Obligations thereunder; and (ii) the date on which the Collateral Trustee and each Priority Lien Representative has received notice from the Junior Lien Representative of such

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declarations of an Event of Default; provided further that notwithstanding anything in the Collateral Trust Agreement to the contrary, the Junior Lien Enforcement Date shall be stayed and shall be deemed not to have occurred (I) at any time the Priority Collateral Trustee has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Representative) or (II) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, the requisite Junior Lien Secured Parties may direct the Junior Collateral Trustee or the Junior Lien Representative, as applicable (and, in the case of subclauses (5) and (6) below, any Junior Lien Secured Party may):

(1)	without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)

as necessary to redeem any Collateral in a creditors’ redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations;

(3)

in order to perfect or establish the priority (subject to Priority Liens) of the Junior Liens upon any Collateral; provided that the Junior Lien Secured Parties may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Priority Collateral Trustee taking any action for possession or control required by any Security Documents and the Priority Collateral Trustee agreeing pursuant to the Collateral Trust Agreement that the Priority Collateral Trustee agrees to act as bailee and/or agent for and on behalf of the Junior Collateral Trustee for the benefit of the Junior Lien Secured Parties as specified in the Collateral Trust Agreement;

(4)	in order to create, prove, preserve or protect (but not enforce) its rights in, and perfection and priority of the Junior Liens upon any Collateral;

(5)

file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties, including any claims secured by the Collateral, if any, or the avoidance of any Junior Lien, in each case to the extent not inconsistent with the terms of the Collateral Trust Agreement;

(6)

vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim (if applicable) or statement of interest, make other filings and make any arguments and motions that are, in each case, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or the Junior Lien Representative may be inconsistent with the provisions of the Collateral Trust Agreement, unless the Priority Lien Secured Parties or a Priority Lien Representative, in each case through an Act of Required Secured Parties as specified in clause (i) of the definition thereof shall have consented thereto in writing or to the extent any such plan or similar proposal is proposed; or

(7)

in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, file a claim (if applicable) or statement of interest with respect to the Junior Lien Obligations; provided that no such filing may contain any statement regarding the priority of the Liens securing the Junior Lien Obligations relative to the priority of the Liens securing the Priority Lien Obligations that is inconsistent with the provisions of the Collateral Trust Agreement.

Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Issuer or any other Grantor, none of the Junior Collateral Trustee (unless

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acting pursuant to an Act of Required Secured Parties), the Junior Lien Representative or the other Junior Lien Secured Parties will:

(1)

request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Priority Lien Secured Parties in respect of the Priority Liens (subject to the exceptions set forth above in clauses (1) through (7)) or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(2)

oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any Priority Lien Secured Party or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3)

oppose or otherwise contest any lawful exercise by any Priority Lien Secured Party or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(4)

oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;

(5)

contest, protest or object to any foreclosure proceeding or action brought by the Priority Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party or any other exercise by the Priority Collateral Trustee, any Priority Lien Representative or any Priority Lien Secured Party of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise and the Junior Lien Representative on behalf of itself and each other Junior Lien Secured Party waives any and all rights it may have to object to the time or manner in which the Priority Collateral Trustee or any Priority Lien Secured Party seeks to enforce the Priority Lien Obligations or the Priority Liens, in each case, subject to the exceptions set forth above in clauses (1) through (7);

(6)

contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Priority Liens or the amount, nature or extent of the Priority Lien Obligations; or

(7)

object to the forbearance by the Priority Collateral Trustee from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; provided, that notwithstanding the foregoing, the Junior Lien Representative representing the Junior Lien Secured Parties and acting at the direction of the Required Junior Lien Debtors may direct the Junior Collateral Trustee with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral from and after the Junior Lien Enforcement Date as described under the caption “—Restrictions on Enforcement of Junior Liens.”

At any time prior to the Discharge of Priority Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Issuer or any other Grantor or (b) the Junior Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Secured Parties stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the Priority Lien Secured Parties securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Issuers or any other Grantor to the Junior Collateral Trustee or any Junior Lien Secured Party (including, without limitation, payments and prepayments made from such proceeds for application to Junior Lien Obligations and all other payments and deposits made from such proceeds pursuant to any Junior Lien Document).

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All proceeds of Collateral received by the Junior Collateral Trustee, the Junior Lien Representative or any other Junior Lien Secured Party in violation of the two immediately preceding paragraphs and all proceeds of Collateral received by the Junior Collateral Trustee, the Junior Lien Representative or other Junior Lien Secured Party in connection with any exercise of remedies against the Collateral will be held by the Junior Collateral Trustee, the Junior Lien Representative or any other applicable Junior Lien Secured Party in trust for the account of the Priority Lien Secured Parties and remitted to the Priority Collateral Trustee for application in accordance with the provisions described below under the caption “Collateral Trust Agreement—Order of Application.” The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted until applied to satisfy the Priority Lien Obligations. All proceeds of Collateral received by the Junior Collateral Trustee, the Junior Lien Representative and any other Junior Lien Secured Party not in violation of the two immediately preceding paragraphs will be received by the Junior Collateral Trustee, the Junior Lien Representative and such other Junior Lien Secured Parties free from the Priority Liens and all other Liens except the Junior Liens.

Waiver of Right of Marshalling

The Collateral Trust Agreement will provide that, prior to the Discharge of Priority Lien Obligations, the Junior Lien Secured Parties, each Junior Lien Representative and the Junior Collateral Trustee may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder under applicable law, as against the Priority Lien Secured Parties or the Priority Lien Representatives (in their respective capacities as such). Following the Discharge of Priority Lien Obligations, the Junior Lien Representative and the other Junior Lien Secured Parties may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the Priority Lien Secured Parties.

Insolvency or Liquidation Proceedings

The Collateral Trust Agreement will provide that, if in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the Priority Lien Secured Parties by an Act of Required Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), or to permit any Issuer or any other Grantor to obtain financing, whether from the Priority Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative for itself and on behalf of the other Junior Lien Secured Parties represented by it, will raise no objection to such Cash Collateral use or DIP Financing including any proposed orders for such Cash Collateral use and/ or DIP Financing which are acceptable to the Priority Lien Secured Parties) and to the extent the Liens securing the Priority Lien Obligations are subordinated to or pari passu with such DIP Financing, the Junior Collateral Trustee will subordinate its Junior Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Priority Lien Secured Parties or to the extent permitted as described below under this caption “—Insolvency or Liquidation Proceedings”. No Junior Lien Secured Party may provide DIP Financing to either of the Issuers or any other Grantor secured by Liens equal or senior in priority to the Liens securing any Priority Lien Obligations and no such DIP Financing shall “roll-up” or otherwise include or refinance any pre-petition Junior Lien Obligations. Each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and the Junior Lien Representative on behalf itself and the other Junior Lien Secured Parties will raise no objection to or oppose a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Priority Lien Secured Parties have consented to such sale, liquidation or other disposition; provided that, to the extent such sale, liquidation or other disposition is to be free and clear of Liens, the Liens securing the Priority Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale, liquidation or other disposition on the same basis of priority as the Liens on the Collateral securing the Priority Lien Obligations rank to the Liens on the Collateral securing the Junior Lien Obligations pursuant to the Collateral Trust Agreement. Each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and the Junior Lien Representative on behalf of itself and the other

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Junior Lien Secured Parties will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite Priority Lien Secured Parties have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Secured Parties will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Junior Lien Secured Parties under Section 363(k) of the Bankruptcy Code.

The Collateral Trust Agreement will provide that until the Discharge of Priority Lien Obligations has occurred, none of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and the Junior Lien Representative, for itself and on behalf of the other Junior Lien Secured Parties, shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Secured Parties or a Priority Lien Representative, through an Act of Required Secured Parties as specified in clause (i) of the definition thereof, unless a motion for adequate protection permitted under this caption “—Insolvency or Liquidation Proceedings” has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Priority Lien Secured Parties for relief from such stay.

The Collateral Trust Agreement will provide that none of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and the Junior Lien Representative, for itself and on behalf of the other Junior Lien Secured Parties shall contest (or support any other Person contesting): (1) any request by the Priority Lien Representatives or the Priority Lien Secured Parties for adequate protection under any Bankruptcy Law; or (2) any objection by the Priority Lien Representatives or the Priority Lien Secured Parties to any motion, relief, action or proceeding based on the Priority Lien Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding: (1) if the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any Cash Collateral use or DIP Financing, then the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or Junior Lien Representative, on behalf of itself or any of the other Junior Lien Secured Parties represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral or superpriority claim, (A) which Lien will be subordinated to the Liens securing the Priority Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Priority Lien Obligations under the Collateral Trust Agreement and (B) which superpriority claim will be subordinated to all superpriority claims of the Priority Lien Secured Parties on the same basis as the other claims of the Junior Lien Secured Parties are so subordinated to the claims of the Priority Lien Secured Parties under the Collateral Trust Agreement; and (2) each of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representatives and the Junior Lien Secured Parties shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted senior replacement Liens on the Collateral; and (C) an administrative expense claim; provided that as adequate protection for the Priority Lien Obligations, the Priority Collateral Trustee, on behalf of the Priority Lien Secured Parties, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) and each Junior Lien Representative on behalf of the Junior Lien Secured Parties represented by it. If any Junior Lien Secured Party receives post-petition interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”), and the Priority Lien Secured Parties do not receive payment in full in cash of all Priority Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Junior Lien Secured Party shall pay over to the Priority

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Lien Secured Party an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Secured Parties and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the Priority Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Priority Lien Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the Priority Lien Secured Parties shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Junior Lien Secured Parties in exchange for the Pay-Over Amount. Notwithstanding anything in the Collateral Trust Agreement to the contrary, the Priority Lien Secured Parties shall not be deemed to have consented to, and expressly retain their rights to object to the grant of adequate protection in the form of cash payments to the Junior Lien Secured Parties made pursuant to this paragraph.

Nothing in the Collateral Trust Agreement, except as expressly provided therein, will prohibit or in any way limit any Priority Lien Representative or any Priority Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties, including the seeking by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties of adequate protection or the asserting by the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties), the Junior Lien Representative or any of the other Junior Lien Secured Parties of any of its rights and remedies under the Junior Lien Documents or otherwise.

The Collateral Trust Agreement will provide that if any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Issuer or any other Grantor any amount paid in respect of Priority Lien Obligations (a “Recovery”), then such Priority Lien Secured Party shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Priority Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If the Collateral Trust Agreement is terminated prior to such Recovery, the Collateral Trust Agreement will be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

The Collateral Trust Agreement will provide that the grants of Liens pursuant to the Priority Lien Security Documents and the Junior Lien Security Documents constitute two separate and distinct grants of Liens; and because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Priority Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. If it is held that the claims of the Priority Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then all distributions will be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the Priority Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Priority Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Secured Parties with respect to the Collateral, and the Junior Collateral Trustee (on behalf of the Junior Lien Secured Parties) or each Junior Lien Representative, as applicable, for itself and on behalf of the Junior Lien Secured Parties for whom it acts as representative, will turn over to the Priority Collateral Trustee for application in accordance with the Collateral Trust Agreement, Collateral or proceeds of Collateral otherwise received or

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receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties).

The Collateral Trust Agreement will provide that, notwithstanding any other provision to the contrary, each Junior Lien Representative and the Junior Collateral Trustee, for itself and on behalf of each other Junior Lien Secured Party represented by it, agrees that none of such Junior Lien Representative or the Junior Collateral Trustee, the Junior Lien Secured Parties represented by it or any agent or trustee on behalf of any of them shall, during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any plan of reorganization that provides for the impairment of repayment of the Priority Lien Obligations (with impairment to be determined under Section 1124 of the Bankruptcy Code) unless (i) the Priority Lien Secured Parties or the Priority Lien Representative, in each case, through an Act of Required Secured Parties as specified in clause (i) of the definition thereof shall have consented to such plan in writing or (ii) such plan of reorganization provides for the Discharge of Priority Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization or liquidation, as applicable. Without limiting the foregoing, the Collateral Trust Agreement provides that if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Priority Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of the Collateral Trust Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

The Collateral Trust Agreement will be a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an insolvency proceeding. All references in the Collateral Trust Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an insolvency proceeding.

Order of Application

The Collateral Trust Agreement will provide that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any collection, sale, foreclosure or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such collection, sale, foreclosure or other enforcement and the proceeds received by the Collateral Trustee or any Priority Lien Secured Party or Junior Lien Secured Party of any insurance policy maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable to the Collateral Trustee or any co-trustee or agent of the Collateral Trustee);

SECOND, to the respective Priority Lien Representatives on a pro rata basis for each Series of Priority Lien Debt that are secured by such Collateral for application to the payment of all such outstanding Priority Lien Debt and any other such Priority Lien Obligations that are then due and payable and so secured (for application in such order as may be provided in the Priority Lien Documents applicable to the respective Priority Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable and so secured (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

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THIRD, to the respective Junior Lien Representatives on a pro rata basis for each Series of Junior Lien Debt that are secured by such Collateral for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are so secured and then due and payable (for application in such order as may be provided in the Junior Lien Documents applicable to the respective Junior Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable and so secured (including, to the extent legally permitted, all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Issuers or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Secured Debt has released its Lien on any Collateral as set forth in the Collateral Trust Agreement, then such Series of Secured Debt and any related Secured Obligations of that Series thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series.

If any Junior Collateral Trustee, the Junior Lien Representative or any Junior Lien Secured Party collects or receives on account of any Junior Lien Obligations any proceeds of any foreclosure, collection or other enforcement, proceeds of any insurance maintained by any Grantor relating to any loss or other insurable event with respect to any Collateral and any proceeds of any assets that were subject to Priority Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Priority Lien Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such Junior Lien Secured Party, as the case may be, will forthwith deliver the same to the Priority Collateral Trustee, for the account of the Priority Lien Secured Parties, to be applied in accordance with the provisions set forth in the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by that Junior Lien Representative or that Junior Lien Secured Party, as the case may be, for the benefit of the Priority Lien Secured Parties.

The provisions set forth under this caption “—Order of Application” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a lien sharing and priority confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

Release of Liens on Collateral

The Collateral Trust Agreement will provide that the Priority Collateral Trustee’s and/or Junior Collateral Trustee’s Liens, as applicable, upon the Collateral will be released or subordinated in any of the following circumstances:

(1)

the Collateral Trustee’s Liens will be released in whole, upon (A) payment in full in cash and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged; and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation, termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the

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percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents or, solely to the extent if any agreed to by the issuer of any outstanding letter of credit issued pursuant to any Secured Debt Document, the issuance of a back to back letter of credit in favor of the issuer of any such outstanding letter of credit in an amount equal to such outstanding letter of credit and issued by a financial institution acceptable to such issuer;

(2)

the Collateral Trustee’s Liens will be released as to any Collateral that is sold, transferred or otherwise disposed of by an Issuer or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) an Issuer or a Subsidiary in a transaction or other circumstance that is permitted by all of the Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(3)

as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (2) above), the Collateral Trustee’s Liens on such Collateral will be released if directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the release was permitted by each applicable Secured Debt Document; provided, that this clause (3) shall not apply to (i) Discharge of Priority Lien Obligations upon payment in full thereof or (ii) sales or dispositions subject to the covenant described below under the caption “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(4)

as to a release of all or substantially all of the Collateral (other than pursuant to clause (1) above), the Collateral Trustee’s Liens on such Collateral will be released if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Issuers have delivered an Officer’s Certificate to the Collateral Trustee in the form required under the Collateral Trust Agreement certifying that any such necessary consents have been obtained;

(5)	[reserved];

(6)

notwithstanding any of the foregoing, if, prior to the Discharge of Priority Lien Obligations, the Priority Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, and the Priority Collateral Trustee releases any part of the Collateral from all of the Priority Liens, in any such case, in connection with any collection, sale, foreclosure or other enforcement, then the Junior Liens on such Collateral shall be automatically, unconditionally and simultaneously released to the same extent. If in connection with any exercise of rights and remedies by the Priority Collateral Trustee under the Priority Lien Security Documents pursuant to an Act of Required Secured Parties, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Priority Collateral Trustee releases the Priority Lien on the property or assets of such Person then the Junior Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as all of the Priority Liens on such property or assets are released;

(7)

the Collateral Trustee’s Liens on any Collateral will be subordinated as directed by an Act of Required Secured Parties accompanied by an Officer’s Certificate to the effect that the subordination was permitted by each applicable Secured Debt Document; and

(8)	as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

Release of Liens in Respect of Notes

The indenture and the Collateral Trust Agreement will provide that the Collateral Trustee’s Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the

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indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged:

(1)	upon satisfaction and discharge of the indenture as set forth under the caption “—Defeasance and Discharge;”

(2)	upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the caption “—Defeasance and Discharge;”

(3)

upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

(4)	in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption “—Amendments and Waivers.”

Amendment of Security Documents

The Collateral Trust Agreement will provide that no amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Secured Parties, except that:

(1)	any amendment or supplement that has the effect solely of:

(a)	adding or maintaining Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein;

(b)

providing for the assumption of any Grantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent not prohibited by the terms of the indenture governing the notes or any other Secured Debt Documents, as applicable; or

(c)	curing any ambiguity, omission, mistake, defect or inconsistency;

in the case of clauses (a) through (c) above, will become effective when executed and delivered by the Issuers or any other applicable Grantor party thereto and the Collateral Trustee for the applicable Class of Security Document being so amended or supplemented;

(2)	no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(a)

to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Secured Parties or direction by the Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Secured Parties” or “Controlling Representative”),

(b)

to share in the order of application described above under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral, in each case that has not been released in accordance with the provisions described above under the caption “—Release of Liens on Collateral” or other applicable provisions expressly set forth in the Collateral Trust Agreement regarding the release of Liens in respect of any Series of Secured Debt,

(c)

to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption “—Release of Liens on Collateral” or other applicable provisions expressly set forth in the Collateral Trust Agreement regarding the release of Liens in respect of any Series of Secured Debt, or

(d)	to amend the terms described under this caption relating to amendments;

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in the case of clauses (a) through (d) above, will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)

no amendment or supplement that imposes any obligation or duty upon or adversely affects the rights of (i) the Priority Collateral Trustee and/or the Junior Collateral Trustee or (ii) any Secured Debt Representative, in any case, in its capacity as such will become effective without the consent of (i) the Priority Collateral Trustee or the Junior Collateral Trustee so affected (or both, in the case of a such an amendment or supplement generally affecting the Collateral Trustee) or (ii) such Secured Debt Representative, respectively.

Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the caption “—Release of Liens on Collateral.” Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the captions “—Release of Liens in Respect of Notes” or “—Release of Liens on Collateral.”

The Collateral Trust Agreement will provide that, notwithstanding anything to the contrary under the caption “—Amendment of Security Documents,” but subject to clauses (2) and (3) above:

(1)

any Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Junior Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Priority Lien Documents; and

(2)

any amendment or waiver of, or any consent under any Priority Lien Security Document (to the extent such amendment, waiver or consent is applicable to all Series of Priority Lien Debt) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of any Junior Lien Secured Party and without any action by the Issuers or any other Grantor or any Junior Lien Secured Party; provided that written notice of such amendment, waiver or consent shall have been given to each Junior Lien Representative promptly after the effectiveness of such amendment, waiver or consent.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt that is Priority Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt that is Priority Lien Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by the holders of such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt that is Priority Lien Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under the Collateral Trust Agreement. The Junior Lien Representative will cast its vote in accordance with the Junior Lien Intercreditor Agreement. Upon request of the Collateral Trustee, each Priority Lien Representative and the Junior Lien Representative will provide a written notice to the Collateral Trustee of the aggregate principal amount of Priority Lien Debt or Junior Lien Debt for which it acts as Priority Lien Representative or Junior Lien Representative.

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Provisions of the Indenture Relating to Collateral

Relative Rights

Nothing in the indenture or the Security Documents will:

(1)

impair, as to the Issuers and the holders of the notes, the obligation of the Issuers to pay principal of, premium and interest on the notes in accordance with their terms or any other obligation of any Issuer or any other Grantor;

(2)	affect the relative rights of holders of notes as against any other creditors of any Issuer or any other Grantor (other than holders of Priority Liens or Junior Liens);

(3)

restrict the right of any holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the captions “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens” or “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings”);

(4)

restrict or prevent any holder of notes or other Priority Lien Obligations, the Priority Collateral Trustee or any Priority Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens” or “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings”; or

(5)

restrict or prevent any holder of notes or other Junior Lien Obligations, the Junior Collateral Trustee or the Junior Lien Representative from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by “—Collateral Trust Agreement—Restrictions on Enforcement of Junior Liens” or “—Collateral Trust Agreement—Insolvency and Liquidation Proceedings.”

Further Assurances; Insurance

The indenture will provide that the Issuers and each of the other Grantors will do or cause to be done all acts and things that may be required, or that any Controlling Representative from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

The Issuers and each of the other Grantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that any Controlling Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties; it being understood that none of the Collateral Trustee or any Secured Debt Representative shall have a duty to so request.

The Issuers and the other Grantors will:

(1)	keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)

maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

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(3)	maintain such other insurance as may be required by law; and

(4)	maintain such other insurance as may be required by the Security Documents.

Upon the request of the Collateral Trustee, the Issuers and the other Grantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

Optional Redemption

Except as set forth below and the last paragraph of the covenant described below under “—Repurchase of Notes at the Option of Holders—Change of Control,” the notes will not be redeemable at the option of the Issuers.

At any time prior to January 30, 2023, the Issuers may redeem the notes, in whole or in part, upon prior notice as described under “—Selection and Notice,” by paying a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after January 30, 2023, the Issuers may redeem the notes, in whole or in part, upon prior notice as described under “—Selection and Notice,” at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Period	Redemption Price
6-month period commencing January 30, 2023 (through the date that is 6-months after January 30, 2023)	105.000%
Thereafter	100.000%

Unless the Issuers default in the payment of the applicable redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on and after the applicable redemption date.

Repurchase of Notes at the Option of Holders

Change of Control

Not later than 30 days following a Change of Control, the Issuers will make an Offer to Purchase (as defined below) all outstanding notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the notes pursuant to this covenant in the event that (i) during the 30-day period following such Change of Control, the Issuers have given the notice to exercise their right to redeem all the notes under the terms described in “—Optional Redemption” and redeemed such notes in accordance with such notice, unless and until there is a default in payment of the applicable redemption price or (ii) a third party makes the Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Issuers and purchases all notes properly tendered and not withdrawn under the offer.

An “Offer to Purchase” means a written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer must include information concerning the

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business of the Issuers and their Subsidiaries which the Issuers in good faith believe will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer. If the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a minimum of $2,000 principal amount or a multiple of $1,000 principal amount in excess thereof. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

Notes repurchased by the Issuers pursuant to an Offer to Purchase will have the status of notes issued but not outstanding or will be retired and cancelled at the option of the Issuers.

Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the notes pursuant to an Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions in the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Issuers by increasing the capital required to effectuate such transactions. The definition of Change of Control also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuers and their Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Boards of Directors, including in connection with a proxy contest where our Boards of Directors do not approve a dissident slate of directors but approve them as continuing directors, even if our Boards of Directors initially opposed the directors.

Future debt of the Issuers may prohibit the Issuers from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require the Issuers to repurchase the notes upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Issuers to purchase the notes could cause a default under such future Debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Issuers.

Finally, the Issuers’ ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.”

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Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of the notes to require that the Issuers purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the indenture relating to the Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described below in “—Amendments and Waivers.”

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept an Offer to Purchase and the Issuers (or the third party making the Offer to Purchase in lieu of the Issuers) purchase all of the notes held by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior written notice to the holders and the Trustee, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Offer to Purchase payment price plus accrued and unpaid interest on the notes redeemed to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sales

The Main Issuer will not, and will not permit any Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)	The Asset Sale is for at least Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale).

(2)	At least 90% of the aggregate consideration received by the Main Issuer or its Subsidiaries for such Asset Sale consists of cash or Cash Equivalents.

For purposes of this clause (2):

(A)

the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Main Issuer’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the notes) of the Main Issuer or a Subsidiary pursuant to operation of law or a customary novation or assumption agreement; and

(B)

instruments, notes, securities or other obligations received by the Main Issuer or such Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Main Issuer or such Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received shall in each case be considered cash or Cash Equivalents.

(3)	Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Main Issuer or a Subsidiary may apply an amount equal to such Net Cash Proceeds at its option:

(A)	to permanently prepay, repay, redeem, reduce or repurchase Debt as follows:

(i)

to prepay, repay, redeem, reduce or purchase Priority Lien Obligations on a pro rata basis; provided that all reductions of (or offers to reduce) Obligations under the notes shall be made as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued unpaid interest, to, but not including, the date of redemption) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to, but not including, the date of redemption, on the amount of notes that would otherwise be prepaid;

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(ii)	[reserved]; or

(iii)	[reserved]; or

(B)

to acquire property, plant and equipment necessary for the conduct of the mining operations of Wilpinjong Opco and its Subsidiaries in the ordinary course of business (collectively, “Relevant Equipment”).

Notwithstanding the foregoing, to the extent that (i) a distribution of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary to the Main Issuer is prohibited or delayed by applicable local law or (ii) a distribution of any or all of the Net Cash Proceeds of any Assets Sales by a Foreign Subsidiary to the Main Issuer could result in material adverse tax consequences, as reasonably determined by the Main Issuer, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant; provided that within 365 days of the receipt of such Net Cash Proceeds, the Main Issuer shall use commercially reasonable efforts to permit repatriation of the proceeds that would otherwise be subject to this covenant without violating local law or incurring material adverse tax consequences, and, if such proceeds may be repatriated, within such 365 day period, such proceeds shall be required to be applied in compliance with this covenant.

(4)

The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $5.0 million will be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Main Issuer must, within 30 days, make an Offer to Purchase notes (an “Asset Sale Offer”) having a principal amount equal to:

(A)	accumulated Excess Proceeds; multiplied by

(B)

a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the notes and all other Priority Lien Obligations similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for any Asset Sale Offer will be 100% of the principal amount, plus accrued interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Asset Sale Offer is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Asset Sale Offer, the Main Issuer will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis (in the case of global notes, subject to the applicable procedures of DTC), with adjustments so that only notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Upon completion of the Asset Sale Offer, any Excess Proceeds remaining after consummation of the Asset Sale Offer will be carried forward as Excess Proceeds and accumulated.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to an Asset Sale Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions in the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Excess Cash Flow

On a semi-annual basis, not later than 30 days after each date on which (i) the quarterly financial statements for the preceding fiscal quarter ending June 30 and (ii) the annual financial statements for the preceding fiscal year are required to be delivered pursuant to clause (1) of covenant described under the caption “—Certain

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Covenants—Reports”, commencing with the period from February 1, 2021 to June 30, 2021, the Issuers will make an Offer to Purchase notes, which shall include, without limitation, a detailed calculation of Excess Cash Flow for the relevant Excess Cash Flow Period (each such Offer to Purchase, an “Excess Cash Flow Offer”), having an aggregate principal amount equal to:

(A)	an amount equal to 100% of Excess Cash Flow of the Main Issuer and its Subsidiaries for the Excess Cash Flow Period then ended; multiplied by

(B)

a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the notes and all other Priority Lien Obligations required to be repaid with such Excess Cash Flow, rounded down to the nearest $1,000. The purchase price for any Excess Cash Flow Offer will be 100% of the principal amount, plus accrued interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Excess Cash Flow Offer is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Excess Cash Flow Offer, the Main Issuer will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis (in the case of global notes, subject to the applicable procedures of DTC), with adjustments so that only notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Any portion of such Excess Cash Flow remaining after consummation of the Excess Cash Flow Offer may be used for any purpose not otherwise prohibited by the indenture.

Notwithstanding the foregoing, to the extent that the Liquidity Amount as of the last date of the applicable Excess Cash Flow Period, after giving pro forma effect to the Excess Cash Flow Offer for such Excess Cash Flow Period, is equal to or less than $60.0 million, the aggregate principal amount of notes offered to be purchased in such Excess Cash Flow Offer shall be reduced solely to the extent necessary so that the Liquidity Amount as of the last date of the applicable Excess Cash Flow Period, after giving pro forma effect to such Excess Cash Flow Offer, is greater than $60.0 million.

Notwithstanding the foregoing, to the extent that (i) a distribution of any or all of the net cash provided by/used in operating activities (as determined in accordance with GAAP) of a Foreign Subsidiary to the Main Issuer is prohibited or delayed by applicable local law or (ii) a distribution of any or all of the net cash provided by/used in operating activities (as determined in accordance with GAAP) by a Foreign Subsidiary to the Main Issuer could result in material adverse tax consequences, as reasonably determined by the Main Issuer, such net cash provided by/used in operating activities (as determined in accordance with GAAP) so affected will not be required to be applied in the calculation of Excess Cash Flow for the relevant Excess Cash Flow Period in compliance with this covenant; provided that within 365 days of the receipt of such net cash provided by/used in operating activities (as determined in accordance with GAAP), the Main Issuer shall use commercially reasonable efforts to permit repatriation of the amounts that would otherwise be subject to this covenant without violating local law or incurring material adverse tax consequences, and, if such amounts may be repatriated, within such 365 day period, such proceeds shall be required to be applied in compliance with this covenant.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to an Excess Cash Flow Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow provisions in the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Excess Cash Flow provisions of the indenture by virtue of such compliance.

Wilpinjong Mandatory Offer

Not later than 30 days following the occurrence of a Wilpinjong Triggering Event (the “Wilpinjong Triggering Date”), Peabody shall be obligated to make an Offer to Purchase outstanding notes in an aggregate principal amount (plus accrued and unpaid interest, if any, to, but excluding, the date of purchase) up to the Maximum Amount (the “Wilpinjong Mandatory Offer”), provided that, during the

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term of the notes, Peabody shall not be obligated to make more than one Wilpinjong Mandatory Offer pursuant to each of clauses (i) and (ii) of the definition of Wilpinjong Triggering Event, respectively.

The purchase price for any notes purchased in a Wilpinjong Mandatory Offer will be 100% of the principal amount, plus accrued interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The purchase price for notes purchased in the Wilpinjong Mandatory Offer, including any accrued interest, if any, to, but excluding, the date of purchase, shall be paid in aggregate principal amount of Peabody 2024 Notes, rounded down to the nearest $1,000.

If the aggregate principal amount of notes surrendered (plus accrued and unpaid interest, if any, to, but excluding, the date of purchase) in a Wilpinjong Mandatory Offer exceeds the Maximum Amount, Peabody will select the notes (in the case of global notes, subject to the applicable procedures of DTC) to be purchased on a pro rata basis with such adjustments as needed so that no notes in an unauthorized denomination are purchased in part based on the aggregate principal amount, as applicable of the notes tendered.

Upon any such issuance of Peabody 2024 Notes, delivery of the notes by the Issuers to the Trustee for cancellation and satisfaction by the Issuers of the requirements under the indenture, the Issuers’ obligations with respect to such notes shall be discharged and such notes shall cease to be outstanding. In this regard, Peabody shall not (i) make any “Restricted Payments” (as defined under the Peabody Existing Indenture) under Section 4.07(b)(11) or (13) of the Peabody Existing Indenture until there is sufficient available capacity under such provisions of Section 4.07 of the Peabody Existing Indenture for “Restricted Payments” in an amount equal to or greater than the sum of the outstanding principal amount of the notes and the outstanding principal amount of Priority Lien Obligations under the Term Loan Facility and any accrued but unpaid interest on the notes and the Priority Lien Obligations under the Term Loan Facility to but excluding the date of determination, and, thereafter, shall maintain at all times such capacity under such provisions of Section 4.07 of the Peabody Existing Indenture, (ii) make any “Investments” (as defined in the Peabody Credit Agreement) under Section 7.02(l) or (m) until there is sufficient available capacity under such provisions of Section 7.02 of the Peabody Credit Agreement for “Investment” in an amount equal to or greater than the sum of the outstanding principal amount of the notes and the outstanding principal amount of Priority Lien Obligations under the Term Loan Facility and any accrued but unpaid interest on the notes and the Priority Lien Obligations under the Term Loan Facility to but excluding the date of determination, and, thereafter, shall maintain at all times such capacity under such provisions of Section 7.02 of the Peabody Credit Agreement, (iii) incur or permit to exist any “Permitted Liens” (as defined in the Peabody Existing Indenture) under the Peabody Existing Indenture until Peabody is permitted to incur or permit to exist “Permitted Liens” in an amount equal to or greater than the sum of the outstanding principal amount of the notes and the outstanding principal amount of Priority Lien Obligations under the Term Loan Facility and any accrued but unpaid interest on the notes and the Priority Lien Obligations under the Term Loan Facility to but excluding the date of determination, and, thereafter, shall maintain at all times such capacity under the Peabody Existing Indenture and (iv) fail to maintain at all times debt and lien capacity under the Peabody Credit Agreement to incur or permit to exist secured “Indebtedness” (as defined under the Peabody Credit Agreement) in an amount equal to or greater than the sum of the outstanding principal amount of the notes and the outstanding principal amount of Priority Lien Obligations under the Term Loan Facility and any accrued but unpaid interest on the notes and the Priority Lien Obligations under the Term Loan Facility to but excluding the date of determination.

Notwithstanding anything in the preceding paragraph to the contrary, in the event the Wilpinjong Mandatory Offer is consummated, no Applicable Premium shall be due and payable with respect to any notes tendered and exchanged pursuant to the Wilpinjong Mandatory Offer.

Peabody will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to an Wilpinjong Mandatory Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Wilpinjong Mandatory Offer provisions in the indenture, Peabody will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Wilpinjong Mandatory Offer provisions of the indenture by virtue of such compliance.

Term Loan Repayment Offer

Not later than 30 days after each date on which there is a voluntary prepayment, repayment or repurchase of the loans under the Term Loan Facility, the Issuers will make an Offer to Purchase the notes in an aggregate principal amount up to the aggregate principal amount of Term Loans repurchased or prepaid (the “Term Loan

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Offer Amount”) at a price that, as a percentage of the principal acquired, is the same as the price paid in the repurchase or repayment of the Term Loans (each such offer, a “Term Loan Repayment Offer”).

If the aggregate principal amount of notes surrendered in a Term Loan Repayment Offer exceeds the Term Loan Offer Amount, the Issuers will select the notes (in the case of global notes, subject to the applicable procedures of DTC) to be purchased on a pro rata basis with such adjustments as needed so that no notes in an unauthorized denomination are purchased in part based on the aggregate principal amount, as applicable of the notes tendered.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the notes pursuant to an Term Loan Repayment Offer pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Term Loan Repayment Offer provisions in the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Term Loan Repayment Offer provisions of the indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1)

if the notes are listed on any national securities exchange and the Issuers notify a responsible officer of the Trustee in writing of such listing, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)

if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of global notes, the notes represented thereby will be selected by lot in accordance with DTC’s applicable procedures).

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be given by first class mail (or electronically in the case of global notes) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that optional redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or satisfaction and discharge of the indenture.

Notice of any redemption of the notes (including upon an Equity Offering) may, at the Main Issuer’s discretion, be given prior to a transaction or event and any such redemption or notice may, at the Main Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Main Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Main Issuer’s discretion if in the good faith judgment of the Main Issuer any or all of such conditions will not be satisfied. In addition, the Main Issuer may provide in such notice that payment of the redemption price and performance of the Main Issuer’s obligations with respect to such redemption may be performed by another Person.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption without a condition precedent will become due on the date fixed for

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redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption, unless the Issuers default in making such redemption payment.

No Mandatory Redemption or Sinking Fund

The Issuers are not required to make mandatory redemption payments with respect to the notes. The Issuers may from time to time purchase notes on the open market or otherwise in accordance with applicable laws. There will be no sinking fund payments for the notes.

Changes in Covenants if Notes Are Rated Investment Grade

If at any time (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies), (ii) no Default or Event of Default has occurred and is continuing under the indenture and (iii) the Issuers have delivered to the Trustee an Officer’s Certificate certifying to the foregoing provisions of this sentence, the covenants specifically listed under the following captions in this “Description of the New Co-Issuer Notes” section of this offering memorandum will be suspended (the “Suspension Period”):

(1)	“—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;”

(2)	“—Certain Covenants—Limitation on Restricted Payments;”

(3)	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(4)	“—Repurchase of Notes at the Option of Holders—Asset Sales,” “—Repurchase of Notes at the Option of Holders—Excess Cash Flow Offer;”

(5)	“—Certain Covenants—Limitation on Transactions with Affiliates;” and

(6)	clause (a)(2)(C) of “—Certain Covenants—Consolidation, Merger or Sale of Assets—The Issuers.”

Notwithstanding the foregoing, if the rating assigned to the notes by either Rating Agency should subsequently decline to below Investment Grade, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the “Reversion Date”). Calculations under the reinstated “Limitation on Restricted Payments” covenant will be made as if the “Limitation on Restricted Payments” covenant had been in effect since the date of the indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Debt incurred during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.” Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period (or upon termination of any covenant Suspension Period or after that time based solely on events that occurred during the Suspension Period).

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency. The Issuers shall promptly deliver to the Trustee an Officer’s Certificate notifying the Trustee of any event giving rise to a Suspension Period or a Reversion Date, the date thereof and identifying the suspended covenants. The Trustee shall not have any obligation to monitor the ratings of the notes, determine whether a Suspension Period or Reversion Date has occurred or notify holders of the occurrence or dates of any Suspension Period, suspended covenants or Reversion Date.

Certain Covenants

Limitation on Debt and Disqualified Stock or Preferred Stock

(a)	The Main Issuer

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(1)	will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired Debt) or Disqualified Stock; and

(2)

will not permit any of its Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Subsidiaries held by the Main Issuer or a Subsidiary, so long as it is so held).

(b)	The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Debt (“Permitted Debt”):

(1)

Incurrence by the Issuers of Debt under Term Loan Facility in an aggregate principal amount at any one time outstanding not to exceed $206.0 million (less the aggregate amount of mandatory prepayments of such Debt made thereunder from time to time) and any related guarantees thereof;

(2)	Debt represented by the notes outstanding on the Issue Date;

(3)

Debt of the Main Issuer or any Subsidiary owed to the Main Issuer or any Subsidiary so long as such Debt continues to be owed to the Main Issuer or a Subsidiary and which, if the obligor is the Main Issuer and if the Debt is owed to a Subsidiary is subordinated in right of payment to the notes;

(4)

Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) that was permitted by the indenture to be incurred under clauses (1), (4), (8) or (17) of this paragraph in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(i)

in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes;

(ii)

(x) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (y) the new debt does not have a Stated Maturity prior to the Stated Maturity of the notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the notes;

(iii)	in no event may Debt of any Issuer or Wilpinjong Credit Party, if any, be refinanced pursuant to this clause by means of any Debt of any Person that is not an Issuer or a Wilpinjong Credit Party; and

(iv)	in case the Debt to be refinanced is secured, the Liens securing such new Debt have a Lien priority equal to or junior to the Liens securing the Debt being refinanced;

(5)	Bank Products Obligations of the Main Issuer or any Subsidiary;

(6)

Debt of Wilpinjong Opco or any of its Subsidiaries in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, reclamation obligations, bank guarantees, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by a Subsidiary solely with respect to the mining operations of Wilpinjong Opco and its Subsidiaries in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(7)

Debt arising from agreements of Wilpinjong Opco or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

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(8)

Debt of the Main Issuer or any Subsidiary Incurred and the proceeds of which are used solely to finance the purchase, lease or acquisition of any Relevant Equipment and that is secured by such Relevant Equipment, including Finance Lease Obligations and any Debt assumed in connection with the acquisition of any such equipment and secured by a Lien on any such equipment before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (8), may not exceed the greater of (a) $20.0 million and (b) 5.0% of Consolidated Net Tangible Assets; provided further that the ratio of Debt Incurred pursuant to this clause to the Fair Market Value of the applicable Relevant Equipment shall at no time exceed 75%;

(9)	Debt arising as a result of a Lien on the Collateral securing Junior Lien Debt permitted under clause (2) of the definition of “Permitted Liens”;

(10)	[reserved];

(11)	[reserved];

(12)

Preferred Stock of a Subsidiary issued to the Main Issuer or another Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Preferred Stock (except to the Main Issuer or another Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

(13)	Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(14)	[reserved];

(15)

Debt of the Main Issuer or any Subsidiary consisting of (i) the financing of insurance premiums solely with respect to the mining operations of Wilpinjong Opco or any of its Subsidiaries or (ii) take-or-pay obligations contained in supply or other arrangements;

(16)	[reserved]; and

(17)

Debt of the Main Issuer not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $5.0 million and (ii) 1.0% of Consolidated Net Tangible Assets.

None of the Issuers or their Subsidiaries will incur any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Main Issuer unless such Debt is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Main Issuer solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

For purposes of determining compliance with this “—Limitation on Debt and Disqualified Stock or Preferred Stock” covenant and the covenant described under the caption “—Liens,” in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, the Main Issuer will be permitted to classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant. Notwithstanding the foregoing, (x) all Debt under the Term Loan Facility will be deemed to have been incurred in reliance on the exception provided in clause (1) of the definition of Permitted Debt and (y) all Junior Lien Debt will be deemed to have been incurred in reliance on the exception provided in clause (9) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles, and the payment of

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dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Main Issuer as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Main Issuer or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Debt outstanding as of any date will be:

(1)	the accreted value of the Debt, in the case of any Debt issued with original issue discount;

(1)	the principal amount of the Debt, in the case of any other Debt; and

(2)	in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Debt of the other Person.

Limitation on Restricted Payments

(a)	The Main Issuer will not, and will not permit any Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(1)

declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Main Issuer’s Qualified Equity Interests) held by Persons other than the Main Issuer or any of its Subsidiaries;

(2)

purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Main Issuer or any direct or indirect parent of Main Issuer held by Persons other than the Main Issuer or any of its Subsidiaries;

(3)

repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Debt that is unsecured, Junior Lien Debt or Subordinated Debt (other than (x) a payment of interest or principal at Stated Maturity thereof or the redemption, repurchase or other acquisition or retirement for value of any Debt that is unsecured or Subordinated Debt in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one month of the date of such redemption, repurchase, acquisition or retirement or (y) Debt permitted under clause (3) of the definition of “Permitted Debt”); or

(4)	make any Investment other than a Permitted Investment (a “Restricted Investment”).

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value, on the date of the Restricted Payment, of the assets or securities proposed to be transferred or issued to or by the Main Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date.

(b)	The foregoing will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

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(2)

dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable to the Main Issuer, to all holders of any class of Equity Interests of such Subsidiary a majority of which is held, directly or indirectly through Subsidiaries, by the Main Issuer;

(3)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Debt that is unsecured, or Subordinated Debt with the net cash proceeds from, or in exchange for, Permitted Refinancing Debt;

(4)

the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Main Issuer in exchange for Qualified Equity Interests of the Main Issuer or of a contribution to the common equity of the Main Issuer, including a contribution of the Capital Stock of the Main Issuer;

(5)	[reserved];

(6)

any Investment acquired as a capital contribution to the Main Issuer, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of Qualified Equity Interests of the Issuers;

(7)

(i) the payment of management or similar fees pursuant to the Management Services Agreements and any indemnification and reimbursement payments required thereunder provided that the aggregate amount of all such fees and payments may not exceed $15.0 million in any calendar year and (ii) any tax sharing payments to Peabody or its Affiliates; provided that any tax sharing payments shall not exceed the amount that the Main Issuer and its Subsidiaries would have been required to pay in respect of foreign, federal, state or local income Taxes (as the case may be) in respect of the applicable fiscal year if the Main Issuer and its Subsidiaries paid such Taxes directly as a stand-alone taxpayer (or stand-alone group);

(8)	[reserved];

(9)	[reserved];

(10)	[reserved];

(11)	[reserved]; and

(12)	any payments made, or the performance of any of the transactions contemplated, in connection with the exchange offer contemplated by this offering.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Limitation on Liens

The Issuers will not, and will not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

(a)

Except as provided in paragraph (b), the Main Issuer will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

(1)	pay dividends or make any other distributions on its Equity Interests to the Main Issuer or any other Subsidiary;

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(2)	pay any Debt or other liabilities owed to the Issuers or any other Subsidiary;

(3)	make loans or advances to the Issuers or any other Subsidiary; or

(4)	sell, lease or transfer any of its property or assets to the Main Issuer or any other Subsidiary.

(b)	The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)

existing pursuant to the Term Loan Facility and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of those agreements; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)	existing pursuant to the indenture, the notes or the Security Documents;

(3)	existing under or by reason of applicable law, rule, regulation or order;

(4)

existing under any agreements or other instruments of, or with respect to any Person, or the property or assets of any Person, at the time the Person is acquired by Wilpinjong Opco or any of its Subsidiaries;

(5)

of the type described in clause (a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, Joint Venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, Wilpinjong Opco or any of its Subsidiaries;

(6)

with respect to Wilpinjong Opco and its Subsidiaries and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Subsidiary pending closing of such sale or disposition that is permitted by the indenture;

(7)

existing pursuant to any agreement with the Wilpinjong Mine Customer in effect on the Issue Date and any amendment, modification, restatement, extension, renewal or replacement of any such agreement that is no less favorable in any material respect to the noteholders than the agreement in effect on the Issue Date;

(8)

existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced;

(9)

consisting of restrictions on cash or other deposits or net worth imposed by non-financial lessors, customers, suppliers or required by insurance surety bonding companies or in connection with any reclamation activity of the Main Issuer or a Subsidiary, in each case, in the ordinary course of business;

(10)

existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Finance Leases or operating leases or Mining Leases that impose encumbrances or restrictions discussed in clause (a)(4) above on the property so acquired or covered thereby;

(11)	[reserved];

(12)

existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction;

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(13)

existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date by the covenant described above under “—Limitation on Debt and Disqualified Stock and Preferred Stock” if such encumbrances and restrictions are, taken as a whole, no less favorable in any material respect to the noteholders than is customary in comparable financings (as determined in good faith by the Main Issuer), and the Main Issuer determines in good faith that such encumbrances and restrictions will not materially affect the Issuers’ ability to make principal or interest payments on the notes as and when they become due; and

(14)

existing under or by reason of any Debt secured by a Lien permitted to be Incurred pursuant to the covenants described under “—Limitation on Debt and Disqualified Stock and Preferred Stock” and “—Limitation on Liens” that limit the right of Wilpinjong Opco or any of its Subsidiaries to dispose of the assets securing such Debt.

Limitation on Transactions with Affiliates

(a)

The Main Issuer will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Main Issuer or any Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $2.5 million, unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Main Issuer) to the Issuers or any of the relevant Subsidiaries than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Main Issuer.

(b)

Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5.0 million must first be approved by a majority of the Board of Directors of the Main Issuer who are disinterested in the subject matter of the transaction pursuant to a resolution by the Board of Directors of the Main Issuer.

(c)

Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $10.0 million, the Main Issuer must deliver to the Trustee an opinion from an accounting, appraisal, or investment banking firm of national standing in the applicable jurisdiction (i) stating that its terms are not materially less favorable to the Main Issuer or any of the relevant Subsidiaries that would have been obtained in a comparable transaction with an unrelated Person or (ii) as to the fairness to the Main Issuer or any of the relevant Subsidiaries of such Related Party Transaction from a financial point of view.

(d)	The foregoing paragraphs do not apply to:

(1)	any transaction between the Main Issuer and any of its Subsidiaries or between Subsidiaries of the Main Issuer;

(2)	the payment of reasonable and customary regular fees to directors of the Main Issuer who are not employees of the Main Issuer;

(3)	[reserved];

(4)

(i) any payment pursuant to the terms of either Management Services Agreement, including the payment of management or similar fees and any indemnification and reimbursement payments required thereunder, provided that the aggregate amount of all such fees and payments may not exceed $15.0 million in any calendar year, and (ii) the payment of any tax sharing payments, in the case of each of (i) and (ii) permitted under the covenant described above under “—Limitation on Restricted Payments”;

(5)

loans or advances to officers, directors or employees of the Main Issuer in the ordinary course of business of the Main Issuer or its Subsidiaries or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) but only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

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(6)

any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Main Issuer or any of its Subsidiaries with officers and employees of the Main Issuer or any of its Subsidiaries that are Affiliates of the Main Issuer and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(7)

transactions with customers, clients, suppliers, joint venture partners, managers, operators, or purchasers or sellers of goods or services (including pursuant to joint venture agreements) solely with respect to the mining operations of Wilpinjong Opco and its Subsidiaries in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Main Issuer, as determined in good faith by the Main Issuer;

(8)

transactions arising under any contract, agreement, instrument or other arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable to the Main Issuer and its Subsidiaries than those in effect on the Issue Date;

(9)	[reserved];

(10)

transactions with any Affiliate in its capacity as a holder of Debt; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders;

(11)	[reserved];

(12)

any lease or sublease of equipment to any Affiliate in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Main Issuer, as determined in good faith by the Main Issuer; and

(13)	any agreements entered into in connection with the exchange offer contemplated by this offering.

Limitations on Main Issuer Activities

Main Issuer may not (a) Incur any Debt other than described above under “—Limitation on Debt and Disqualified Stock or Preferred Stock”, (b) (i) beneficially own, directly or indirectly, any Equity Interests in any Entity unless the Main Issuer beneficially owns 100% of such Equity Interests or (ii) own any other material assets other than cash or Cash Equivalents or receivables arising in connection with intercompany transactions, or (c) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. Main Issuer may not engage in any business or transactions not related directly or indirectly to (x) the performance of its obligations under the indenture and the notes or (y) holding 100% of the capital stock of PIC Acquisition Corp. (other than, for the avoidance of doubt, (i) any transaction pursuant to the terms of either Management Services Agreement, including the payment of management or similar fees and any indemnification and reimbursement payments required thereunder, and (ii) any tax sharing payments permitted under the covenant described above under “—Limitation on Restricted Payments”), provided that Main Issuer and its Subsidiaries, including Wilpinjong Opco, may hold intercompany receivables from, or incur intercompany payables to, each other.

Limitations on Co-Issuer Activities

Co-Issuer may not (a) Incur any Debt (other than the notes and the Term Loans), (b) have any direct or indirect Subsidiaries, (c) own, directly or indirectly, any Equity Interests or any other assets, or (d) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. Co-Issuer may not engage in any business or transactions not related directly or indirectly to obtaining money or arranging financing for Main

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Issuer (other than, for the avoidance of doubt, (i) any transaction pursuant to the terms of either Management Services Agreement, including the payment of management or similar fees, any indemnification and reimbursement payments required thereunder and (ii) any tax sharing payments permitted under the covenant described above under “—Limitation on Restricted Payments”).

Limitations on PIC Acquisition Activities

PIC Acquisition may not (a) Incur any Debt, (b) beneficially own, directly or indirectly, any Equity Interests in any Entity other than holding 100% of the capital stock of Wilpinjong Opco, provided that PIC Acquisition and its Subsidiaries, including Wilpinjong Opco, may hold intercompany receivables from, or incur intercompany payables to, each other, or (c) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Reports

The indenture will provide that so long as any notes are outstanding, the Issuers shall furnish:

(1)

within 90 days after the end of each fiscal year, annual audited consolidated financial statements of the Main Issuer (including balance sheets, statements of income and statements of cash flows) prepared in accordance with GAAP, together with a report of the Main Issuer’s independent accountants on such financial statements, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements for the Main Issuer and its Subsidiaries for the periods presented, in each case, on a basis substantially consistent with, and at the same level of detail as, the corresponding information included in the Offering Memorandum or, at the option of the Main Issuer, the applicable requirements for such information presented in an Annual Report on the Commission’s Form 10-K and all pro forma and historical information in respect of any significant transaction (as determined in accordance with Rule 3-05 of Regulation S-X) consummated more than 75 days prior to the date such information is furnished for the time periods for which such information would be required (if the Main Issuer were subject to the filing requirements of the Exchange Act) in a filing on Form 8-K with the Commission at such time;

(2)

within 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited quarterly consolidated financial statements of the Main Issuer (including balance sheets, statements of income and statements of cash flows) prepared in accordance with GAAP, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the interim periods presented, in each case, on a basis substantially consistent with, and at the same level of detail as, the corresponding information included in the Offering Memorandum or, at the option of the Main Issuer, the applicable requirements for such information presented in a Quarterly Report on the Commission’s Form 10-Q and all pro forma and historical information in respect of any significant transaction (as determined in accordance with Rule 3-05 of Regulation S-X) consummated more than 75 days prior to the date such information is furnished for the time periods for which such information would be required (if the Main Issuer were subject to the filing requirements of the Exchange Act) in a filing on Form 8-K with the Commission at such time; and

(3)

within 10 business days, information substantially similar to the information that would be required to be included in a Current Report on the Commission’s Form 8-K with respect to such matters pursuant to Item 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.04 (Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 4.01 (Changes in a Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant) or 5.02(a)-(d) (Departure of

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Directors or Certain Officers; Election of Directors; Appointment of Certain Officers) of such form, provided, however, that no such report (i) shall be required to include any financial statements, pro forma financial information, or exhibits, that would be required by Item 9.01 (Financial Statements and Exhibits) of such form, and (ii) shall be required to be furnished if the Main Issuer determines in its good faith judgment that such event is not material to the holders of the notes or would not reasonably be expected to impair the ability of the Issuers to perform their obligations under the indenture and the notes.

Notwithstanding the foregoing, in no event shall any reports provided pursuant to this covenant be required to include any additional financial information that would be required under Rule 3-10 or Rule 3-16 of Regulation S-X, respectively, promulgated by the Commission, or any separate financial information with respect to any class or grouping of Subsidiaries of the Main Issuer); and provided further, that, in no event, shall reports be required to comply with (1) Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or Items 307, 308 and 402 of Regulation S-K, or (2) Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial information contained therein.

So long as any notes are outstanding, the Issuers will also use commercially reasonable efforts to arrange and participate in quarterly conference calls (each, a “Noteholder Call”) to discuss its results of operations for the previous quarters with holders of notes. The Noteholder Call may, but is not required to, be combined with a similar quarterly conference call conducted by Peabody, and in any event the Noteholder Call will be conducted no later than 10 business days following the date on which each of the quarterly and annual reports are made available as provided above. In addition, the Issuers agree that, for so long as any notes remain outstanding, they will furnish to any beneficial owners, securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and not otherwise previously provided pursuant to this covenant.

The Issuers will (1) distribute such reports and information required by this covenant electronically to the Trustee and (2) make available such reports and information and details relating to each Noteholder Call to any Holder, beneficial owner, prospective investor or security analyst, including by posting such reports and information on a password protected online data system; provided that (a) the Issuers shall only be required to make readily available any password or other login information to any such Holder, beneficial owner, prospective investor or security analyst and (b) the Issuers may deny access to any competitively-sensitive information otherwise to be provided pursuant to this paragraph to any such Holder, beneficial owner, prospective investor or security analyst that is a competitor of the Issuers and their Subsidiaries to the extent that the Issuers determine in good faith that the provision of such information to such Person would be competitively harmful to the Issuers and their Subsidiaries; provided, further that, such holders, beneficial owners and prospective investors shall agree to (i) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the notes or other Peabody securities and (ii) not publicly disclose any such reports (and the information contained therein) and information; provided, further, however, that the access details for each Noteholder Call shall be posted no fewer than three business days prior to the date of such Noteholder Call.

Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the indenture or the notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated review or analyze any reports furnished or made available to it, or to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed or made available on any website under the Indenture or participate in any conference calls.

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Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant shall be deemed cured (and the Issuers shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described below under “—Default and Remedies” if principal and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

To the extent not satisfied by the reporting obligations outlined above, the Issuers shall furnish holders of notes and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. The notes will be eligible for resale under Rule 144A. See “—Notice to Investors; Transfer Restrictions.”

Consolidation, Merger or Sale of Assets

The Issuers and PIC Acquisition

(a)	None of the Issuers or PIC Acquisition will:

(1)	consolidate or merge with or into any Person; or

(2)	sell, convey, transfer, or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person.

(b)	None of the Issuers or PIC Acquisition will lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

Peabody

Peabody will not consolidate or merge with or into, or sell, assign, transfer, lease or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of its assets to any Person unless:

(a)

the resulting, surviving or transferee Person (if not Peabody) shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of Peabody under the notes, including pursuant to the Wilpinjong Mandatory Offer;

(b)

except in the case of a merger entered into solely for reincorporating Peabody in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by the immediately preceding clause (a), there shall not have occurred an Event of Default described in clause (8)(i) or (ii) in the definition thereof;

(c)

such transaction shall be permitted under the Peabody Existing Indenture and the Peabody 2024 Notes Indenture, excluding the effect of any amendments to or waivers with respect to either of such indentures after the Issue Date; and

(d)

the Issuers shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Obligation to Maintain Ratings

The Issuers shall take all necessary actions to have a rating assigned to the notes by either Rating Agency prior to the Issue Date and to maintain a rating of the notes by at least one Rating Agency so long as any of the notes are outstanding.

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Default and Remedies

Events of Default

An “Event of Default” occurs if:

(1)

the Issuers default in the payment of the principal and premium, if any, of any note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2)	the Issuers default in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)

the Issuers fail to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to the covenant described above under “—Repurchase of Notes at the Option of Holders—Change of Control,” “—Repurchase of Notes at the Option of Holders—Asset Sales,” “—Repurchase of Notes at the Option of Holders—Excess Cash Flow” or “—Repurchase of Notes at the Option of Holders—Term Loan Repayment Offer,” as applicable, or the Issuers fail to comply with the covenant described above under “—Certain Covenants— Consolidation, Merger or Sale of Assets;”

(4)

the Main Issuer or any Subsidiary defaults in the performance of or breach any other of its covenants or agreements in the indenture or, under the notes or under the other Note Documents (other than a default specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with the reporting obligations described under the caption “— Certain Covenants—Reports”) after written notice to the Main Issuer by the Trustee or to the Main Issuer and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5)

there occurs with respect to any Debt of the Main Issuer or any of its Subsidiaries and/or Co-Issuer, as applicable, having an outstanding principal amount of $20.0 million or more an event of default, including failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)

one or more final judgments or orders for the payment of money are rendered against the Main Issuer or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes, in each case, the aggregate amount for such final judgments or orders outstanding and not paid or discharged against such Person to exceed $20.0 million (in excess of amounts which the Issuers’ insurance carriers have agreed to pay under applicable policies), or its foreign currency equivalent, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)

certain bankruptcy defaults occur with respect to the Main Issuer, Co-Issuer or any other Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would be a Significant Subsidiary;

(8)

(i) the permanent cessation of production of coal at the Wilpinjong Mine, or such cessation continues for more than 90 days and there is no reasonable likelihood that such production will continue, (ii) the occurrence of an event of default under the step-in deed for the benefit of Wilpinjong Mine Customer and the Wilpinjong Mine Customer exercises its step-in right to appoint a receiver to operate the Wilpinjong Mine and such receiver refuses to operate the Wilpinjong Mine for third-party production in a manner resulting in production substantially similar to the production from the ordinary course operation of the Wilpinjong Mine, or (iii) the Wilpinjong Mine Customer receiving payments or additional collateral (to which the Wilpinjong Mine Customer is not entitled at the Issue Date) and such payments or additional collateral are in excess of a fair market value (or face value with respect to letters of credit or guarantees) of $20.0 million from the Main Issuer or any of its Subsidiaries as consideration to forbear from exercising its rights or waive any such event of default under any long-term supply contract; or

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(9)	the occurrence of the following:

(a)

except as permitted by the Note Documents, any Note Document establishing the Priority Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Priority Lien purported to be granted under such Note Documents on Collateral ceases to be an enforceable and perfected Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Main Issuer or any Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(b)

except as permitted by the Note Documents, any Priority Lien purported to be granted under any Note Document on Collateral ceases to be an enforceable and perfected first priority Lien, subject to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Main Issuer or any Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(c)	the Issuers, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuers set forth in or arising under any Note Document establishing Priority Liens;

(10)

(i) any termination of the Surety Transaction Support Agreement by any sureties signatory thereto, provided that such termination or terminations result in the Main Issuer or any of its Subsidiaries making payments or delivering collateral to such sureties beyond the collateral that such sureties are entitled to as of the Issue Date, and such payments or additional collateral are in excess of a fair market value (or face value with respect to delivered letters of credit or guarantees) of $20.0 million in the aggregate, or (ii) any modification of the Surety Transaction Support Agreement materially adverse to Peabody or any of its Subsidiaries;

(11)

Peabody fails to comply with any obligation under the Transaction Support Agreement that survives or arises after the Issue Date (including any post-effective date covenant) and the default or breach continues for a period of 30 consecutive days after written notice to Peabody by the Trustee or to Peabody and the Trustee by the holders of 25% or more in aggregate principal amount of the notes; or

(12)

the termination of the Management Services Agreements unless at the time of such termination there are arrangements in place providing for substantially the same services to be provided to the Main Issuer and its Subsidiaries on terms not materially less favorable to the Main Issuer and its Subsidiaries than the Management Services Agreements or the Management Services Agreements are amended in any manner materially adverse to the Main Issuer and its Subsidiaries.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to any Issuer, occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Main Issuer (and to the Trustee if the notice is given by the holders), may declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Main Issuer, Co-Issuer or any other Subsidiary that is a Significant Subsidiary, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Without limiting the generality of the foregoing, it is understood and agreed that if the notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including, without limitation, an Event of Default under clause (7) of the definition thereof (including the acceleration of any portion of the notes by operation of law)), the greater of (i) the Applicable Premium and (ii) the amount by

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which the applicable redemption price set forth in the table under “—Optional Redemption” exceeds the principal amount of the notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the notes shall also be due and payable as though the notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Redemption Price Premium becomes due and payable, it shall be deemed to be principal of the notes, and interest shall accrue on the full principal amount of the notes (including the Redemption Price Premium) from and after the applicable triggering event, including in connection with an Event of Default specified under clause (7) of the definition thereof. Any Redemption Price Premium payable above shall be presumed to be liquidated damages sustained by each holder as the result of the acceleration of the notes and the Issuers and the Wilpinjong Credit Parties to the extent they provide guarantees for the notes pursuant to “—Guarantees” agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the notes or the Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure, sale or collection of Collateral or by any other means, or in connection with the restructuring, reorganization or compromise of the obligations by a plan of reorganization or otherwise. IN THE INDENTURE, THE ISSUERS, AND TO THE EXTENT APPLICABLE, THE WILPINJONG CREDIT PARTIES IN ANY APPLICABLE SUPPLEMENTAL INDENTURE, EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuers and if applicable, the Wilpinjong Credit Parties will expressly agree (to the fullest extent they may lawfully do so) that: (A) the Redemption Price Premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the Redemption Price Premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between holders and the Issuer giving specific consideration in this transaction for such agreement to pay the Redemption Price Premium; and (D) the Issuers shall be estopped from claiming differently than as agreed to in this paragraph. The Issuers and if applicable, the Wilpinjong Credit Parties expressly acknowledge that their agreement to pay the Redemption Price Premium to holders as herein described was a material inducement to investors to acquire the notes.

Notwithstanding anything in the preceding paragraph to the contrary, in the event the Wilpinjong Mandatory Offer is consummated, no Redemption Price Premium shall be due and payable with respect to any notes tendered and exchanged pursuant to the Wilpinjong Mandatory Offer.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Main Issuer and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Main Issuer with such other information as the Main Issuer may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Main Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time,

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in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Main Issuer has initiated litigation with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, any acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee in connection with a Default under clauses (3), (4), (5), (6) or (9) during the pendency of an Event of Default under clause (7) as a result of a bankruptcy or similar proceeding shall not require compliance with the two immediately preceding paragraphs.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Main Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction.

The holders of a majority in principal amount of the outstanding notes by written notice to the Main Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)	all existing Events of Default, other than the nonpayment of the principal of, and interest on, the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(2)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled, without any action by the Trustee or the holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and

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(ii) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or the other Note Documents, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction (it being understood that the Trustee shall have no duty to determine whether any direction is prejudicial to any holder). In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. Neither the Trustee nor the Collateral Trustee shall be obligated to take any action at the direction of holders of notes unless such holders have offered, and if requested, provided to the Trustee and Collateral Trustee indemnity or security satisfactory to the Trustee and Collateral Trustee.

A holder of notes may not institute any proceeding, judicial or otherwise, with respect to the indenture, the notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, the notes or the other Note Documents, unless:

(1)	the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)

holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the indenture;

(3)

holders of notes have offered, and if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything in the indenture to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the holders. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in the Indenture and such notice references the Notes and the Indenture and states it is a “Notice of Default.”

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Issuers or Peabody, as such, will have any liability for any obligations of the Issuers under the notes, the indenture or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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Amendments and Waivers

Amendments without Consent of Holders

(a)	The Issuers, the Trustee and the Collateral Trustee, as applicable, may amend or supplement the indenture, the notes and the other Note Documents without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, defect, omission, mistake or inconsistency in the Note Documents;

(2)	to comply with the covenant described above under “—Certain Covenants—Consolidation, Merger or Sale of Assets;”

(3)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(4)

to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(5)	to provide for any Guarantee of the notes, or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted by the indenture;

(6)	[reserved];

(7)

(a) to conform any provision to this “Description of the New Co-Issuer Notes” and (b) conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable (in the Issuers’ reasonable discretion) to preserve and confirm the relative priorities of the Priority Lien Obligations and as such priorities are contemplated and set forth in the Collateral Trust Agreement;

(8)	make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Priority Lien Debt;

(9)	release, discharge or terminate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge or termination;

(10)	as provided in the Collateral Trust Agreement;

(11)

in the case of any Note Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement;

(12)

in the case of the indenture, to make any amendment to the provisions relating to the transfer and legending of the notes as permitted hereunder, including, without limitation, to facilitate the issuance and administration of the notes; provided that compliance with the indenture as so amended may not result in the notes being transferred in violation of the Securities Act or any applicable securities laws;

(13)	to comply with the rules of any applicable securities depositary; or

(14)	to make any other change that does not materially and adversely affect the rights of any holder.

In addition, the Collateral Trustee and the Trustee will be authorized to amend the Security Documents as provided under the caption “—Collateral Trust Agreement—Amendment of Security Documents.”

Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or the following paragraph, the Issuers and the Trustee may amend the indenture, the notes and the other Note Documents with the consent of the holders of 66.67% in aggregate principal amount of the outstanding notes, and

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the holders of 66.67% in aggregate principal amount of the outstanding notes may waive compliance by the Issuers with any provision of the indenture, the notes or the other Note Documents.

(b)	Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not:

(1)

reduce the principal amount of or change the Stated Maturity of any installment of principal of any note or alter or waive the provisions with respect to the redemption of the notes (other than the provisions described under the captions “—Repurchase of Notes at the Option of Holders—Change of Control,” “—Repurchase of Notes at the Option of Holders —Asset Sales” and “—Repurchase of Notes at the Option of Holders —Excess Cash Flow”, which are described below);

(2)	reduce the rate of or change the Stated Maturity of any interest payment on any note;

(3)	reduce the amount payable upon the redemption of any note or, in respect of an optional redemption, the times at which any note may be redeemed;

(4)	after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5)	make any note payable in money other than that stated in the note of such series;

(6)

impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof, or institute suit for the enforcement of any such payment;

(7)	make any change in the percentage of the principal amount of the notes whose holders must consent to an amendment or waiver;

(8)	[reserved];

(9)	[reserved];

(10)

modify or amend the provisions in the indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of such notes affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each note affected thereby; or

(11)	modify or amend any of the above or this amendment and waiver provision.

In addition, the consent of holders representing at least 85.00% of outstanding notes will be required to (i) release the Liens for the benefit of the holders of the notes on all or substantially all of the Collateral, (ii) alter or waive the provisions with respect to the redemption of the notes described under the captions “—Repurchase of Notes at the Option of Holders—Change of Control,” “—Repurchase of Notes at the Option of Holders —Asset Sales,” “—Repurchase of Notes at the Option of Holders —Excess Cash Flow” and “—Repurchase of Notes at the Option of Holders—Term Loan Repayment Offer” or (iii) modify or change any provision of the indenture affecting the ranking of the notes in a manner materially adverse to the holders of the notes.

It is not necessary for noteholders to approve the particular form of any proposed amendment or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Issuers nor any of their Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

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For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the notes to receive payment of principal of or premium, if any, or interest on the notes or to institute suit for the enforcement of any payment on or with respect to such holder’s notes.

Defeasance and Discharge

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have all of its obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)

the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties, immunities and indemnities of the Trustee and Collateral Trustee, and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants (including its obligation to make an Offer to Purchase pursuant to a Change of Control or Asset Sale) contained in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event covenant Defeasance occurs, all Events of Default described under “—Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Issuers must deliver to the Trustee an opinion of counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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(4)

no Default or Event of Default under the notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Issuers is a party or by which the Issuers is bound;

(6)

the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)

the Issuers must deliver to the Trustee and the Collateral Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the notes, as provided under the caption “—Collateral Trust Agreement—Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Concerning the Trustee and Paying Agent

Wilmington Trust, National Association will be the Trustee under the indenture.

Except during the continuance of an Event of Default actually known to a responsible officer of the Trustee, the Trustee will be required to perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the Trustee. In case an Event of Default has occurred and is continuing and is actually known to a responsible officer of the Trustee, the Trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture will limit the rights of the Trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Issuers and their Affiliates; provided that if it acquires any conflicting interest after a Default or Event of Default has occurred and is continuing, it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Wilmington Trust, National Association will also initially serve as the security registrar and paying agent for the notes. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. We may also choose to act as our own paying agent, but must also maintain a paying agency in the contiguous United States. Whenever there are changes in the paying agent for the notes we must notify the Trustee.

References in the indenture to the Trustee shall, as appropriate, refer also to the paying agent and security registrar, and such other entities and any authentication agent shall be entitled to the same rights, protections and indemnities as those granted to the Trustee.

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Form, Denomination and Registration of Notes

The notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of both global notes and certificated notes, as further described below under “—Book Entry, Delivery and Form.”

The Trustee will not be required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed, (ii) to register the transfer of or exchange any note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of the note not being redeemed, or (iii) if a redemption is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange any note on or after the regular record date and before the date of redemption.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Issuers may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

The indenture, the notes and the other Note Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Main Issuer or any Subsidiary or becomes a Subsidiary, whether or not such Debt is Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Subsidiary.

“Act of Required Secured Parties” means, as to any matter at any time:

(i)

until the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Collateral Trustee by or with the written consent of the holders of (or the Priority Lien Representatives representing the holders of) Priority Lien Debt representing more than 50% of the aggregate outstanding principal amount of Priority Lien Debt; and

(ii)

at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Junior Collateral Trustee by or with the written consent of the holders of (or the Junior Lien Representatives representing the holders of) Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding and neither the Issuers nor any Affiliate of the Issuers will be entitled to vote such Secured Debt (in each case, as identified in writing to the Collateral Trustee by the applicable Secured Debt Representative) and (b) votes will be determined in accordance with the provisions described under “—Collateral Trust Agreement—Voting.”

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and a Person shall be presumed to “control” another Person if (A) the first Person either (i) is the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock

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of such specified Person or (ii) (x) is the Beneficial Owner, directly or indirectly, of 10% or more of the total voting power of the Voting Stock of such specified Person and (y) has the right to appoint or nominate, or has an officer or director that is, at least one member of the Board of Directors of such specified Person, or (B) if the specified Person is a limited liability company, the first Person is the managing member. “Controlled” has a meaning correlative thereto.

“Applicable Premium” means with respect to any note on any redemption date the greater of (A) 1% of the then outstanding principal amount of such note and (B) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such note at January 30, 2023, as set forth under “—Optional Redemption” plus (2) all required interest payments due on such note from the redemption date through January 30, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate with respect to such redemption date plus 50 basis points over (b) the principal amount of such note. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Asset Sale” means any sale, lease (other than operating leases or finance leases entered into in the ordinary course of a Permitted Business), transfer or other disposition of any assets by the Issuers or any Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)	[reserved];

(2)	the sale or discount of accounts receivable by Wilpinjong Opco or any of its Subsidiaries arising in the ordinary course of business in connection with the compromise or collection thereof;

(3)	a transaction covered by the covenant described above under “—Certain Covenants— Consolidation, Merger or Sale of Assets—The Issuers;”

(4)	a Restricted Payment permitted under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(5)

any transfer of property or assets that consists of grants by Wilpinjong Opco or any of its Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(6)	[reserved];

(7)	[reserved];

(8)	foreclosure of assets of any Subsidiary to the extent not constituting a Default;

(9)	the sale or other disposition of cash or Cash Equivalents;

(10)	[reserved];

(11)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)	the issuance of Disqualified Stock or Preferred Stock pursuant to the covenant described above under “—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;”

(13)

(a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of Wilpinjong Opco and its Subsidiaries and (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

(14)

dispositions by Wilpinjong Opco or any of its Subsidiaries of assets by virtue of an asset exchange or swap with a third party in any transaction (a) with an aggregate Fair Market Value less than or equal to $15.0 million, (b) involving a coal-for-coal swap, (c) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (d) consisting of a coal swap involving any Real Property;

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(15)

any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $5.0 million; provided that the aggregate Fair Market Value of all dispositions made pursuant to this subclause (15) shall be less than $15.0 million; and

(16)	exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Attributable Debt” means, at any date, in respect of Finance Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Bank Products Obligations” means any and all obligations of any Issuer arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of any Issuer now or hereafter maintained with any of such lenders or their affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft, and cash management services afforded to the applicable Issuer by any of such lenders or their affiliates, and (d) stored value card, commercial credit card and merchant card services.

“Bankruptcy Code” “means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Black Lung Act” means, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, if the general partner of the partnership is a corporation, the board of directors of the general partner of the partnership and if the general partner of the partnership is a limited liability company, the managing member or members or any controlling committee of managing members thereof of such general partner, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any manager thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Expenditure” means any expenditure that, in accordance with GAAP, is or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the

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consolidated statement of cash flows of the Main Issuer and its Subsidiaries; provided that Capital Expenditure shall not include any expenditure (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Insurance/Condemnation Proceeds or with Net Cash Proceeds or (ii) which constitute a Permitted Investment.

“Capital Stock” means

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means

(1)	U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;

(2)

(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding two years from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated A-2 or higher by S&P or P-2 or higher by Moody’s;

(3)	commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s;

(4)

readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition;

(5)

bonds, debentures, notes or other obligations with maturities not exceeding two years from the date of acquisition issued by any corporation, partnership, limited liability company or similar entity whose long-term unsecured debt has a credit rate of A2 or better by Moody’s and A or better by S&P;

(6)

investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above (determined without regard to the maturity and duration limits for such investments set forth in such clauses, provided that the weighted average maturity of all investments held by any such fund is two years or less);

(7)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above; and

(8)	in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Casualty Event” means any event that gives rise to the receipt by the Main Issuer or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, assets or real property (including any improvements thereon) to replace or repair such equipment, assets or real property.

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“Change of Control” means:

(1)

the sale, lease, transfer, or conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Main Issuer and its Subsidiaries and/or Co-Issuer, taken as a whole, to any “person” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act);

(2)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of (i) the Main Issuer or any direct or indirect parent of the Main Issuer and/or (ii) Co-Issuer or any direct or indirect parent of Co-Issuer;

(3)

individuals who on the Issue Date constituted the Boards of Directors of (i) the Main Issuer or any direct or indirect parent of the Main Issuer and/or (ii) Co-Issuer or any direct or indirect parent of Co-Issuer, together with any new directors whose election by the Boards of Directors or whose nomination for election by the holders of the Voting Stock of any of such entities was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Boards of Directors of any of such entities then in office;

(4)	the adoption of a plan relating to the liquidation or dissolution of any Issuer;

(5)	the failure of the Main Issuer to own 100% of the capital stock of PIC Acquisition Corp.;

(6)	the failure of Peabody Investments Corp. to own 100% of the capital stock of the Main Issuer; or

(7)	the failure of PIC Acquisition to own 100% of the capital stock of Wilpinjong Opco.

Notwithstanding the preceding, a conversion of the Main Issuer or any of its Subsidiaries or Co-Issuer or any direct or indirect parent of the Main Issuer or any direct or indirect parent of Co-Issuer from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such transaction the “persons” (as that term is used in Section 13(d) of the Exchange Act) who Beneficially Owned the Voting Stock of the Main Issuer or Co-Issuer, as the case may be, immediately prior to such transaction continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Class” means (1) in the case of Junior Lien Obligations, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together, and (2) in the case of Priority Lien Obligations, every Series of Priority Lien Debt and all other Priority Lien Obligations, taken together. The Collateral Trust Agreement includes two Classes of Secured Parties, the holders of Priority Lien Obligations and holders of Junior Lien Obligations.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) 100% of the capital stock of PIC Acquisition Corp. owned by the Main Issuer, which constitutes 100% of all capital stock issued by PIC Acquisition Corp. (the “Pledged Equity Interests”) and (ii) all other property subject or purported to be subject, from time to time, to a Lien under any Secured Document.

“Collateral Trust Agreement” means that certain collateral trust agreement to be dated the Issue Date, by and among the Issuers, the Priority Lien Collateral Trustee, the Junior Lien Collateral Trustee and the Trustee.

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“Collateral Trust Joinder” means, with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional obligations, an agreement substantially in the form attached to the Collateral Trust Agreement.

“Collateral Trustee” means each of (i) the Priority Collateral Trustee and (ii) the Junior Collateral Trustee.

“Commission” or “SEC” means the Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Main Issuer, means a capital contribution to the Main Issuer in a manner that does not constitute Disqualified Equity Interests.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all Capital Expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Main Issuer and its Subsidiaries on a consolidated basis, the net income (or loss) attributable to the Main Issuer and the Subsidiaries for that period, determined in accordance with GAAP, excluding, without duplication:

(1)	non-cash compensation expenses related to common stock and other equity securities issued to employees;

(2)	extraordinary or non-recurring gains and losses;

(3)	[reserved];

(4)	income or losses from discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations);

(5)	any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(6)	net unrealized gains or losses resulting in such period from non-cash foreign currency remeasurement gains or losses;

(7)	net unrealized gains or losses resulting in such period from the application FASB ASC 815. Derivatives and Hedging, in each case, for such period;

(8)	non-cash charges including non-cash charges due to cumulative effects of changes in accounting principles; and

(9)

any net income (or loss) of the Main Issuer or a Subsidiary for such period that is not a Subsidiary or that is accounted for by the equity method of accounting to the extent included therein; provided that Consolidated Net Income of the Main Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Main Issuer or a Subsidiary thereof in respect of such period.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Main Issuer and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

(1)

all current liabilities, including current maturities of long-term debt and current maturities of obligations under finance leases (other than any portion thereof maturing after, or renewable or extendable at our option or the option of the relevant Subsidiary beyond, twelve months from the date of determination); and

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(2)

the total of the net book values of all of our assets and the assets of our Subsidiaries properly classified as intangible assets under GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Consolidated Total Debt” means, as of the date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Debt of the Main Issuer and its Subsidiaries on a consolidated basis plus (2) the aggregate amount of all outstanding Disqualified Stock of the Main Issuer and its Subsidiaries, on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Price.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Main Issuer.

“Controlling Representative” means at any time (i) prior to the Discharge of Priority Lien Obligations, each of the Term Loan Agent and the Trustee and (ii) after the Discharge of Priority Lien Obligations, the Junior Lien Representative.

“Debt” means, with respect to any Person, without duplication,

(1)	all indebtedness of such Person for borrowed money;

(2)

all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees, bank guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits);

(3)

all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn and remain unreimbursed);

(4)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) obligations under federal coal leases and (iii) obligations under coal leases which may be terminated at the discretion of the lessee and (iv) obligations for take-or-pay arrangements);

(5)	the Attributable Debt of such Person in respect of Finance Leases;

(6)	all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed; and

(7)	all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

The amount of Debt of any Person will be deemed to be:

(a)

with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(b)	with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(c)	[reserved]; and

(d)	otherwise, the outstanding principal amount thereof.

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“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the notes or the creditworthiness of any one or more of the Issuers (the “Performance References”).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)	[reserved];

(2)

with respect to each Series of Priority Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt of such Series or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Priority Lien Debt Documents for such Series of Priority Lien Debt; and

(3)

payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Term Loan Obligations” means that the Priority Lien Obligations pursuant to the Term Loan Facility are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the Term Loan Facility or the other applicable Term Loan Documents; provided that a Discharge of Term Loan Obligations shall be deemed not to have occurred if the Issuers have entered into any replacement term loan agreement that has been designated in accordance with the terms of the Collateral Trust Agreement.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

(1)

mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests; or

(2)	are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

in each case prior to the date that is 91 days after the Stated Maturity of the notes; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the notes if those provisions (a) are no more favorable to the holders of such Equity Interests than the provisions of the indenture described above under “—Repurchase of Notes at the Option of Holders— Asset Sales” and “—Certain Covenants—Repurchase of Notes at the Option of Holders—Change of Control,” and (b) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuers’ repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“EBITDA” means, with respect to any specified Person for any period, the sum of, without duplication:

(1)	Consolidated Net Income; plus

(2)	Fixed Charges, to the extent deducted in calculating Consolidated Net Income; plus

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(3)	to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Main Issuer and its Subsidiaries in conformity with GAAP (and without duplication):

(a)	the provision for Taxes based on income, profits or capital, including, without limitation, state franchise and similar Taxes; plus

(b)

depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period); plus

(c)

any expenses, costs or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Debt permitted to be incurred by the indenture (whether or not successful); plus

(d)	all non-recurring or unusual losses, charges and expenses (and less all non-recurring or unusual gains); plus

(e)	all non-cash charges and expenses, including start-up and transition costs, business optimization expenses and other non-cash restructuring charges; plus

(f)	the non-cash portion of “straight-line” rent expense; plus

(g)

non-cash compensation expense or other non-cash expenses or charges arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements); plus

(h)	any debt extinguishment costs; plus

(i)

accretion of asset retirement obligations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 410, Asset Retirement and Environmental Obligations, and any similar accounting in prior periods; plus

(j)	net after-tax losses attributable to asset sales, and net after-tax extraordinary losses; plus

(k)

any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a “derivative” pursuant to FASB ASC Topic No. 815, Derivatives and Hedging; plus

(l)	commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations; plus

(m)	Transaction Costs;

provided that, with respect to any Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Subsidiary’s net income was included in calculating Consolidated Net Income;

minus

(1)

the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (a) and (b) of this clause (1) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

(a)

non-cash items increasing Consolidated Net Income for such period (but excluding any such items in respect of which cash was received in a prior period or will be received in a future period or which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period),

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(b)	the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense; and

(c)	net after-tax gains attributable to asset sales, and net after-tax extraordinary gains.

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment or human health and safety, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the Environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Stock of the Main Issuer after the Issue Date other than (i) an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees and (ii) issuances to the Main Issuer or any Subsidiary of the Main Issuer.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to, without duplication:

(a) the amount for such period, as reflected in the Main Issuer’s and its Subsidiaries’ consolidated cash flow statement for the relevant period, of net cash provided by/used in operating activities (as determined in accordance with GAAP);

minus

(b) the sum, without duplication, of the amounts for such period paid from Internally Generated Cash of:

(1)

scheduled repayments of Debt for borrowed money (excluding repayments of revolving loans except to the extent the applicable revolving commitments are permanently reduced in connection with such repayments) and scheduled repayments of Finance Lease Obligations (excluding any interest expense portion thereof),

(2)	total Consolidated Capital Expenditures, provided that total Consolidated Capital Expenditures shall be capped at $25.0 million per calendar year beginning with calendar year 2022,

(3)	Permitted Investments (other than any Investment in (i) the Main Issuer or any of its Subsidiaries or (ii) cash or Cash Equivalents),

(4)	[reserved],

(5)	[reserved],

(6)	scheduled federal coal lease expenditures, and

(7)	[reserved].

As used in clause (1) above, “scheduled repayments of Debt” does not include (x) repurchases of Term Loans pursuant to the Term Loan Agreement and (y) repayments or redemptions, as applicable, of notes, the Term Loans, or any other Debt with the cash proceeds of any Permitted Refinancing Debt.

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“Excess Cash Flow Period” means (i) initially, the period commencing on February 1, 2021 and ending on June 30, 2021 and (ii) each six-month period ending on every June 30 and December 31 of the Main Issuer thereafter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Debt” means Debt of the Main Issuer or the Subsidiaries in existence on the Issue Date (other than the notes issued on the Issue Date).

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, or, where the price is established by an existing contract, the contract price. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $5.0 million, by any Officer; or (b) if such property has a Fair Market Value in excess of $5.0 million, by at least a majority of the disinterested members of the Board of Directors of the Main Issuer and evidenced by a resolution of the Board of Directors delivered to the Trustee.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be accounted for as a finance lease on the balance sheet of that Person.

“Finance Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that Finance Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Fixed Charges” means, with respect to any specified Person for any period, the sum of

(1)	Interest Expense for such period; and

(2)	the product of

(a)

cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Main Issuer or any Preferred Stock of a Subsidiary, except for dividends payable in the Main Issuer’s Qualified Stock or paid to the Main Issuer or to a Subsidiary; and

(b)

a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Main Issuer and its Subsidiaries.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia and any Subsidiary thereof.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent;

(1)	in respect of borrowed money or advances; or

(2)

evidenced by loan agreements, bonds, notes or debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed) or, without duplication, reimbursement agreements in respect thereof.

For the avoidance of doubt, “Funded Debt” shall not include cash management obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

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“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Issuers and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary of or merges with an Issuer or any Subsidiary of an Issuer on any date after the date of the indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described above under “—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales.”

“Insolvency or Liquidation Proceeding” means:

(1)

any voluntary or involuntary case commenced by or against any Issuer or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of any Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuers or any other Grantor or any similar case or proceeding relative to any Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)

any other proceeding of any type or nature in which substantially all claims of creditors of any Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Expense” means, for any period, the consolidated interest expense (net of any interest income) of the Main Issuer and its Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Main Issuer or its Subsidiaries, without duplication, (i) interest expense attributable to Finance Leases, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by the Main Issuer or any of its Subsidiaries and (vi) any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Main Issuer or any Subsidiary under any receivables financing, but excluding (a) amortization of deferred financing charges incurred in respect of the notes, any credit facility and any other Funded Debt, and (b) the write off of any deferred financing fees or debt discount, all as determined on a consolidated basis and in accordance with GAAP.

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“Internally Generated Cash” means, with respect to any period, any cash of the Main Issuer or any Subsidiary generated during such period, excluding Net Cash Proceeds and any cash that is generated from an incurrence of Debt, any Equity Offering or other issuance of Equity Interests or a capital contribution.

“Investment” means

(1)

any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, Joint Venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Main Issuer or its Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Main Issuer or any of its Subsidiaries);

(2)	any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(3)

any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(4)	any Guarantee of any Debt or Disqualified Stock of another Person.

If the Main Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Main Issuer, all remaining Investments of the Main Issuer and the Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Main Issuer or any Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Issue Date” means the date on which the notes are originally issued under the indenture.

“Joint Venture” means any Person in which any Subsidiary holds an ownership interest (a) that is not a Subsidiary and (b) of which such Subsidiary is a general partner or joint venturer.

“Junior Collateral Trustee” means Wilmington Trust, National Association, in its capacity as collateral trustee for the Junior Lien Representative and the other Junior Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Junior Lien” means a Lien on Collateral granted by a Junior Lien Security Document to the Junior Collateral Trustee, at any time, upon any property of the Issuers to secure Junior Lien Obligations.

“Junior Lien Cap” means the amount of “Priority Lien Debt” that may be Incurred by Peabody under the “Priority Lien Cap” in the Peabody 2024 Notes Indenture (each as defined in the Peabody 2024 Notes Indenture).

“Junior Lien Debt” means Funded Debt of Peabody under the Peabody 2024 Notes, the Peabody L/C Facility (and any letter of credit and reimbursement obligations with respect thereto), the Peabody Credit Agreement and the Peabody Existing Indenture so long as such notes or facility is secured by a Junior Lien permitted to be so secured under each applicable Secured Debt Document; provided, that all relevant requirements set forth in the Collateral Trust Agreement are complied with.

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“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement pursuant to which any Junior Lien Debt is incurred and the Junior Lien Security Documents.

“Junior Lien Intercreditor Agreement” means that certain Collateral Trust Agreement, dated as of April 3, 2017 (as amended), among Wilmington Trust, National Association, as priority collateral trustee, the junior lien collateral trustee and the representatives of the Junior Lien Debt.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, including, without limitation, interest and premium (if any) (including post-petition interest whether or not allowable), and all guarantees of any of the foregoing.

“Junior Lien Representative” means Wilmington Trust, National Association in its capacity as “Priority Lien Collateral Trustee” under the Junior Lien Intercreditor Agreement.

“Junior Lien Secured Parties” means the Junior Lien Representative and the other holders of Junior Lien Obligations.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuers creating (or purporting to create) a Lien upon Collateral in favor of the Junior Collateral Trustee, for the benefit of any of the Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, preferential right or option, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or other lease in respect of a Non-Finance Lease Obligation) constitute a Lien.

“LTM EBITDA” means, as applicable, total consolidated EBITDA for the Main Issuer and its Subsidiaries for an LTM Period.

“LTM Period” means, with respect to any 12-month measurement period, the most recently completed four consecutive fiscal quarters of the Main Issuer and its Subsidiaries, ending as of the last day of the most recently completed fiscal quarter and considered as one period.

“Liquidity Amount” means, with respect to Wilpinjong Opco and its Subsidiaries on a consolidated basis as of such date of determination the amount of unrestricted cash and Cash Equivalents.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References or (ii) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Management Services Agreements” means, collectively, (i) the Management Services Agreement, dated as of August 4, 2020, by and between Peabody Investments Corp. and each of the Client Companies listed on the signature page thereto and (ii) the Management Services Agreement, dated as August 4, 2020, by and between Peabody Energy Australia Pty Ltd and each of the Client Companies listed on the signature page thereto, in each case, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable to the Main Issuer and its Subsidiaries than those in effect on the Issue Date.

“Maximum Amount” shall mean the least of (i) the sum of the aggregate principal amount of notes as may be outstanding at any time plus accrued and unpaid interest up to that time and the aggregate Debt outstanding under the Term Loan Facility at any time plus accrued and unpaid interest up to that time, (ii) the maximum amount of “Restricted Payments” (as defined in the Peabody Existing Indenture), if any, that Peabody may be permitted under the Peabody Existing Indenture to utilize for purposes of issuing Peabody 2024 Notes pursuant

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to the Wilpinjong Mandatory Offer and an additional $206.0 million pursuant to the requirement to offer to exchange new Debt for the New Co-Issuer Term Loan Facility, in each case as of any date of determination, (iii) to the extent the Wilpinjong Mandatory Offer may result in any Lien (as defined in the Peabody Existing Indenture), the maximum amount of Permitted Liens (as defined in the Peabody Existing Indenture) that may take the form of any such Lien and (iv) the maximum amount of “Investments” (as defined in the Peabody Credit Agreement), if any, that Peabody may be permitted to utilize for purposes of issuing Peabody 2024 Notes and term loans under the Peabody L/C Facility, in each case as of any date of determination.

“Mine” means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties, together with access and other rights appurtenant thereto, and all tangible property located on, in, or under all or any part of such Real Property that is used or useful in connection Mining Operations.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, permits, grants, licenses, orders, decrees or common law causes of action relating to mining operations and activities.

“Mining Lease” means a lease, license or other use agreement which provides the Main Issuer or any Subsidiary the real property and water rights, other interests in land, including coal, mining, and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine. Leases (other than Finance Leases or operating leases of personal property even if such personal property would become fixtures) which provide the Main Issuer or any other Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

“Mining Operations” means (a) the removal of coal and other minerals from the natural deposits or from waste or stock piles by any surface or underground mining methods; (b) operations or activities conducted underground or on the surface associated with or incident to the preparation, development, operation, maintenance, opening and reopening of an underground or surface mine storage or stockpiling of mined materials, backfilling, sealing and other closure procedures related to a mine or the movement, assembly, disassembly or staging of any mining equipment; (c) milling; (d) coal preparation, coal processing or testing; (e) coal refuse disposal, coal fines disposal or the operation and maintenance of impoundments; (f) the operation of any mine drainage system; (vii) reclamation activities and operations; or (g) the operation of coal terminals, river or rail load-outs or any other transportation facilities.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)

brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2)	provisions for Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Main Issuer and its Subsidiaries;

(3)

payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

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(4)

appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

Any Cash Equivalents received by the Main Issuer or any of its Subsidiaries in respect of any Casualty Event shall be deemed to be Net Cash Proceeds of an Asset Sale, and such Net Cash Proceeds shall be applied in accordance with the covenant described under “—Repurchase of Notes at the Option of Holders—Asset Sales.”

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Main Issuer or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Main Issuer or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Main Issuer or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Main Issuer or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Net Short” means, with respect to a noteholder, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions, as supplemented by the 2019 Narrowly Tailored Credit Event Supplement) to have occurred with respect to any Issuer immediately prior to such date of determination.

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Note Documents” means the indenture, the notes and the Security Documents.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of the Issuers.

“Peabody” means Peabody Energy Corporation, a Delaware corporation.

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“Peabody 2024 Notes” means the 8.500% senior secured notes due 2024 issued by Peabody.

“Peabody 2024 Notes Indenture” means that certain indenture, to be dated as of the Issue Date, among Peabody, as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

“Peabody Credit Agreement” means that certain Credit Agreement, dated as of April 3, 2017 among Peabody, as borrower, JPMorgan Chase Bank N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent or lenders or another administrative agent or agents or other lenders).

“Peabody Existing Indenture” means that certain indenture, dated as of February 15, 2017, by and between Peabody Securities Finance Corporation, a Delaware corporation (“PSFC”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Peabody Existing Trustee”), as amended, modified or otherwise supplemented by (i) that certain supplemental indenture, dated as of April 3, 2017, among Peabody, PSFC, the subsidiary guarantors party thereto and the Peabody Existing Trustee, (ii) that certain supplemental indenture, dated as of May 7, 2018, among Peabody, NGS Acquisition Corp., LLC and the Peabody Existing Trustee, (iii) that certain supplemental indenture, dated as of August 9, 2018, between Peabody and the Peabody Existing Trustee, (iv) that certain supplemental indenture, dated as of December 7, 2018, among Peabody, Peabody Southeast Mining, LLC, and the Peabody Existing Trustee and (v) that certain supplemental indenture, dated as of the Issue Date, among Peabody, the subsidiary guarantors party thereto and the Peabody Existing Trustee.

“Peabody L/C Agreement” means that certain Letter of Credit Agreement, dated as of the Issue Date, among Peabody, as borrower, JPMorgan Chase N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent or lenders or another administrative agent or agents or other lenders).

“Peabody L/C Facility” means the letter of credit facility evidenced by the Peabody L/C Agreement, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent or lenders or another administrative agent or agents or other lenders).

“Permitted Business” means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Permitted Business, and any business that is ancillary or complementary to the foregoing.

“Permitted Investments” means:

(1)	any Investment in the Main Issuer or its Subsidiaries;

(2)	any Investment in cash or Cash Equivalents;

(3)	[reserved];

(4)	Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with the covenant described above under “—Repurchase of Notes at the Option of Holders—Asset Sales;”

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(5)	[reserved];

(6)	[reserved];

(7)

(i) receivables owing to Wilpinjong Opco or any of its Subsidiaries if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8)	[reserved];

(9)	[reserved];

(10)

to the extent they involve an Investment, extensions of credit or letters of support to lessors, customers, suppliers and Joint Venture partners in the ordinary course of business, in each case, by Wilpinjong Opco or its Subsidiaries;

(11)	[reserved];

(12)	[reserved];

(13)

(i) Investments of Wilpinjong Opco or any of its Subsidiaries in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (ii) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry or (iii) payments or other arrangements whereby Wilpinjong Opco or any of its Subsidiaries provides a loan, advance payment or guarantee in return for future coal deliveries consistent with normal practices in the mining industry;

(14)

(i) promissory notes and other similar non-cash consideration received by Wilpinjong Opco or any of its Subsidiaries in connection with Asset Sales not otherwise prohibited under the indenture and (ii) Investments of Wilpinjong Opco or any of its Subsidiaries received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuers, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes or (C) the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(15)

to the extent they involve an Investment, purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(16)

Investments of any Subsidiary made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds, related letters of credit and similar obligations are permitted under the indenture and relate solely to the mining operations of Wilpinjong Opco and its Subsidiaries;

(17)

Investments (including debt obligations and Capital Stock) of Wilpinjong Opco or any of its Subsidiaries received in satisfaction of judgments or in connection with the bankruptcy or reorganization of suppliers and customers of the Main Issuer and its Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

(18)

Investments of Wilpinjong Opco or any of its Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss

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(19)	Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens;”

(20)

Investments of Wilpinjong Opco or any of its Subsidiaries consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into solely with respect to the mining operations of Wilpinjong Opco and its Subsidiaries in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms); and

(21)	[reserved].

“Permitted Liens” means

(1)

Priority Liens held by the Collateral Trustee securing (i) Debt under the Term Loan Facility Incurred pursuant to clause (1) of the definition of Permitted Debt and all related Priority Lien Obligations and (ii) Debt represented by the notes outstanding on the Issue Date Incurred pursuant to clause (2) of the definition of Permitted Debt and all related Priority Lien Obligations;

(2)

Junior Liens on the Collateral of the Main Issuer held by the Junior Collateral Trustee securing Junior Lien Debt in an aggregate principal amount at any time not exceeding the Junior Lien Cap as of such date and all related Junior Lien Obligations;

(3)

Liens existing on the Issue Date with respect to the equity interests of the Issuers and arising as a result of the pledge of such equity interests under the Priority Lien Security Documents (as defined in the Peabody 2024 Notes Indenture);

(4)

Liens incurred or pledges or deposits under workers’ compensation laws, unemployment insurance laws, social security and employee health and disability benefits laws or similar legislation, or casualty or liability insurance or self-insurance including any Lien securing letters of credit, letters of guarantee or bankers’ acceptances issued in the ordinary course of business in connection therewith;

(5)

Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the property of Wilpinjong Opco or any of its Subsidiaries arising in the ordinary course of business of such entity and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(6)

Liens to secure the performance of bids, trade contracts and leases (other than Debt), reclamation bonds, insurance bonds, statutory obligations, surety and appeal bonds, performance bonds, bank guarantees and letters of credit and other obligations of a like nature incurred in the ordinary course of business of Wilpinjong Opco or any of its Subsidiaries;

(7)

Liens for taxes, assessments or governmental charges or levies on the property of the Main Issuer or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(8)

easements, rights-of-way, zoning restrictions, leases, subleases, licenses, other restrictions and other similar encumbrances which do not in any case materially detract from the value or impairs the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by the existing structures, land use, or operations;

(9)

Liens on the property of Wilpinjong Opco or any of its Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance and payment of lease or royalty payments under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord and not yet due and payable;

(10)

customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments;

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(11)	Liens on assets of Wilpinjong Opco or any of its Subsidiaries pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12)	judgment Liens that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

(13)

Liens in favor of the Wilpinjong Mine Customer pursuant to any agreement in effect on the Issue Date and any amendment, modification, restatement, extension, renewal or replacement of such agreement that is no less favorable in any material respect to the noteholders than the agreement in effect on the Issue Date;

(14)	[reserved];

(15)

Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of Permitted Debt covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(16)	[reserved];

(17)

Liens on property of a Person at the time such Person becomes a Subsidiary, provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Main Issuer or any other Subsidiary;

(18)

Liens on property at the time Wilpinjong Opco or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Main Issuer or a Subsidiary of such Person, provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Main Issuer or any such Subsidiary;

(19)	Liens securing Debt or other obligations of PIC Acquisition Corp. or a Subsidiary to the Main Issuer;

(20)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(21)

Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	[reserved];

(23)

Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Main Issuer or any Subsidiary on deposit with or in possession of such bank;

(24)	deposits made in the ordinary course of business to secure reclamation liabilities, insurance liabilities and/or surety liabilities;

(25)	[reserved];

(26)

extensions, renewals or replacements of any Lien referred to in clauses (1), (3), (17) or (18) in connection with the Permitted Refinancing Debt and the obligations secured thereby; provided that (i) such Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), (ii) except as contemplated by the definition of “Permitted Refinancing Debt,” the aggregate principal amount of Debt secured by such Lien is not increased and (iii) such Lien has no greater priority than the Lien being extended, renewed or replaced;

(27)

surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Finance Lease Obligations), licenses, special assessments, trackage rights, transmission and

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transportation lines related to Mining Leases or mineral rights or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Main Issuer or any Subsidiary at the affected property and which are not violated by the existing use of the property;

(28)

pledges, deposits or non-exclusive licenses to use intellectual property rights of the Main Issuer or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(29)

Liens (including those arising from precautionary UCC financing statement filings (and those which are security interests for purposes of the Personal Property Securities Act of 2009 (Cth)) with respect to bailments, leases or consignment or retention of title arrangements entered into by any Issuer in the ordinary course of business;

(30)

Liens securing Production Payments, royalties, and dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry;

(31)	[reserved]; and

(32)	other Liens securing Obligations in an aggregate amount at any time outstanding not to exceed $5.0 million.

In addition, (i) with respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt; and (ii) in no event shall any Lien on any property of the Issuers or PIC Acquisition Corp. be permitted other than as provided in clauses (1), (2), (7) and (23) above. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Priority Collateral Trustee” means Wilmington Trust, National Association, its capacity as collateral trustee for the Priority Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Trustee, at any time, upon any property of any Issuer to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1)	the notes issued on the Issue Date; and

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(2)

any Funded Debt under the Term Loan Facility that is permitted to be incurred and permitted to be secured by a Priority Lien under each applicable Priority Lien Document; provided, that, in the case of this clause (2), all relevant requirements set forth in the Collateral Trust Agreement are complied with.

“Priority Lien Documents” means, collectively, the Note Documents, the Term Loan Documents, and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt and any indemnification obligations under the Transaction Support Agreement (subject to the limitations set forth therein), including without limitation any post-petition interest whether or not allowable, together with any guarantees of any of the foregoing.

“Priority Lien Representative” means:

(1)	in the case of the notes, the Trustee; and

(2)	in the case of the Term Loan Facility, the Term Loan Agent.

“Priority Lien Security Documents” means the security agreement and the pledge agreement delivered by the Main Issuer creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under “—Collateral Trust Agreement—Voting.”

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Issuers, the Issuers may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property” means, collectively, all right, title and interest (including any leasehold or mineral estate) in and to any and all parcels of real property owned, leased, licensed, used or operated, whether by lease, license or other use or occupancy agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), access rights, easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals, any improvements thereon and real property rights and interests appurtenant thereto, including, in each case, title or rights to surface and/or coal, coal products, methane gas, and other minerals that are or may be extracted from such Real Property (whether or not characterized as “as-extracted Collateral” or “inventory” under the UCC).

“Required Junior Lien Debtholders” means an “Act of Secured Parties” under the Junior Lien Intercreditor Agreement.

“Reserve Area” means (a) the real property fee owned by the Main Issuer or any of its Subsidiaries or in which the Main Issuer or any of its Subsidiaries has a leasehold interest as is disclosed in writing to the Trustee

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on the Issue Date and (b) any real property constituting coal reserves or access to coal reserves fee owned by the Main Issuer or any of its Subsidiaries or in which the Main Issuer or any of its Subsidiaries has a leasehold interest, acquired after the Issue Date, that is not an active Mine.

“S&P” means S&P Global Ratings and its successors.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Main Issuer or any of its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives and the Collateral Trustee.

“Security Documents” means the Collateral Trust Agreement, each Collateral Trust Joinder, each Priority Lien Security Document and each Junior Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, each series of the notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with positive changes to the Performance References or (ii) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary of the Main Issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

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“Subordinated Debt” means any Debt of any Issuer which is subordinated in right of payment to the notes pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Main Issuer.

“Surety Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of November 6, 2020, by and among Peabody and the Sureties signatory thereto (each as defined therein).

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“Term Loan Agent” means JPMorgan Chase Bank N.A., as administrative agent under the Term Loan Agreement, together with its successors and assigns.

“Term Loan Agreement” means that certain Term Loan Agreement, dated as of the Issue Date, among the Issuers, as borrowers, the Term Loan Agent and the lenders from time to time party thereto.

“Term Loan Documents” means the “Loan Documents” (or such similar term) to be defined in the Term Loan Agreement.

“Term Loan Facility” means the term loan facility evidenced by the Term Loan Agreement, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee).

“Term Loan Required Lenders” means the “Required Lenders” (or such similar term) to be defined in the Term Loan Agreement.

“Term Loans” means the loans under the Term Loan Facility.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of December 24, 2020, by and among, among others, Peabody, the Issuers, and the Consenting Noteholders defined therein.

“Treasury Rate” means with respect to the notes, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 30, 2023; provided, however, that if the period from the redemption date to January 30, 2023 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Main Issuer will calculate the applicable Treasury Rate at least two but no more than four business days prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium, and showing the calculation of the Applicable Premium, in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“Transaction Costs” means all reasonable fees, costs and expenses incurred by the Issuers in connection with the Transactions.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Main Issuer and one or more Wholly Owned Subsidiaries (or a combination thereof).

“Wilpinjong Mine” means the Wilpinjong Open Pit Mine located in New South Wales, Australia.

“Wilpinjong Mine Customer” means the Australian domestic energy producer that is a customer of the Wilpinjong Mine under a long-term supply agreement.

“Wilpinjong Triggering Event” means (i) (a) the notes or the Term Loans are accelerated or otherwise become due prior to their Stated Maturity, in each case, as a result of an Event of Default or by operation of law, or (b) there occurs either (x) an Event of Default under clause (1) in the definition thereof or (y) an equivalent event of default under the Term Loan Agreement, or (ii) (a) LTM EBITDA is less than $70.0 million for each of four consecutive LTM Periods and (b) either (x) the holders of at least a majority in aggregate principal amount of the outstanding notes have delivered written notice to Peabody requiring Peabody to make a Wilpinjong Mandatory Offer or (y) the Term Loan Required Lenders have delivered written notice to Peabody requiring Peabody to convert the Term Loans into loans under the Peabody L/C Facility on the terms required in the event of a Wilpinjong Triggering Event.

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Exhibit D

Revolving Lender Transferee Joinder

FORM OF REVOLVING LENDER TRANSFEREE JOINDER

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of December 24, 2020, entered into by and among (i) Peabody Energy Corporation (“PEC”), (ii) certain direct and indirect subsidiaries of PEC (collectively with PEC, the “Company”), (iii) [Transferor’s Name] (the ”Transferor”), and the other Revolving Lenders (as defined in the Agreement) against the Company, and (iv) the Consenting Noteholders (as defined in the Agreement); and (b) with respect to the Revolving Facility Claims and the Revolving Commitments acquired from the Transferor, agrees to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound, without modification, and shall be deemed a “Revolving Lender” under the terms of the Agreement. All Revolving Facility Claims against the Company and Revolving Commitments held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement.

Date Executed: _____________, 202[•]

[Name of Transferee]

By:
Name:
Title:

Claims Acquired:

Holdings: $_____________________
of Revolving Facility Claims

Exhibit E

Consenting Noteholder Transferee Joinder

FORM OF CONSENTING NOTEHOLDER TRANSFEREE JOINDER

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of December 24, 2020, entered into by and among (i) Peabody Energy Corporation (“PEC”), (ii) certain direct and indirect subsidiaries of PEC (collectively with PEC, the “Company”), (iii) [Transferor’s Name] (the ”Transferor”), and other holders of 2022 Notes (as defined in the Agreement), and (iv) the Revolving Lenders (as defined in the Agreement); and (b) with respect to the 2022 Notes acquired from the Transferor, agrees to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound, without modification, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement. All 2022 Notes held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement.

Date Executed: _____________, 202[•]

[Name of Transferee]

By:
Name:
Title:

Notes Acquired:

Holdings: $______________ of 2022 Notes